Exhibit 10.32
Execution Copy

$220,000,000
CREDIT AGREEMENT
dated as of January 31, 2007
among
AFFIRMATIVE INSURANCE HOLDINGS, INC.,
as Borrower
THE LENDERS PARTY HERETO
and
CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC,
as Sole Bookrunner and Sole Lead Arranger

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Exhibits and Schedules

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Affiliate Subordination Agreement
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Borrowing Request
Exhibit E	Form of Guarantee and Collateral Agreement
Exhibit F	Form of Lender Addendum
Exhibit G	Form of Mortgage (Owned and Leased Real Property)
Exhibit H	Form of Perfection Certificate
Exhibit I	Form of Non-Bank Certificate
Exhibit J	Form of Opinion of McDermott Will & Emery
Exhibits K-1, K-2, K-3	Forms of Premium Finance Agreements

Schedule 1.01(a)	Mortgaged Properties
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 3.08	(a)Subsidiaries
Schedule 3.08(b)	Additional Prohibitions and Restrictions
Schedule 3.09	Litigation
Schedule 3.17	Environmental Matters

Schedule 3.18	Insurance
Schedule 3.19(a)	UCC Filing Offices
Schedule 3.19(c)	Mortgage Filing Offices
Schedule 3.20	Owned and Leased Real Property
Schedule 3.25	Acquisition Documentation
Schedule 3.26	Regulated Insurance Subsidiary Permits
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments

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     CREDIT AGREEMENT dated as of January 31, 2007 (this “Agreement”), among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation, (the “Borrower”), the LENDERS from time to time party hereto, and CREDIT SUISSE, CAYMAN ISLANDS BRANCH as administrative agent (in such capacity and together with its successors, the “Administrative Agent”).
     The parties hereto agree as follows:
ARTICLE I.
Definitions
     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “2004 Debentures” shall mean the $30,928,000 aggregate principal amount of Junior Subordinated Debt Securities due 2035 issued by Borrower to Affirmative Trust I, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “2005 Debentures” shall mean the $25,774,000 aggregate principal amount of Junior Subordinated Debt Securities due 2035 issued by Borrower to Affirmative Trust II, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Acquired Entity” shall have the meaning assigned to such term in the definition of Permitted Acquisition.
     “Acquisition” shall mean the acquisition by the Borrower pursuant to the Purchase Agreement of all the Equity Interests in USAgencies from the Sellers, with the Sellers receiving an aggregate amount of $200,000,000 in cash (the “Acquisition Consideration”).
     “Acquisition Consideration” shall have the meaning assigned to such term in the definition of “Acquisition”.
     “Acquisition Documentation” shall mean, collectively, the Purchase Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “Acquisition Transactions” shall mean, collectively, (a) the Acquisition, including the payment of the Acquisition Consideration, (b) the obtaining by the Borrower of the Facility provided for by this Agreement, (c) the repayment by the Borrower of all amounts outstanding under the Existing Credit Facilities, the termination of the Existing Credit Facilities and, in each case, the release of all Liens and guarantees granted in respect thereof, in each case in a manner satisfactory to the Administrative Agent and (d) the payment of fees and expenses incurred in connection with the foregoing.
     “Adjusted Book Value” shall mean, at the applicable date, the Book Value on such date adjusted to disregard the positive or negative effects, net of taxes, of (a) unrealized gains or losses accruing on the investment portfolio after June 30, 2006, (b) any losses or expenses that are the result of a natural catastrophe occurring after the effective date of the Purchase Agreement, (c) any claim settlement of the business interruption insurance claim currently being negotiated with Hartford Insurance Company recognized after the effective date of the Purchase Agreement, (d) any prior treaty year ceding commission adjustments paid or payable by GMAC RE Corporation (“GMAC”) and recorded after the effective date of the Purchase Agreement, (e) any current treaty year ceding commission adjustments resulting from a change in the commission rate that are paid or payable by GMAC and recorded after the effective date of the Purchase Agreement, and (f) after the tax effect of any Transaction Expenses (as defined in the Purchase Agreement) to the extent such expenses have reduced Book Value prior to the applicable date.
     “Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.
     “Administrative Agent” shall have the meaning assigned to such term in the preamble.
     “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
     “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
     “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07. , the term “Affiliate” shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.
     “Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit B pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.
     “Affirmative Intercompany Tax Agreement” shall have the meaning assigned to such term in Section 5.13.
     “Affirmative Trust I” shall mean Affirmative Insurance Holdings Statutory Trust I, a special purpose statutory Delaware business trust established by Borrower, of which Borrower holds all the common securities, which purchased from Borrower the 2004 Debentures.

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     “Affirmative Trust II” shall mean Affirmative Insurance Holdings Statutory Trust II, a special purpose statutory Delaware business trust established by Borrower, of which Borrower holds all the common securities, which purchased from Borrower the 2005 Debentures.
     “Agents” shall have the meaning assigned to such term in Article VIII.
     “Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.
     “Agreement” shall have the meaning assigned to such term in the preamble.
     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
     “A.M. Best” shall mean A.M. Best & Company, Inc.
     “Applicable Margin” shall mean, (y) with respect to the Loans that are Eurodollar Loans, 3.50% per annum and (z) with respect to Loans that are ABR Loans, 2.50 % per annum.
     “Approved Premium Finance Facility” shall means any line or lines of credit with an aggregate principal amount of not greater than $50,000,000, entered into by Premium Finance Co., the proceeds of which are used solely to fund loans to retail customers who are purchasing nonstandard automobile insurance from any Regulated Insurance Subsidiary of the Borrower and which such loans are secured by the unearned portion of the insurance premiums being so financed; provided that (a) such Approved Premium Finance Facility may be secured solely by the assets of the Premium Finance Co. (which may include, without limitation, a pledge of eligible accounts receivable of the Premium Finance Co., as well as the rights under such accounts receivable to insurance policies, proceeds thereof and refunds of unearned premiums thereunder pledged by insurance policyholders financed by the borrowers under any such Approved Premium Finance Facility); (b) such Approved Premium Finance Facility shall not be secured by any Equity Interests of Borrower or any Subsidiary thereof (including, without limitation, Premium Finance Co.); (c) such Approved Premium Finance Facility shall not be secured by the assets of Borrower or any Subsidiary thereof (other than as provided for in clause (a) above); (d) such Approved Premium Finance Facility shall not be guaranteed by any Subsidiary of Borrower (other than Premium Finance Co. and its Subsidiaries); (e) such Approved Premium Finance Facility shall not be guaranteed by any Regulated Insurance Subsidiary; (f) such Approved Premium Finance Facility shall not be exchangeable or convertible into Indebtedness or Equity Interests of Borrower or any Subsidiary thereof; (g) such Approved Premium Finance Facility shall not prohibit, restrict or impose any condition upon the ability of any Subsidiary (including any Premium Finance Co. or any of its Subsidiaries) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary (including any Premium Finance Co. or any of its Subsidiaries) or to Guarantee Indebtedness of the Borrower or any other Subsidiary under this Agreement or the other Loan Documents; and (h) the documents and other agreements

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executed by Premium Finance Co. in connection with such Approved Premium Finance Facility shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.
     “Arranger” shall mean CS Securities acting in its capacity as sole bookrunner and sole lead arranger for the Facilities.
     “Asset Sale” shall mean the sale, lease, sub-lease, sale and leaseback, assignment, conveyance, transfer, issuance or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any Subsidiary (other than Premium Finance Co.) to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries or (b) any other assets of the Borrower or any of the Subsidiaries, including Equity Interests of any person that is not a Subsidiary (other than inventory, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business); provided that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of, in the aggregate, $1,000,000 annually, shall be deemed not to be an “Asset Sale” for purposes of this Agreement.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any person whose consent is required by Section 9.04. ), and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.
     “Authorized Control Level” shall mean “Authorized Control Level Risk-Based Capital” as defined by the NAIC as of December 31, 1994, as such definition has been amended from time to time, and as applied in the context of the Risk-Based Capital Guidelines promulgated by the NAIC.
     “Benefit Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
     “Book Value” shall mean at the applicable date an amount equal to all of the assets of USAgencies minus all of the liabilities of USAgencies as set forth on the consolidated balance sheet of USAgencies at such date, prepared in accordance with GAAP consistent with past practices.
     “Borrower” shall have the meaning assigned to such term in the preamble.
     “Borrower Subordinated Notes” shall mean (i) the 2004 Debentures and (ii) the 2005 Debentures.
     “Borrower Trust Preferred Note Documents” shall mean each of the indentures under which each of the Borrower Subordinated Notes is issued and all other instruments, agreements

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and other documents evidencing or governing each of the Borrower Subordinated Notes or providing any Guarantee or other right in respect thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
     “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03. and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.
     “Breakage Event” shall have the meaning assigned to such term in Section 2.16.
     “Business” shall mean the businesses of the Borrowers and its subsidiaries limited to the provision of nonstandard automobile insurance and the premium finance thereof, including businesses incidental thereto.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Capital Expenditures” shall mean, for any period, with respect to any person, (a) the additions to property, plant and equipment and other capital expenditures of such person and its consolidated subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such person and its consolidated subsidiaries during such period.
     “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
     “Cash Capital Expenditures” shall mean any Capital Expenditures the source of funds for which was not or is not proceeds of any Indebtedness (whether or not subordinate to any other obligation of any person).
     “Cash Flow” shall mean, for any relevant 12 month fiscal period, the sum, without duplication, of (i) for the Borrower, USAgencies and their respective subsidiaries (other than the Regulated Insurance Subsidiaries and other than Premium Finance Co. and its Subsidiaries) Consolidated EBITDA for the relevant period, (ii) all state and federal income tax expenses incurred by the Regulated Insurance Subsidiaries for the relevant period, and (iii) the lesser of (a) combined statutory earnings for all Regulated Insurance Subsidiaries for the December 31st

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calendar period most recently ended prior to the relevant period, and (b) the sum of 10% of surplus of all Regulated Insurance Subsidiaries as of the last day of the December 31st calendar period most recently ended prior to the relevant period, provided that for purposes of calculating Cash Flow for any period (A) the Cash Flow of USAgencies and of any other Acquired Entity acquired by the Borrower or any Subsidiary (other than Premium Finance Co.) pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Cash Flow of any person or line of business sold or otherwise disposed of by the Borrower or any Subsidiary during such period for shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period). The preceding formula shall be adjusted on a proportionate basis for any relevant period that is not a fiscal twelve month period.
     A “Change in Control” shall be deemed to have occurred if (a) the Permitted Holders shall fail to own directly or indirectly, beneficially and of record, Equity Interests representing at least the Required Minimum Percentage of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower, (b) any “person” or “group” (within the meaning of Rule 13d5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the Permitted Holders shall own directly or indirectly, beneficially or of record, Equity Interests representing a greater percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower then held, directly or indirectly, beneficially and of record, by the Permitted Holders; (c) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who are not Continuing Directors; (d) Borrower shall at any time fail to own directly or indirectly, beneficially and of record, 100% of each class of issued and outstanding Equity Interests in each of its direct whollyowned Subsidiaries free and clear of all Liens (other than Liens created by the Guarantee and Collateral Agreement); or (e) any change of control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in the Subordinated Debt Documents, any Qualified Additional Subordinated Debt Documents, or any Approved Premium Financing to which the Borrower or any Subsidiary is a party, provided, that a Change in Control shall not be deemed to have occurred as a result of the Acquisition and other Acquisition Transactions.
     “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14. , by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Charges” shall have the meaning assigned to such term in Section 9.09.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans

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and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment or Swingline Commitment.
     “Closing Date” shall mean January 31, 2007.
     “Closing Date Material Adverse Effect” shall mean (i) a material adverse condition or material adverse change in or materially affecting (a) the business, assets, liabilities, operations, condition (financial or otherwise), operating results, Projections or prospects of the Borrower and its Subsidiaries, taken as a whole (excluding USAgencies and its Subsidiaries), or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Agent or the Secured Parties thereunder; provided, however, that the following shall be excluded from a determination of whether such a material adverse change has occurred: any change or effect relating to (A) the effects or conditions or events that are generally applicable to (1) the industries in which the Borrower or its subsidiaries operate, which do not have a materially disproportionate effect (relative to other industry participants) on the Borrower and its subsidiaries, taken as a whole (excluding USAgencies and its subsidiaries), or (2) the capital, financial, banking or currency markets; (B) changes in applicable accounting regulations and principles resulting from changes in GAAP or SAP, which do not have a materially disproportionate effect (relative to other industry participants) on the Borrower and its subsidiaries, taken as a whole (excluding USAgencies and its subsidiaries); (C) any change resulting from the announcement of the transactions described in the Commitment Letter or the Transactions; (D) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a nation emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, which do not have a materially disproportionate effect (relative to other industry participants) on the Borrower and its subsidiaries, taken as a whole (excluding USAgencies and its subsidiaries); or (E) any event that has or is reasonably expected to have a negative impact of less than 15% on the earnings of the Borrower and its subsidiaries, taken as a whole (excluding USAgencies and its subsidiaries) or (ii) any effect, change, development, state of facts, or circumstance that individually or taken as a whole with all other such effects, changes, developments, states of fact, or circumstances has or is reasonably expected to have a material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of USAgencies and its Subsidiaries taken as a whole or (b) the ability of the Borrower to operate USAgencies and its Subsidiaries or conduct the Business immediately after the closing of the Acquisition in substantially the same manner as such operations were being conducted by USAgencies and its Subsidiaries prior to the closing of the Acquisition (disregarding for purposes of this clause (a) any specific effect, change, development, state of facts, or circumstance existing or occurring prior to the Closing Date that is solely attributable to or solely impacts the Borrower or its affiliates and is not connected in any way to the operation of USAgencies and its Subsidiaries or the conduct of the Business prior to the Closing Date), which shall include, without limitation, any effect, change, development, state of facts, or circumstance that has resulted in the Adjusted Book Value falling below the MAE Book Value as of the applicable date for such MAE Book Value or is reasonably expected to result in a 10% reduction in the projected consolidated revenues of USAgencies and its subsidiaries for fiscal year ended December 31, 2007 of $104,700,000; provided that any such effect, change, development, state of facts or circumstances described above attributable to or

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resulting from any action or omission of USAgencies or any of its subsidiaries taken with the express prior written consent of the Borrower shall not be considered for purposes of determining whether a Closing Date Material Adverse Effect exists.
     “Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble.
     “Combined Ratio” means the (a) Loss Ratio plus the (b) Expense Ratio.
     “Combined Risk-Based Capital Ratio” shall mean the ratio (expressed as a percentage), at any time, of (i) the sum, without duplication, of the Total Adjusted Capital of each Regulated Insurance Subsidiary to (ii) the sum, without duplication, of the Authorized Control Level of each Regulated Insurance Subsidiary.
     “Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.
     “Commitment Fee” shall have the meaning assigned to such term in Section 2.05. (a) .
     “Commitment Fee Rate” shall mean a rate per annum equal to 1/2 of 1%.
     “Commitment Letter” shall mean the Commitment Letter dated as of October 5, 2006, among the Borrower, CS and CS Securities.
     “Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated November, 2006.
     “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges, (other than the write-down of current assets, provided that, the Borrower may include as a non-cash charge a write-down of uncollected accounts receivable in an amount up to $7,200,000 that occurs during the fourth quarter of fiscal year 2006 or any quarter of fiscal year 2007) (v) fees, costs and expenses related to the consummation of the Acquisition of up to $2,000,000 in the aggregate incurred on or prior to June 30, 2007 and (vi) unusual or non-recurring charges in an amount not to exceed $9,000,000 for periods ending in fiscal years 2006 and 2007 and $5,000,000 for periods ending in any fiscal year thereafter (provided that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (iv) that are attributable to such person shall not be included for purposes of this definition for such period or portion thereof), and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the

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extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period (A) the Consolidated EBITDA of USAgencies and of any other Acquired Entity acquired by the Borrower or any Subsidiary (other than Premium Finance Co.) pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any person or line of business sold or otherwise disposed of by the Borrower or any Subsidiary during such period for shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).
     “Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and its Subsidiaries (other than Premium Finance Co. and its Subsidiaries) for such period (including all commissions, discounts and other fees and charges owed by the Borrower and the Subsidiaries (other than Premium Finance Co. and its Subsidiaries) with respect to letters of credit and bankers’ acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary (other than Premium Finance Co. and its Subsidiaries) that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, provided that for purposes of calculating Consolidated Interest Expense for any period (A) the Consolidated Interest Expense of USAgencies and of any other Acquired Entity acquired by the Borrower or any Subsidiary (other than Premium Finance Co.) during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated Interest Expense of any person or line of business sold or otherwise disposed of by the Borrower or any Subsidiary in accordance with the terms of this Agreement during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period). For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary (other than Premium Finance Co. and its Subsidiaries) with respect to interest rate Hedging Agreements.
     “Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such person’s assets are acquired by the Borrower or any Subsidiary, (c) the income of any person (other than a Subsidiary) in which any other person (other than the Borrower or a wholly owned

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Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such person during such period, and (d) any gains attributable to sales of assets out of the ordinary course of business; provided, that there shall be excluded from Consolidated Net Income for any period the net income or loss of Premium Finance Co. and its Subsidiaries for such period to the extent otherwise included in Consolidated Net Income, except to the extent actually received in cash by Borrower or any of its Subsidiaries (other than Premium Finance Co. or any Subsidiary thereof) during such period through dividends or other distributions other than intercompany loans.
     “Consolidated Net Worth” shall mean the net worth of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.
     “Continuing Directors” shall mean, at any time, any member of the board of directors of Borrower who (a) was a member of such board of directors on the Closing Date, after giving effect to the Acquisition, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Credit Event” shall have the meaning assigned to such term in Section 4.01.
     “CS” shall mean Credit Suisse, Cayman Islands Branch.
     “CS Securities” shall mean Credit Suisse Securities (USA) LLC.
     “Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.
     “dollars” or “$” shall mean lawful money of the United States of America.
     “Domestic Subsidiaries” shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.
     “Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, threatened Release, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

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     “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Environmental Permit” shall mean any Permit issued pursuant to any Environmental Law.
     “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations.
     “Equity Issuance” shall mean any issuance or sale by the Borrower of any Equity Interests of the Borrower, or the receipt by the Borrower of any capital contribution, as applicable, except in each case for (a) any issuance of directors’ qualifying shares and (b) sales or issuances of common stock of Borrower to management or employees of the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time in the ordinary course of business.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.
     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Benefit Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or Plans or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of

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security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Tax Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; or (i) any other event or condition with respect to a Benefit Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” shall have the meaning assigned to such term in Article VII.
     “Excess Cash Flow” shall mean, for any relevant twelve (12) month fiscal period, without duplication, Cash Flow, less (i) the consolidated aggregate amount of all Capital Expenditures for such period, including capital payments for business expenditures and investments, such as capital lease payments, (ii) consolidated state and federal income taxes for such period, (iii) Consolidated Interest Expense, (iv) consolidated minimum required principal amortization repayments actually paid in accordance with Section 2.11(a) hereof, (v) ordinary corporate dividends made in accordance with the terms hereof during such period, and (vi) cash consideration utilized for Permitted Acquisitions during the relevant twelve (12) month fiscal period. The preceding formula shall be adjusted on a pro rata basis for any relevant period that is not a fiscal twelve (12) month period.
     “Excluded Foreign Subsidiaries” shall mean, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (a) a corporation or (b) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation, or any subsidiary that is prohibited by applicable law from guaranteeing the Obligations.
     “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21. (a) , any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20. (d) , except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive

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additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20. (a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax).
     “Existing Credit Facilities” shall mean, collectively, the Frost Credit Facility and the Hibernia Credit Facility.
     “Existing TruPS Business Trusts” shall mean Affirmative Trust I and Affirmative Trust II.
     “Expense Ratio” means the sum of operating expenses and depreciation and amortization expenses less commission income and fees, divided by earned premiums.
     “Extraordinary Receipts” means any Net Cash Proceeds received by any Loan Party or any of their respective Subsidiaries (other than Premium Finance Co.) not in the ordinary course of business (and not consisting of proceeds described in Section 2.3(b), (c), (d), (e) or (f) hereof), including, without limitation, (i) foreign, federal, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance to the extent not constituting a Recovery Event, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action or litigation, (v) condemnation awards (and payments in lieu thereof) to the extent not constituting a Recovery Event, (vi) indemnity payments in respect of the Acquisition Documentation or any other purchase and sale agreement and related documentation in respect of any Permitted Acquisition and (vii) any purchase price adjustment (or similar payments) received in connection with the Acquisition Documentation any other purchase and sale agreement and related documentation in respect of any Permitted Acquisition.
     “Facility” shall mean each of (a) the Term Loan Commitments and the Term Loans made thereunder (the “Term Loan Facility”) and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).
     “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
     “Fee Letter” shall mean the Fee Letter dated as of October 5, 2006, among the Borrower, CS and CS Securities.
     “Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.
     “Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

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     “Financial Reinsurance Agreement” shall mean a reinsurance agreement covering any transaction in which any Regulated Insurance Subsidiary cedes business that does not meet the conditions for reinsurance accounting as provided by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 113, as the same may be revised, replaced, or supplemented from time to time.
     “Fixed Charge Coverage Ratio” shall mean the ratio (rounded to two decimal places) determined as at the last day of the most recent fiscal year of Borrower of (a) Consolidated EBITDA for the four fiscal quarter period ended on the last day of such fiscal year, to (b) Fixed Charges determined as at the last day of such fiscal year.
     “Fixed Charges” means the sum of (a) Consolidated Interest Expense for the four fiscal quarter period ended on the date of determination, plus (b) scheduled principal payments of Indebtedness which would be classified as a current liability on a consolidated balance sheet of Borrower and its consolidated Subsidiaries payable during the four fiscal quarter period beginning on the day following the date of determination, plus (c) Cash Capital Expenditures (other than Permitted IT Capital Expenditures) actually paid by Borrower and its consolidated Subsidiaries during the four fiscal quarter period ended on the date of determination, plus (d) the aggregate amount of Taxes actually paid by Borrower and its consolidated Subsidiaries during the four fiscal quarter period ended on the date of determination, plus (e) cash Restricted Payments actually paid by Borrower during the four fiscal quarter period ended on the date of determination.
     “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
     “Frost Credit Facility” shall mean the credit facility of the Borrower under the credit agreement dated as of July 30, 2004, as amended, among the Borrower, Frost National Bank, as a lender and as agent for all lenders, and the other lenders party thereto.
     “GAAP” shall mean generally accepted accounting principles in the United States.
     “Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Granting Lender” shall have the meaning assigned to such term in Section 9.04. (i).
     “Guarantee” of or by any person (the “guarantor”) shall mean any obligation, contingent or otherwise, of (a) the guarantor or (b) another person (including any bank under a letter of credit) to induce the creation of which the guarantor has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or having the economic effect

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of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation, contingent or otherwise, of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) to act as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (v) to otherwise assure or hold harmless the owner of such Indebtedness or other obligation against loss in respect thereof; provided, however, that the term “Guarantee” shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) obligations of Regulated Insurance Subsidiaries under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements.
     “Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement in the form of Exhibit E, to be executed and delivered by the Borrower and each Subsidiary Guarantor.
     “Hazardous Materials” shall mean any petroleum (including crude oil or fraction thereof) or petroleum products or byproducts, or any pollutant, contaminant, chemical, compound, constituent, or hazardous, toxic or other substances, materials or wastes defined, or regulated as such by, or pursuant to, any Environmental Law, or requires removal, remediation or reporting under any Environmental Law, including asbestos, or asbestos containing material, radon or other radioactive material, polychlorinated biphenyls and urea formaldehyde insulation.
     “Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments and on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Hedging Agreement.
     “Hibernia Credit Facility” shall mean the credit facility of under the Second Amended and Restated Credit Agreement dated as of July 28, 2005, as amended as of the Closing Date, among LIFCO, L.L.C., a Louisiana limited liability company, USAgencies, Hibernia National Bank, as a lender and as agent for all lenders, and the other parties thereto.
     “Increased Amount Date” shall have the meaning assigned to such term in Section 2.24.
     “Increase Loan Notice” shall have the meaning assigned to such term in Section 2.24.
     “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all

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obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets acquired by such person, (d) all obligations of such person in respect of the deferred purchase price of property or services (other than current trade accounts payable incurred in the ordinary course of business, which for the avoidance of doubt, shall mean trade payables that are no more than ninety (90) days outstanding after the earlier of (i) the typical payment date or (ii) the required payment date), (e) all obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests in such person, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed; provided that if such Indebtedness has expressly not been assumed, the amount of such Indebtedness for purposes of this Agreement shall be the lesser of (1) the amount of such Indebtedness and (2) the fair market value of the collateral subject to such Lien, (g) all obligations of such person under Financial Reinsurance Agreements, (h) all Guarantees by such person of Indebtedness of others, (i) all Capital Lease Obligations or Synthetic Lease Obligations of such person, (j) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty and (k) all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any other person (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in, or other relationship with, such other person, except to the extent the terms of such Indebtedness provide that such person is not liable therefor. For the avoidance of doubt, Indebtedness shall not include obligations to employees undertaken in the ordinary course and consistent with past practice under health or disability employee benefit programs not constituting obligations for borrowed money.
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.
     “Indemnitee” shall have the meaning assigned to such term in Section 9.05. (b) .
     “Information” shall have the meaning assigned to such term in Section 9.16.
     “Installment Agreement” shall mean an agreement or arrangement (however evidenced) pursuant to which a policyholder agrees to pay a Regulated Insurance Subsidiary the premium cost on an insurance policy at a future date in one or more installments, together with a service charge.
     “Insurance Business” shall mean one or more aspects of the business of (a) selling, issuing or underwriting nonstandard personal auto insurance and (b) selling or issuing reinsurance substantially related to the foregoing.
     “Insurance Contract” shall mean any insurance contract or policy issued by a Regulated Insurance Subsidiary (but shall not include any Reinsurance Agreement or Retrocession Agreement).

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     “Insurance Regulators” shall mean, with respect to any Regulated Insurance Subsidiary, the Governmental Authority, insurance department or similar administrative authority or agency located in (a) each state in which such Regulated Insurance Subsidiary is domiciled or (b) to the extent asserting regulatory jurisdiction over such Regulated Insurance Subsidiary, the Governmental Authority, insurance department, authority or agency in each state in which such Regulated Insurance Subsidiary is licensed, shall include any federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Subsidiary.
     “Intellectual Property Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Intellectual Property Security Agreement” shall mean all Intellectual Property Security Agreements to be executed and delivered by the Loan Parties, each substantially in the applicable form required by the Guarantee and Collateral Agreement.
     “Interest Coverage Ratio” shall mean, on any date, the ratio of (a) Cash Flow for the Borrower and its Subsidiaries (other than Premium Finance Co. and its Subsidiaries) for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense for the Borrower its Subsidiaries (other than Premium Finance Co. and its Subsidiaries) for the period of four consecutive fiscal quarters ended on or prior to such date, taken as one accounting period.
     “Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December commencing March 30, 2007, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
     “Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Investments” shall have the meaning assigned to such term in Section 6.04.

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     “Issuing Bank” shall mean, as the context may require, (a) CS, in its capacity as the issuer of Letters of Credit hereunder, and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23. (i) or Section 2.23. (k) , with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05. (c).
     “Joinder Agreement” means the joinder agreement, if any, by and among Borrower, each New Revolving Loan Lender and Administrative Agent, executed in accordance with Section 2.24, which shall set forth the terms and conditions for the making of the New Revolving Loans by the New Revolving Loan Lenders.
     “L/C Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23..
     “L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
     “L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.
     “L/C Fee Payment Date” shall have the meaning assigned to such term in Section 2.05. (c).
     “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05. (c).
     “Lender Addendum” shall mean, with respect to any initial Lender, a Lender Addendum in the form of Exhibit F, or such other form as may be supplied by the Administrative Agent, to be executed and delivered by such Lender on the Closing Date.
     “Lenders” shall mean (a) the persons that deliver a Lender Addendum (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” shall include the Swingline Lender.
     “Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.23.
     “Leverage Ratio” shall mean, on any date, the ratio of (a) Total Debt on such date to (b) Cash Flow for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.
     “LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m.,

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London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
     “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “LIFCO” shall mean LIFCO, L.L.C., a Louisiana limited liability company.
     “Loan Documents” shall mean this Agreement and the Security Documents.
     “Loan Parties” shall mean the Borrower and each Subsidiary that is or becomes a party to a Loan Document.
     “Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.
     “Loss Ratio” means the ratio of loss and loss adjustment expense to earned premiums.
     “MAE Book Value” shall mean (a) $88,800,000 as of October 31, 2006, (b) $90,100,000 as of November 30, 2006, (c) $91,500,000 as of December 31, 2006, (d) $92,900,000 as of January 31, 2007, and (e) $94,300,000 as of February 28, 2007.
     “Majority Facility Lenders” shall mean, with respect to any Facility, the holders of a majority of the aggregate unpaid principal amount of the Term Loans or the Aggregate Revolving Credit Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to the termination of the Revolving Credit Commitments, the holders of a majority of the Total Revolving Credit Commitment).
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” shall mean shall mean a material adverse condition or material adverse change in or materially affecting (a) the business, assets, liabilities, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the

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Arranger, the Administrative Agent, the Collateral Agent or the Secured Parties thereunder; provided that solely for purposes of the representations and warranties given on and as of the Closing Date, “Material Adverse Effect” shall mean a Closing Date Material Adverse Effect.
     “Material Real Property” shall mean (i) all Real Property owned in fee by any Loan Party that, together with any improvements thereon, individually has a fair market value of at least $5,000,000, and (ii) all leased Real Property of any Loan Party which lease individually has a fair market value of at least $5,000,000.
     “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
     “Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
     “Moody’s” shall mean Moody’s Investors Service, Inc.
     “Mortgaged Properties” shall mean, initially, each parcel of real property and the improvements thereto owned or leased by a Loan Party and specified on Schedule 1.01(a), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 or 5.10.
     “Mortgages” shall mean the fee or leasehold mortgages or deeds of trust, assignments of leases and rents and other security documents granting a Lien on any Mortgaged Property to secure the Obligations, in the form of Exhibit G, with such changes as shall be advisable under the law of the jurisdiction in which such Mortgage is to be recorded and as are reasonably satisfactory to the Collateral Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.
     “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “NAIC” shall mean the National Association of Insurance Commissioners or any successor organization thereto.
     “Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, Recovery Event or Extraordinary Receipts, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) in respect of Asset Sales or Recovery Events, selling expenses (including reasonable and customary broker’s fees or commissions, legal fees, transfer and similar taxes incurred by the Borrower and the Subsidiaries in connection therewith and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale, after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) in respect of Asset Sales, amounts provided as a reserve, in accordance with

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GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) in respect of Asset Sales or Recovery Events, the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, in respect of Asset Sales and Recovery Events, if (x) the Borrower shall deliver a certificate of a Financial Officer of the Borrower to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and reasonable and customary fees, commissions, costs and other expenses incurred by the Borrower and the Subsidiaries in connection therewith.
     “New Revolving Loan Commitment” shall have the meaning assigned to such term in Section 2.24.
     “New Revolving Loan Lender” shall have the meaning assigned to such term in Section 2.24.
     “New Revolving Loan” shall have the meaning assigned to such term in Section 2.24.
     “Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     “Paying Agent” shall have the meaning assigned to such term in Article VIII.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
     “Perfection Certificate” shall mean the Pre-Closing UCC Diligence Certificate substantially in the form of Exhibit H or any other form approved by the Collateral Agent.
     “Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

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     “Permitted Acquisition” shall mean (i) the acquisition by Borrower of USAgencies and its Subsidiaries pursuant to the Purchase Agreement and the transactions contemplated thereby, and (ii) the acquisition by the Borrower or any Subsidiary of all or substantially all the assets of a person or line of business of such person, or all of the Equity Interests of a person (referred to herein as the “Acquired Entity”); provided that (w) the Acquired Entity shall be a going concern and shall be in a similar line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recently concluded calendar year; (x) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; and (B) the Borrower would be in compliance with the covenants set forth in Sections 6.11 through 6.16, in each case as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this definition occurring after such period) as if such transaction (and the occurrence or assumption of any Indebtedness in connection therewith) had occurred as of the first day of such period; and (C) after giving effect to such acquisition, there must be at least $3,000,000 of unused and available Revolving Credit Commitments; (y) the Borrower and the Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 6.01; and (iv) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Sections 5.09 and 5.10 and the Security Documents.
     “Permitted Holders” shall mean JC Flowers I L.P., JC Flowers II L.P., JC Flowers II-A L.P., JC Flowers II-B L.P., JC Flowers & Co., LLC and any other affiliated investment funds which are managed or controlled thereby or an Affiliate thereof in the ordinary course of business and pursuant to written agreements (including, without limitation, pursuant to the organizational documents of such persons).
     “Permitted Investments” shall mean:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

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     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;
     (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and
     (f) other shortterm investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.
     “Permitted IT Capital Expenditures” shall have the meaning assigned to such term in Section 6.10.
     “Permitted Refinancing Indebtedness” shall mean Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness (“Refinanced Indebtedness”); provided that (a) the principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such refinancing, refunding extending, renewing or replacing Indebtedness and (e) such refinancing, refunding, extending, renewing or replacing Indebtedness contains covenants and events of default and is benefited by Guarantees, if any, which, taken as a whole, are determined in good faith by a Financial Officer of the Borrower to be no less favorable to the Borrower or the applicable Subsidiary and the Lenders in any material respect than the covenants and events of default or Guarantees, if any, in respect of such Refinanced Indebtedness.
     “person” shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity.
     “Pledged Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Premium Finance Agreement” shall mean an agreement (however evidenced) by which a policyholder agrees to pay LIFCO or a Premium Finance Co. the premium cost on an insurance policy at a future date in one or more installments, together with a finance charge and any related

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fees, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “Premium Finance Co.” shall mean a wholly owned bankruptcy remote single purpose subsidiary of the Borrower organized to provide premium financing to customers of the Borrower, its Subsidiaries and other third parties engaged in the Insurance Business (excluding USAgencies and its Subsidiaries, or any person that USAgencies or any of its Subsidiaries are or may be merged with or into) to which such persons have provided non-standard automobile insurance policies, which was formed pursuant to organizational documents acceptable in form and content to the Administrative Agent, which has entered into an Approved Premium Finance Facility, and which does not compete in the state of Louisiana with USAgencies or any of its Subsidiaries with respect to the provision of premium financing to customers of USAgencies, its Subsidiaries or any other Subsidiary of the Borrower operating under the brand or trade name “USAgencies” or any other brand or trade name used by the Borrower or its Subsidiaries.
     “Primary New Revolving Loan Commitment” shall have the meaning assigned to such term in Section 2.24.
     “Prime Rate” shall mean the rate of interest per annum announced from time to time by CS as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.
     “Pro Forma Cash Flow” shall have the meaning assigned to such term in Section 4.02. (j) .
     “Pro Rata Percentage” of any Revolving Credit Lender, at any time, shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Credit Lender shall be determined on the basis of the Revolving Credit Commitments most recently in effect prior thereto.
     “Projections” shall have the meaning assigned such term in Section 4.02(k).
     “Purchase Agreement” shall mean the purchase and sale agreement dated as of October 3, 2006, among the Sellers and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “Qualified Additional Subordinated Debt” shall mean any Indebtedness of the Borrower incurred pursuant to the issuance of any TruPS and any related TruPS instrument, which (i) shall not be secured by any Equity Interests or assets of the Borrower, any Subsidiary thereof or any other person; (ii) shall not be guaranteed by any person other than the Borrower; (iii) shall not mature, and shall not be subject to any mandatory repurchase, redemption or amortization, in each case, prior to the date that is six months after the latest of the Revolving Credit Maturity Date and the Term Loan Maturity Date, as either of the foregoing may be extended in accordance with the terms of this Agreement; (iv) may be optionally or voluntarily redeemable, at the Borrower’s option, subject to the restrictions set forth in Section 6.09(b) hereof; (v) shall

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not contain any financial maintenance covenants; (vi) shall not contain any other covenants, events of default (including cross defaults) or remedies, more restrictive or less advantageous to the Borrower, its Subsidiaries and the Lenders than those set forth in the Subordinated Debt; (vii) shall not be exchangeable or convertible into Indebtedness of Borrower or any of its Subsidiaries (other than additional Qualified Additional Subordinated Debt) or any preferred stock or other Equity Interests; (viii) after giving effect to the incurrence of such Indebtedness, (A) Borrower and its Subsidiaries must be in pro forma compliance with the financial covenants set forth in Sections 6.12 and 6.16 and (B) no Default or Event of Default shall exist or would result from such incurrence; (ix) shall be contractually subordinated in right of payment and otherwise to the Obligations pursuant to provisions substantially similar to those set forth in the Subordinated Debt, such terms of subordination to be subject to the consent of the Administrative Agent, which consent shall not be unreasonably conditioned withheld or delayed (it being understood that provisions substantially similar to those set forth in the Subordinated Debt shall be deemed to be so satisfactory); and (x) shall otherwise contain provisions substantially similar to those set forth in the Subordinated Debt.
     “Qualified Additional Subordinated Debt Documents” shall mean the TruPS, TruPS Instruments, indentures and all other instruments, agreements and other documents evidencing or governing the Qualified Additional Subordinated Debt or providing any Guarantee or other right in respect thereof, executed by the Borrower and/or any TruPS Business Trust established in connection with the issuance of such Qualified Additional Subordinated Debt for the benefit of the lenders, noteholders or other securities holders thereunder, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.
     “Qualified Insurance Holding Company” means each Subsidiary of the Borrower that (x) is an entity which has as its only assets (a) the direct ownership of the Equity Interests of one or more Regulated Insurance Subsidiaries, (b) any de minimis assets related to such Regulated Insurance Subsidiaries and (c) any cash or other distributions from any such Regulated Insurance Subsidiary prior to prompt further distribution of such cash or distribution, subject to the Requirements of Law, if any, to the Qualified Insurance Holding Company’s parent, and (y) is subject to a Requirement of Law which, in the reasonable judgment of the Borrower and upon advice of counsel, prohibits, restricts or otherwise places limitations upon the ability of the Collateral Agent, for the benefit of the Secured Parties, being granted a perfected first priority security interest in the Equity Interests in such Subsidiary as if such Subsidiary were a Regulated Insurance Subsidiary, in each case, if, only to the extent and only for so long as such Requirement of Law remains in effect; provided that the Collateral Agent, for the benefit of the Secured Parties, shall have been granted a perfected first priority security interest in the Equity Interests in a wholly-owned Subsidiary of the Borrower (i) that at all times owns and controls 100% of the Equity Interests in each such Qualified Insurance Holding Company, (ii) is not itself a Qualified Insurance Holding Company, (iii) is and remains a Guarantor hereunder and (iv) has otherwise complied with its obligations under Section 5.09.
     “Real Property” shall mean all Mortgaged Property and all other real property owned or leased from time to time by the Borrower and the Subsidiaries.

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     “Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of the Borrower or any Subsidiary.
     “Register” shall have the meaning assigned to such term in Section Section 9.04. (d)         .
     “Regulated Insurance Subsidiaries” shall mean collectively, Affirmative Insurance Company, an Illinois corporation, Affirmative Insurance Company of Michigan, a Michigan corporation, Insura Property and Casualty Insurance Company, an Illinois corporation, USDirect and USCasualty and any Subsidiary of the Borrower, formed or acquired after the Closing Date, which is authorized or admitted to carry on or transact Insurance Business in any jurisdiction, is regulated by an Insurance Regulator, and is required by any Insurance Regulator to file an annual statement in the form prescribed by NAIC for an insurance company.
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Reinsurance Agreement” shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.
     “Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such person and such person’s Affiliates.
     “Release” shall mean any release, spill, seepage, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching, or migration into, onto or through the environment or within or upon any building, structure or facility.
     “Repayment Date” shall have the meaning given such term in Section 2.11. (d) .
     “Required Lenders” shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time.

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     “Required Minimum Percentage” shall mean 30%; provided that the Required Minimum Percentage shall decrease to a revised Required Minimum Percentage of no lower than 15% if, and for so long (and only for so long as) the Permitted Holders continue to appoint and control the greater of three (3) or a majority of the seats (other than vacant seats) on the board of directors of the Borrower; provided further that such decrease shall be limited to the percentage of the Permitted Holders’ ownership dilution caused solely by the issuance of Equity Interests of the Borrower and not, for the avoidance of doubt, by the sale, transfer or other assignment of any Equity Interests of the Borrower by Permitted Holders to persons that are not Permitted Holders.
     “Required Prepayment Percentage” shall mean (a) in the case of any Asset Sale or Recovery Event, 100%; (b) in the case of any Equity Issuance, 50%; (c) in the case of any issuance or other incurrence of Indebtedness, 100%; (d) in the case of any Excess Cash Flow, 75%, or, if on the date of the applicable prepayment, the Leverage Ratio is less than 3.00 to 1.00 but greater than 2.50 to 1.00, 50% or if on the date of the applicable prepayment, the Leverage Ratio is less than or equal to 2.50 to 1.00, 25%; and (e) in the case of Extraordinary Receipts, 100%.
     “Required Revolving Credit Lenders” shall mean, at any time, Revolving Credit Lenders having Revolving Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments representing at least a majority of the sum of all Revolving Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments at such time.
     “Requirement of Law” shall mean as to any person, the governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its Real Property or personal property or to which such person or any of its property of any nature is subject.
     “Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
     “Restricted Indebtedness” shall mean Indebtedness of any Loan Party, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09. (b) .
     “Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Equity Interests in Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Borrower or any Subsidiary.
     “Retrocession Agreement” shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities

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of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.
     “Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.
     “Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans (and to acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Lender Addendum delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) increased from time to time pursuant to Section 2.24, (b) reduced from time to time pursuant to Section 2.09. or Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.         .
     “Revolving Credit Exposure” shall mean, with respect to any Lenders, at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.
     “Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.
     “Revolving Credit Maturity Date” shall mean the third anniversary of the Closing Date.
     “Revolving Loan Facility” shall have the meaning assigned to such term in the definition of “Facility”.
     “Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01.
     “Risk-Based Capital Ratio” shall mean, for any Regulated Insurance Subsidiary, the ratio (expressed as a percentage), at any time, of the Total Adjusted Capital of such Regulated Insurance Subsidiary to the Authorized Control Level of such Regulated Insurance Subsidiary.
     “S&P” shall mean Standard & Poor’s Ratings Group, Inc.
     “SAP” shall mean the statutory accounting and reporting practices prescribed or permitted by the insurance laws or Insurance Regulator (or other similar Governmental Authority) with respect to each Regulated Insurance Subsidiary.
     “Secondary New Revolving Loan Commitment” shall have the meaning assigned to such term in Section 2.24.
     “Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Security Documents” shall mean the Guarantee and Collateral Agreement, the Mortgages, the Intellectual Property Security Agreements and each of the other security

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agreements, pledges, mortgages, consents and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09 or 5.10.
     “Sellers” shall mean persons identified on Exhibit A of the Purchase Agreement that are signatories thereto.
     “SPC” shall have the meaning assigned to such term in Section 9.04(i).
     “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subordinated Debt” shall mean all Indebtedness outstanding under the Subordinated Debt Documents.
     “Subordinated Debt Documents” shall mean the USAgencies Trust Preferred Note Documents and the Borrower Trust Preferred Note Documents.
     “subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “Subsidiary” shall mean any subsidiary of any Loan Party.
     “Subsidiary Guarantor” shall mean, initially, each Subsidiary specified on Schedule 1.01(b) and, at any time thereafter, shall include each other Subsidiary that is not an Excluded Foreign Subsidiary, a Regulated Insurance Subsidiary or a Premium Finance Co.
     “Survey” shall have the meaning assigned to such term in Section 4.02(q).
     “Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

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     “Swingline Exposure” shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
     “Swingline Lender” shall mean Credit Suisse acting in its capacity as lender of Swingline Loans hereunder.
     “Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.
     “Synthetic Lease Obligations” shall mean all monetary obligations of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such person, but which, upon the insolvency or bankruptcy of such person, would be characterized as Indebtedness of such person (without regard to accounting treatment).
     “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
     “Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.
     “Term Borrowing” shall mean a Borrowing comprised of Term Loans.
     “Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.
     “Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder as set forth on the Lender Addendum delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Term Loan Commitments is $200,000,000.

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     “Term Loan Facility” shall have the meaning assigned to such term in the definition of “Facility.”
     “Term Loan Maturity Date” shall mean the seventh anniversary of the Closing Date.
     “Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.
     “Title Insurance Company” shall have the meaning assigned to such term in Section 4.02(o).
     “Total Adjusted Capital” shall mean “Total Adjusted Capital” as defined by the NAIC as of December 31, 1994, as such definition has been amended from time to time, and as applied in the context of the Risk-Based Capital Guidelines promulgated by the NAIC.
     “Total Debt” shall mean, at any time, the aggregate amount of Indebtedness of the Borrower and the Subsidiaries (other than Premium Finance Co. and its Subsidiaries) outstanding at such time, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP.
     “Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $0.00.
     “Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (b) the borrowings hereunder, the issuance of Letters of Credit and the use of proceeds of each of the foregoing, (c) the granting of Liens pursuant to the Security Documents, (d) the Acquisition and the other Acquisition Transactions and (e) any other transactions related to or entered into in connection with any of the foregoing.
     “TruPS” shall mean trust preferred securities issued to investors by a wholly-owned subsidiary of the Borrower formed as a business trust (each a “TruPS Business Trust”) pursuant to organizational and charter documents substantially similar to those of the Existing TruPS Business Trusts, in exchange for an investment of funds by such investors, which funds in turn are loaned by such TruPS Business Trust to the Borrower in exchange for the issuance by the Borrower of Indebtedness in the form of a debenture or similar instrument to such TruPS Business Trust (each a “TruPS Instrument”) and which otherwise contains provisions substantially similar to those set forth in the Subordinated Debt outstanding.
     “TruPS Business Trust” has the meaning given such term in the definition of TruPS.
     “TruPS Instrument” has the meaning given such term in the definition of TruPS.
     “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.

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     “UCC” shall mean the Uniform Commercial Code.
     “Uniform Customs” shall have the meaning assigned to such term in Section 9.07.
     “USAgencies” shall mean USAgencies L.L.C., a Louisiana limited liability company and its Subsidiaries.
     “USAgencies Indenture” shall mean the Indenture, dated as of March 29, 2005, by and among USAgencies and JPMorgan Chase Bank, National Association, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “USAgencies Intercompany Tax Agreement” shall have the meaning assigned to such term in Section 5.13.
     “USAgencies Subordinated Notes” shall mean USAgencies’s Floating Rate Subordinate Notes due 2035 in the aggregate amount of $20,000,000 issued pursuant to the USAgencies Indenture.
     “USAgencies Trust Preferred Note Documents” shall mean the USAgencies Indenture and all other instruments, agreements and other documents evidencing or governing the USAgencies Subordinated Notes or providing any Guarantee or other right in respect thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
     “USCasualty” shall mean USAgencies Casualty Insurance Company, Inc., a Louisiana corporation.
     “USDirect” shall mean USAgencies Direct Insurance Company, Inc., a New York corporation.
     “wholly owned subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person; a “wholly owned Subsidiary” shall mean any wholly owned subsidiary of the Borrower.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and

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“property” shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, Equity Interests, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any definition of, or reference to, any Loan Document or any other agreement, instrument or document in this Agreement shall mean such Loan Document or other agreement, instrument or document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.
     SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
     SECTION 1.04. Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, together with those adjustments that (a) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (b) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent.
ARTICLE II.
The Credits
     SECTION 2.01. Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, (a) each Term Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment and (b) each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time

33

and from time to time on or after the date that is sixty (60) days following Closing Date (or such earlier date as the Borrower and the Revolving Credit Lenders as of such date may agree) and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Revolving Credit Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
     SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided, however, that the failure of any Lender to make any Loan required to be made by it shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and subject to Section 2.22 relating to Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.
     (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03; provided that no Borrowings may be converted into or continued as a Eurodollar Borrowing having an Interest Period in excess of one month prior to the date which is 60 days after the Closing Date. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
     (c) Except with respect to Loans made pursuant to Section 2.02(f) and subject to Section 2.22 relating to Swingline Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:30 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the Borrower, and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

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     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing or (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or shortterm funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.
     (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) with respect to a Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m. Noon, New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of

35

such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.
     SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or fax (or request telephonically with prompt hand delivery or fax made thereafter) to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 Noon, New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 Noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given in accordance with this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
     SECTION 2.04. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender made to the Borrower as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan (including any Swingline Loan) of such Lender made to the Borrower on the Revolving Credit Maturity Date. The Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Borrower on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th day or the last day of a calendar month and is at least three Business Days after such Swingline Loan is made.
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of the sum received by

36

the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall be conclusive evidence (absent manifest error) of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans made to the Borrower in accordance with the terms of this Agreement.
     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
     SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December (commencing March 30, 2007) in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Commitment Fee Rate on the average daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees with respect to Revolving Credit Commitments only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 2.22 as a result of outstanding Swingline Loans.
     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times from time to time agreed to in writing by the Borrower (or any Affiliate) and the Administrative Agent, including pursuant to the Fee Letter (the “Administrative Agent Fees”).
     (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December (commencing March 30, 2007) of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein (each, an “L/C Fee Payment Date”) a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements which are earning interim interest pursuant to Section 2.23(h)) during the

37

preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum or such other rate as shall be separately agreed upon between the Borrower and the Issuing Bank, on the drawable amount of such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (ii), collectively, the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances, other than in connection with the over-payment of any such Fees as a result of any erroneous calculation by the Agent or the Issuing Bank, as the case may be.
     SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.
     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
     (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per

38

annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.
     SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that prior to the commencement of any Interest Period for a Eurodollar Borrowing (a) the Administrative Agent shall have determined that adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for such Interest Period or (b) the Administrative Agent is advised by the Majority Facility Lenders in respect of the relevant Facility that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing and (ii) any Interest Period election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
     SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated in accordance with the terms hereof, (i) the Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date and (ii) the Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on January 31, 2007, if the initial Credit Event shall not have occurred by such time.
     (b) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Term Loan Commitments, the Revolving Credit Commitments or the Swingline Commitment shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure then in effect.
     (c) Each reduction in the Term Loan Commitments, Revolving Credit Commitments or Swingline Commitment hereunder shall be made ratably among the applicable Lenders in accordance with their Pro Rata Percentages. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

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     SECTION 2.10. Conversion and Continuation of Borrowings. (a) The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (x) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing of the Borrower into an ABR Borrowing, (y) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing of the Borrower into a Eurodollar Borrowing or to continue any Eurodollar Borrowing of the Borrower as a Eurodollar Borrowing for an additional Interest Period and (z) not later than 12:00 (noon) New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing of the Borrower to another permissible Interest Period, subject in each case to the following:
     (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
     (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
     (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
     (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
     (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;
     (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;
     (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and
     (viii) after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

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     (b) Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into an ABR Borrowing.
     SECTION 2.11. Repayment of Term Borrowings. (a) On the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), the Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest and Fees on the amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
March 31, 2007	$500,000
June 30, 2007	$500,000
September 30, 2007	$500,000
December 31, 2007	$500,000
March 31, 2008	$500,000
June 30, 2008	$500,000
September 30, 2008	$500,000
December 31, 2008	$500,000
March 31, 2009	$500,000
June 30, 2009	$500,000
September 30, 2009	$500,000
December 31, 2009	$500,000
March 31, 2010	$500,000
June 30, 2010	$500,000
September 30, 2010	$500,000
December 31, 2010	$500,000
March 31, 2011	$500,000
June 30, 2011	$500,000
September 30, 2011	$500,000
December 31, 2011	$500,000
March 31, 2012	$500,000
June 30, 2012	$500,000

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Repayment Date	Amount
September 30, 2012	$500,000
December 31, 2012	$500,000
March 31, 2013	$500,000
June 30, 2013	$500,000
September 30, 2013	$500,000
December 31, 2013	$500,000
March 31, 2014	$500,000
June 30, 2014	$500,000
September 30, 2014	$500,000
Term Loan Maturity Date	$184,500,000
     (b) In the event and on each occasion that any Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.
     (c) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
     (d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
     SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written (including electronic mail) or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.
     (b) Optional prepayments of Term Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans.
     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16, but otherwise without premium or penalty, except as provided in Section 2.12(d) below. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment (other than any accrued and unpaid interest on any ABR Loan, which shall be payable on the earlier of next Interest Payment Date or the Term Loan Maturity Date or the Revolving Credit Maturity Date).

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     (d) In the event that the Term Loans are prepaid or repaid in whole or in part pursuant to Section 2.12 prior to the first anniversary of the Closing Date, the Borrower shall pay to Lenders having Term Loans a prepayment premium on the amount so prepaid or repaid in an amount equal to 1.0% of the amount so prepaid or repaid.
     SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all its outstanding Swingline Loans and replace all its outstanding Letters of Credit and/or deposit an amount equal to the L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. If as a result of any partial reduction of the Revolving Credit Commitments the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or cash collateralize Letters of Credit in an amount sufficient to eliminate such excess.
     (b) Not later than the fifth Business Day following the completion of any Asset Sale or the occurrence of any Recovery Event, in each case by the Borrower or any Subsidiary thereof (other than any Premium Finance Co. and its Subsidiaries), the Borrower shall apply the Required Prepayment Percentage of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(g).
     (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the occurrence of such Equity Issuance, apply the Required Prepayment Percentage of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(g).
     (d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other incurrence of Indebtedness of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness permitted pursuant to Section 6.01) (other than pursuant to Section 6.01(g)), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(g). For the avoidance of doubt, this paragraph (d) in no event or circumstances shall be interpreted to permit the Borrower to incur any Indebtedness that is not permitted under Section 6.01.
     (e) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2007, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g), in an aggregate principal amount equal to the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended.

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     (f) Immediately upon receipt by the Borrower or any Subsidiary (other than Premium Finance Co. or its Subsidiaries) of any Extraordinary Receipts (other than Extraordinary Receipts received by any Regulated Insurance Subsidiary, in each case, of less than $500,000), the Borrower shall apply the Required Prepayment Percentage of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(g), provided that, with respect to the receipt of any Extraordinary Receipt in excess of $500,000 by any Regulated Insurance Subsidiary, any prepayment pursuant to this Section 2.13(f) shall be subject to Requirements of Law and the receipt of any required Governmental Authority approval, if any, which the Borrower shall use commercially reasonable efforts to obtain so long as there is a reasonable expectation of obtaining such approval.
     (g) Mandatory prepayments of outstanding Loans pursuant to clauses (b) through (f) above shall be applied, first pro rata against the remaining scheduled installments due in respect of the Term Loans under Section 2.11, second, to prepay outstanding Swingline Loans to the full extent thereof, third, to prepay Revolving Loans to the full extent thereof and fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit. Any Lender may elect, by notice to the Administrative Agent by facsimile at least two Business Days of receiving notice of such prepayment, as set forth in Section 2.13(h), to decline its portion of any prepayment of its Loans pursuant to clauses (b) through (f) above, in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans but was so declined shall be re-offered to those Lenders under this Agreement who have initially accepted such prepayment (such re-offer to be made to each such Lender based on the percentage which such Lender’s Loans represents of the aggregate Loans of all such Lenders who have initially accepted such prepayment). In the event of such a re-offer, each of the relevant Lenders may elect, by notice to the Administrative Agent by telephone by facsimile within two Business Days of receiving notification of such re-offer, to decline its portion of the amount of such prepayment that is re-offered to them and, to the extent so declined by such Lenders, with any remaining amounts being retained by the Borrower to be used for any other purpose not prohibited by this Agreement.
     (h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid. If all Lenders accept the prepayment offer, the prepayment amount will be applied first to ABR Loans outstanding then Eurodollar Loans (in inverse order of maturity). If any Lender refuses the prepayment offer, the prepayment amount will be applied to the then outstanding Loans on a pro rata basis, regardless of Type. All prepayments of Borrowings pursuant to this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
     (i) Notwithstanding anything to the contrary contained above in this Section 2.13, to the extent that (i) funds for any prepayment otherwise required to be made pursuant to the terms of Section 2.13(b) are only available to the Borrower through dividend payments to the Borrower from one or more Regulated Insurance Subsidiaries, (ii) such dividend payments cannot be made at such time within the ordinary dividend-paying capacity of such Regulated Insurance Subsidiary or Subsidiaries and, accordingly, require specific affirmative regulatory approval for

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the payment of extraordinary dividends and (iii) after due written application or request, such approval for the payment of extraordinary dividends is not obtained by such Regulated Insurance Subsidiary, upon certification by the Borrower to the Administrative Agent to such effect (together with, in the case of an application or request for regulatory approval, copies of all documents submitted, and all written responses received, in connection therewith), the Borrower shall not, to such extent, be required to make such prepayment for so long as (but only for so long as) such dividend payments may not, for such reasons, be made, provided that, promptly upon any such restrictions no longer being applicable, any such accrued prepayments that would be delinquent but for the foregoing provisions shall be made with the proceeds of any dividends or other distributions no longer subject to such restrictions.
SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, the Administrative Agent or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or
     (ii) impose on any Lender, the Administrative Agent or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to any Lender, the Administrative Agent or the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise but excluding Excluded Taxes) by an amount deemed in good faith by such Lender, the Administrative Agent or the Issuing Bank to be material, then the Borrower will pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender, the Administrative Agent or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s, the Administrative Agent’s or the Issuing Bank’s capital or on the capital of such Lender’s, the Administrative Agent’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit purchased by, such Lender or the Letters of Credit issued by the Issuing Bank to a level below that which such Lender, the Administrative Agent or the Issuing Bank or such Lender’s, the Administrative Agent’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, the Administrative Agent’s or the Issuing Bank’s policies and the policies of such Lender’s, the Administrative Agent’s or the Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed in good faith by such Lender, the Administrative Agent

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or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Administrative Agent or the Issuing Bank or such Lender’s, the Administrative Agent’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate in reasonable detail of a Lender, the Administrative Agent or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Administrative Agent or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Administrative Agent or the Issuing Bank, as the case may be, the amount or amounts shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
     (d) Failure or delay on the part of any Lender, the Administrative Agent or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Administrative Agent’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender, the Administrative Agent or the Issuing Bank under paragraph (a) or (b) above for increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender, the Administrative Agent or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender, the Administrative Agent and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
     SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:
     (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be

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automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. Any such conversion of a Eurodollar Loan under (i) above shall be subject to Section 2.16.
     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
     SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) except as set forth in Section 2.15 the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.
     SECTION 2.17. Pro Rata Treatment. Except as provided below in this Section 2.17 with respect to Swingline Loans and as required under Sections 2.13 and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have

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made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
     SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.21(e)) shall be made to an account designated by the Administrative Agent. All payments hereunder and under each other Loan Document shall be made in dollars.
     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such

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extension of time shall in such case be included in the computation of interest or Fees, if applicable.
     SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable by the Borrower shall be increased as necessary so that after all required deductions or withholding (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such other Loan Party shall make (or cause to be made) such deductions and (iii) the Borrower or such other Loan Party shall pay (or cause to be paid) the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, the Borrower or any other Loan Party hereunder shall pay (or cause to be paid) any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (b) The Borrower shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, or any of their respective Affiliates, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.
     (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes pursuant to Section 2.20(a), and in any event within 30 days of any such payment being due, the Borrower shall deliver (or cause to be delivered) to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (d) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the reasonable written request of the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or delivery would not materially prejudice the legal position of such Lender. In addition, each Foreign Lender shall (i) furnish on or before

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it becomes a party to the Agreement either (a) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN (or successor form) or (b) an accurate and complete U.S. Internal Revenue Service Form W-8ECI (or successor form), certifying, in either case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (ii) provide a new Form W-8BEN (or successor form) or Form W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit I together with a Form W-8BEN. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.
     (e) Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Internal Revenue Code, and is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c) shall deliver to the Borrower (with a copy to the Administrative Agent) two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.
     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.20 shall survive the payment in full of all amounts due hereunder.
SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, (iv) any Lender is in default of its obligations under this Agreement, (v) any Lender does not consent to a proposed amendment, modification or waiver of this Agreement requested by the Borrower which requires the consent of all of the Lenders or all of the Lenders under any Facility to become effective (and which is approved by at least the Required Lenders), (vi) any Revolving Credit Lender does not consent to a proposed extension of the Revolving Credit Facility requested by the Borrower in accordance with Section 2.25 (and which is approved by Revolving Credit Lenders holding at least the minimum aggregate principal amount set forth in Section 2.25(a) (iv)) or (vii) any Revolving Credit Lender does not consent to a proposed amendment, modification or waiver of Section 6.15 or 6.16 of this Agreement requested by the Borrower which requires the consent of the Required Revolving Credit Lenders to become effective (and which is approved by all other Required Revolving Credit Lenders other than such non-consenting Revolving Credit Lender), the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests,

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rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) solely with respect to replacements of Lenders pursuant to clauses (i), (ii) or (iii) of this Section, the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and with respect to a replacement pursuant to clauses (i), (ii), (iii) and (v) of Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance reflecting such replacement within five Business Days of the date on which the replacement Lender executes and delivers such Assignment and Acceptance to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance; provided, that in connection with any such replacement of a Revolving Credit Lender following its determination not to consent to a proposed extension of the Revolving Credit Facility requested by the Borrower in accordance with Section 2.25, such duly completed Assignment and Acceptance Agreement shall have been delivered to the non-consenting Revolving Credit Lender at least five Business Days prior to the then scheduled Revolving Credit Maturity Date (as in effect prior to the applicable proposed extension) (and if such Assignment and Acceptance is not so delivered, the provisions of Section 2.25 shall apply as if no such assignment had been made).
     (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any

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certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.
     SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties, set forth herein, the Swingline Lender agrees to make loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $2,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.
     (b) Swingline Loans. The Borrower shall notify the Administrative Agent by fax, or by telephone (confirmed by fax), not later than 12:00 (noon), New York City time, on the day of a proposed Swingline Loan to be made to it. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower as specified in the Borrowing Request by 3:00 p.m. on the date such Swingline Loan is so requested.
     (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time, on the date of prepayment at the Swingline Lender’s address for notices specified in the Lender Addendum delivered by the Swingline Lender. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.
     (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).
     (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of

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Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders under this Section) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.
     SECTION 2.23. Letters of Credit. (a) General. Subject to the terms and conditions hereof, the Borrower may request the issuance of a Letter of Credit at any time and from time to time while the Revolving Credit Commitments remain in effect for its own account or for the account of any of the Subsidiary Guarantors (in which case the Borrower and such Subsidiary Guarantor shall be co-applicants with respect to such Letter of Credit), but not later than thirty (30) days prior to the Revolving Loan Maturity Date in a form reasonably acceptable to the Administrative Agent and the Issuing Bank. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (no less than three Business Days (or such shorter period of time acceptable to the Issuing Bank) in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the

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beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $2,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.
     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 45 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made if such notice is received on or before 10:00 am New York time, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day. To the extent that the Borrower does not reimburse the Issuing Bank on the same business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Credit Commitment.
     (f) Obligations Absolute. The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and

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irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
     (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
     (ii) any amendment or waiver of, or any consent to departure from, all or any of the provisions of any Letter of Credit or any Loan Document;
     (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
     (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
     (vi) any other act or omission to act or delay of any kind of the Issuing Bank, any Lender, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.
     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence, bad faith or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence, bad faith or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any

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other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.
     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.
     (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.
     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the

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Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders representing greater than 50% of the total L/C Exposure) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the ratable benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders representing greater than 50% of the total L/C Exposure), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
     (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this paragraph shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
     SECTION 2.24. Incremental Facilities.
     (a) (i) Borrower may by written notice to the Administrative Agent (the “Increase Loan Notice”) elect to request prior to the first anniversary of the Closing Date, an increase to the existing Revolving Credit Commitment (any such increase, the “Primary New Revolving Loan Commitments”) on any one or more occasions by an amount not in excess of $20,000,000 in the aggregate. Any Primary New Revolving Loan Commitment shall be in the minimum amount of $5,000,000 and integral multiples of $500,000 in excess thereof (or, in the aggregate, if less, the entire remaining amount of an amount equal to $20,000,000 less the amount of Revolving Loan Commitments outstanding as of the applicable Increased Amount Date (as defined below)), and shall be subject to the voluntary participation of Lenders in such Primary New Revolving Loan Commitment as otherwise provided herein. Such notice shall specify (A) the date (the “Increased Amount Date”) on which Borrower proposes that the Primary New Revolving Loan Commitments shall be effective, which need not be the same date for all Primary New Revolving Loan Commitments and shall be a date not less than 5 Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be approved by the Administrative Agent) and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New

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Revolving Loan Lender”) to whom Borrower proposes any portion of such Primary New Revolving Loan Commitments be allocated and the amounts of such proposed allocations.
          (ii) Borrower may by written Increase Loan Notice elect to request, prior to the Revolving Credit Maturity Date, an increase to the existing Revolving Credit Commitment (any such increase, the “Secondary New Revolving Loan Commitments” and, together with the Primary New Revolving Loan Commitments, the “New Revolving Loan Commitments”) on any one occasion by an amount not in excess of $20,000,000 in the aggregate; provided that, notwithstanding the foregoing, no Secondary New Revolving Loan Commitments may be requested until the date the Borrower shall have fully activated all permitted Primary New Revolving Loan Commitments in accordance with Section 2.24(a)(i) and (y) the Business Day immediately following the first anniversary of the Closing Date. Any Secondary New Revolving Loan Commitment shall be in the minimum amount of $5,000,000 and integral multiples of $500,000 in excess thereof, and shall be subject to the voluntary participation of Lenders or Eligible Assignees in such Secondary New Revolving Loan Commitment as otherwise provided herein. Such notice shall specify (A) the Increased Amount Date, which shall be the same date for all Secondary New Revolving Loan Commitments and shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be approved by the Administrative Agent) and (B) the identity of each New Revolving Loan Lender to whom Borrower proposes any portion of such New Revolving Loan Commitments be allocated and the amounts of such proposed allocations.
     (b) The entering into of New Revolving Loan Commitments shall be subject to the satisfaction of each of the following conditions precedent, as determined by Administrative Agent in its good faith judgment:
          (i) any existing Lender may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment; provided, however, that the election by any such Lender to provide or not provide New Revolving Loan Commitments shall, in no way affect its then existing obligations under the Loan Documents;
          (ii) no Default or Event of Default shall exist on the date the Increased Loan Notice is delivered and no Default or Event of Default shall exist on the Increased Amount Date, both before and after giving effect to such New Revolving Loan Commitments;
          (iii) in connection with the making of any Secondary New Revolving Loan Commitments only, both before and after giving effect to the making of any New Revolving Loan Commitments, Borrower and its Subsidiaries shall be in compliance, on a pro forma basis (after giving effect to such New Revolving Loan Commitments and such other customary adjustments reasonably acceptable to the Administrative Agent), with each of the covenants set forth in Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16 as of the last day of the most recently ended fiscal quarter after giving effect to such New Revolving Loan Commitments;

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          (iv) the New Revolving Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.20(d);
          (v) Borrower shall make any payments required pursuant to Section 2.16(c) in connection with the New Revolving Loan Commitments;
          (vi) in connection with the making of any Secondary New Revolving Loan Commitments only, Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with the New Revolving Loan Commitments;
          (vii) in connection with the making of any Secondary New Revolving Loan Commitments only, and as requested by Administrative Agent, the Loan Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and continue to guaranty the Obligations under the Loan Documents, as modified by the implementation of the New Revolving Loan Commitments; and
          (viii) in connection with the making of any New Revolving Loan Commitments, Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the implementation of the New Revolving Loan Commitments.
     (c) Each New Revolving Loan Commitment shall be deemed, for all purposes (and shall have identical terms, including without limitation, pricing, as), the existing Revolving Loan Commitments (including, without limitation, for purposes of calculating Revolving Facility Exposure) and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes (and shall have identical terms as), the existing Revolving Loans. In the event an Eligible Assignee participates in the New Revolving Loan Commitments (in such capacity, a “New Revolving Loan Lender”), such New Revolving Loan Lender shall be deemed, for all purposes, a Lender and a Revolving Credit Lender hereunder.
     (d) On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, each of the Revolving Credit Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Loan Commitments.
     (e) Administrative Agent shall notify Lenders promptly upon receipt of Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Loan

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Commitments and the New Revolving Loan Lenders and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.
     (f) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to give effect to the provisions of this Section 2.24.
     SECTION 2.25. Extension of Revolving Credit Maturity Date. (a) Borrower shall have the right to extend the Revolving Credit Maturity Date for three (3) additional distinct consecutive periods, each of one year in duration (each an “Extension Period”). To request an extension of the Revolving Credit Maturity Date, Borrower shall deliver to Administrative Agent at least thirty (30) days’ prior written notice (an “Extension Notice”; such 30th day after delivery of the Extension Notice being hereinafter referred to as the “Extension Effectiveness Date”) containing Borrower’s election to extend the term of the Revolving Credit Maturity Date, which Extension Notice shall be delivered not less than one (1) month nor more than three (3) months prior to the then scheduled Revolving Credit Maturity Date. As further provided below, on the applicable Extension Effectiveness Date, the Revolving Credit Maturity Date shall be extended one year from the then scheduled Revolving Credit Maturity Date, respectively, subject to the satisfaction of the following conditions precedent:
          (ix) no Event of Default exists on the date such Extension Notice is delivered and no Default or Event of Default exists on the Extension Effectiveness Date;
          (x) Borrower shall have paid any reasonable out of pocket costs and expenses incurred by Administrative Agent, in connection with the requested extension (including, without limitation, reasonable attorneys’ fees and costs);
          (xi) both before and after giving effect to such extension, Borrower and its Subsidiaries shall be in compliance, on a pro forma basis (after giving effect to such extension and such other customary adjustments reasonably acceptable to the Administrative Agent), with each of the covenants set forth in Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16 as of the last day of the most recently ended fiscal quarter after giving effect to such extension; and
          (xii) Revolving Credit Lenders holding Revolving Credit Commitments, in aggregate, of at least $2,000,000, shall have consented in writing to such extension at least five (5) Business Days before the scheduled Extension Effectiveness Date.
For the avoidance of doubt, and notwithstanding anything herein to the contrary, (x) any Revolving Credit Lender may elect or decline, in its sole discretion, to consent to a request for any extension of the Revolving Credit Maturity Date and (y) the consent to any such extension of the Revolving Credit Maturity Date by any Term Lender shall not be required.
     (b) Upon the satisfaction of the conditions set forth in clauses (i) through (iv) of Section 2.25(a), the Revolving Credit Maturity Date shall be deemed extended on the Extension Effectiveness Date. If the Revolving Credit Maturity Date is extended, all the terms and

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conditions of the Credit Documents shall continue to apply, except that (i) Borrower shall have no further option to extend the Revolving Credit Maturity Date beyond the expiration of the third occurring Extension Period, (ii) as of each Extension Effectiveness Date, the Revolving Credit Commitments shall be deemed permanently reduced by an amount equal to the Revolving Credit Commitments of those Revolving Credit Lenders that did not consent in writing to such extension at least five (5) Business Days before the scheduled Extension Effectiveness Date and whose Revolving Credit Commitments were not otherwise assigned to one or more replacement Revolving Credit Lenders in accordance with Section 2.21(a), (iii) such reduction in the Revolving Credit Commitments shall be made ratably among solely the applicable Revolving Credit Lenders that did not so consent in accordance with their Pro Rata Percentages and whose Revolving Credit Commitments were not otherwise assigned to one or more replacement Revolving Credit Lenders in accordance with Section 2.21(a) (and not, for the avoidance of doubt, all Revolving Credit Lenders) and (iv) notwithstanding anything in Section 2.13 or otherwise contained herein to the contrary, Borrower shall pay to the Administrative Agent for the account of the applicable Revolving Credit Lenders that did not so consent and whose Revolving Credit Commitments were not otherwise assigned to one or more replacement Revolving Credit Lenders in accordance with Section 2.21(a), on the Extension Effectiveness Date, (A) the amount of Revolving Loans outstanding as of such date attributable to such Revolving Credit Lenders in accordance with their Pro Rata Percentages and (B) the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction (it being understood and agreed that Borrower shall be permitted to make additional borrowings of Revolving Loans from continuing Revolving Credit Lenders to fund such payments, in accordance with and subject to the limitations of this Section 2 and Section 4).
ARTICLE III.
Representations and Warranties
     The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:
     SECTION 3.01. Organization; Powers. The Borrower and each Subsidiary (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has all requisite corporate or limited liability company power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required (except where failure to do so could not reasonably be expected to have a Material Adverse Effect) and (d) has the corporate or limited liability company power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement, each of the other Loan Documents, the Acquisition Documentation and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party, including, in the case of the Borrower, to borrow hereunder, in the case of each Loan Party, to grant the Liens contemplated to be granted by it under the Security Documents and, in the case

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of each Subsidiary Guarantor, to Guarantee the Obligations as contemplated by the Guarantee and Collateral Agreement.
     SECTION 3.02. Authorization; No Conflicts. The Transactions (a) have been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or arbitrator or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than Liens created under the Security Documents or as permitted by this Agreement).
     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect, other than, in the case of each of the foregoing, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the Transactions.
     SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheets and related statements of income, stockholder’s equity and cash flows of each of the Borrower and USAgencies as of and for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 in each case audited by and accompanied by the opinion of (i) in the case of the Borrower, PricewaterhouseCoopers LLP, and (ii) in the case of USAgencies, Postlethwaite & Netterville, in both cases independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of USAgencies, the Borrower and each of their consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of USAgencies, the Borrower and each of their consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

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     (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related statements of income, stockholder’s equity and cash flows as of September 30, 2006, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements (i) have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), (ii) are based on the best information available to the Borrower after due inquiry as of the date of delivery thereof, (iii) accurately reflect all material adjustments required to be made to give effect to the Transactions and (iv) present fairly in all material respects on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.
     SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred since December 31, 2005 that has caused, or could reasonably be expected to cause, a Material Adverse Effect.
     SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and each Subsidiary has good and valid title to, or valid leasehold interests in, all its material properties and assets (including, good and marketable title to, or valid leasehold interests in all its material Real Property), except for minor defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto and do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. Each parcel of Real Property is free from material structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used. No portion of the Real Property has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition. Each parcel of Real Property and the current use thereof complies with all applicable laws (including building and zoning ordinances and codes) and with all insurance requirements; the Borrower is not a non-conforming user of any Real Property.
     (b) Each of the Borrower and the Subsidiaries, and, to the knowledge of the Borrower, each other party thereto, has complied with all obligations under all material leases to which it is a party and all such leases are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases. No landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any lease payment under any material lease. None of the Real Property is subject to any lease, sublease, license or other agreement granting to any person (other than the Borrower and their Affiliates) any right to the use, occupancy, possession or enjoyment of the Real Property or any portion thereof. The Borrower has delivered to the Administrative Agent true, complete and correct copies of all leases (whether as landlord or tenant) of Real Property.

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     (c) None of the Borrower or any of the Subsidiaries has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Real Properties or any sale or disposition thereof in lieu of condemnation.
     (d) None of the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property or any interest therein.
     (e) There are no pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any material portion of the owned Real Property, nor are there any contemplated improvements to such owned Real Property that may result in such special or other assessments. The Borrower has not suffered, permitted or initiated the joint assessment of any owned Real Property with any other real property constituting a separate tax lot. Each owned parcel of Real Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.
     (f) The Borrower has obtained all permits, licenses, variances and certificates required by applicable law to be obtained and necessary to the use and operation of each parcel of Real Property, except where the failure to have such permit, license, certificate or variance would not prohibit the use of such parcel of Real Property as it is currently being used. The use being made of each parcel of Real Property conforms with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Real Property and any other restrictions, covenants or conditions affecting such Real Property, except for any such nonconformity that could not reasonably be expected to be enjoined or to result in material fines.
     (g) (i) each parcel of Real Property has adequate rights of access to public ways to permit the Real Property to be used for its intended purpose, and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities; (ii) all public utilities necessary to the continued use and enjoyment of each parcel of Real Property as used and enjoyed on the Closing Date are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Real Property without passing over other Property except for land of the utility company providing such utility service or, in the case of leased Real Property, contiguous land owned by the lessor of such leased Real Property; (iii) each parcel of Real Property, including each leased parcel, has adequate available parking to meet legal and operating requirements; (iv) all roads necessary for the full utilization of each parcel of Real Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Real Property; (v) no building or structure constituting Real Property or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Real Property; and (vi) all buildings, structures, appurtenances and equipment necessary for the use of each parcel of Real Property for the purpose for which it is currently being used are located on the real property encumbered by such Mortgage.

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     SECTION 3.08. Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing Date a list of all Subsidiaries, after giving effect to the Acquisition, including each Subsidiary’s exact legal name (as reflected in such Subsidiary’s certificate or articles of incorporation or other constitutive documents) and jurisdiction of incorporation or formation and the percentage ownership interest of the Borrower (direct or indirect) therein, and identifies each Subsidiary that is Loan Party. The shares of capital stock or other Equity Interests so indicated on Schedule 3.08(a) are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).
     (b) As of the Closing Date, there are no restrictions on any Regulated Insurance Subsidiary which prohibit or otherwise restrict the ability of any Regulated Insurance Subsidiary to (i) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (ii) make loans or advances to the Borrower or any Subsidiary, (iii) transfer any of its properties or assets to the Borrower or any Subsidiary, (iv) guarantee the Obligations, other than prohibitions or restrictions existing under or by reason of (A) customary nonassignment provisions entered into in the ordinary course of business and consistent with past practices and (B) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (v) dividend or distribute to the Borrower or any Subsidiary amounts equal to all state and federal income tax expenses incurred by the Regulated Insurance Subsidiaries, or (vi) conduct business in the ordinary course in the jurisdictions in which such Regulated Insurance Subsidiary conducts its Insurance Business, including, without limitation, as set forth on Schedule 3.26, other than, in the case of each of clause (i) through clause (vi), prohibitions or restrictions existing under or by reason of (A) this Agreement or the other Loan Documents, (B) Requirements of Law or (C) as set forth on Schedule 3.08(b).
     SECTION 3.09. Litigation; Compliance with Laws. (a) There are no actions, investigations, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) except as set forth on Schedule 3.09, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (b) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
     (c) Certificates of occupancy, if any, and permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of

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occupancy, if any, have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.
     SECTION 3.10. Agreements. (a) None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument, or subject to any corporate restriction, that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (b) None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound where such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
     SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Indebtedness being reduced or retired out of the proceeds of any Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of the Loans and the Letters of Credit, Margin Stock will not constitute more than 25% of the value of the assets of the Borrower and the Subsidiaries. None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the Board, including Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
     SECTION 3.12. Investment Company Act. None of the Borrower or any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
     SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Term Loans solely to pay the Acquisition Consideration. The Borrower will use the proceeds of the Revolving Loans and the Swingline Loans to pay fees and expenses related to the Transactions and, from time to time, for general corporate purposes, including, without limitation payments in accordance with Section 6.06(a)(iii). The Borrower will request the issuance of Letters of Credit solely to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries.

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     SECTION 3.14. Tax Returns. Each of the Borrower and each of the Subsidiaries has timely filed or timely caused to be filed all federal, material state, material local and material foreign tax returns or materials required to have been filed by it and all such tax returns are correct and complete in all material respects. (a) Each of the Borrower and each of the Subsidiaries has timely paid or timely caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary as applicable, shall have set aside on its books adequate reserves in accordance with GAAP, (b) each of the Borrower and each of the Subsidiaries has made adequate provision in accordance with GAAP for all Taxes not yet due and payable and (c) no Tax Lien has been filed, and to the knowledge of the Borrower and each of the Subsidiaries, no claim is being asserted, with respect to any Tax except, in the case clauses (a), (b) and (c) with respect to such taxes and Liens that do not exceed $2,500,000 in the aggregate at any time outstanding. None of the Borrower or any of the Subsidiaries (a) intends to treat the Loans or any of the transactions contemplated by any Loan Document or the Acquisition as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4) or (b) is aware of any facts or events that would result in such treatment.
     SECTION 3.15. No Material Misstatements; Acquisition Documentation. (a) The Borrower has disclosed to the Arranger, the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (i) the Confidential Information Memorandum or (ii) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or any Subsidiary to the Arranger, the Administrative Agent or any Lender for use in connection with the transactions contemplated by the Loan Documents or in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time (it being understood that projections are subject to significant uncertainty and contingencies many of which are beyond the control of the Borrower and that no assurances can be given that such projections will be realized).
     (b) As of the Closing Date, the representations and warranties of the applicable Loan Parties and their Affiliates set forth in the Acquisition Documentation are true and correct in all material respects.
     SECTION 3.16. Employee Benefit Plans. Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Benefit Plan (based on the assumptions used for purposes of Statement of Financial Accounting

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Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Benefit Plan, and the present value of all benefit liabilities of all underfunded Benefit Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Benefit Plans.
     SECTION 3.17. Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries:
     (i) has failed to comply with any Environmental Law or to take, in a timely manner, all actions necessary to obtain, maintain, renew and comply with any Environmental Permit, and all such Environmental Permits are in full force and effect and not subject to any administrative or judicial appeal;
     (ii) has become a party to any governmental, administrative or judicial proceeding commenced pursuant to any Environmental Law or possesses knowledge of any such proceeding that has been threatened under Environmental Law;
     (iii) has received notice of, become subject to, or is aware of any facts or circumstances that could form the basis for, any Environmental Liability other than those which have been fully and finally resolved and for which no obligations remain outstanding;
     (iv) possesses knowledge that any Mortgaged Property (A) is subject to any Lien, restriction on ownership, occupancy, use or transferability imposed pursuant to Environmental Law or (B) contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability;
     (v) possesses knowledge that there has been a Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by the Borrower or any of the Subsidiaries) in violation of, or in amounts or in a manner that could give rise to liability under, any Environmental Law;
     (vi) has generated, treated, stored, transported, or Released Hazardous Materials from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by the Borrower or any of the Subsidiaries) in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law;
     (vii) is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated that could (A) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability under or noncompliance with Environmental Law on the part of the Borrower or

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any of the Subsidiaries or (B) or interfere with or prevent continued compliance with Environmental Laws by the Borrower or the Subsidiaries; or
     (viii) has pursuant to any order, decree, judgment or agreement by which it is bound or has assumed the Environmental Liability for any Person.
     SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and the Subsidiaries are insured by financially sound and reputable insurers and such insurance is in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are in accordance with normal and prudent industry practice.
     SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof and (i) in the case of the Pledged Collateral, upon the earlier of (A) when such Pledged Collateral is delivered to the Collateral Agent and (B) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a) and (ii) in the case of all other Collateral described therein (other than Intellectual Property Collateral), when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Secured Parties in such Collateral and proceeds thereof, as security for the Obligations, in each case prior and superior to the rights of any other person (except, in the case of all Collateral other than Pledged Collateral, with respect to Liens expressly permitted by Section 6.02).
     (b) Each Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds thereof. When each Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, together with financing statements in appropriate form filed in the offices specified in Schedule 3.19(a), such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person (except with respect to Liens expressly permitted by Section 6.02) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).
     (c) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and proceeds thereof, and when the Mortgages are filed in the offices

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specified on Schedule 3.19(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such Mortgaged Property and proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person (except with respect to Liens expressly permitted by Section 6.02).
     SECTION 3.20. Location of Real Property. Schedule 3.20 lists completely and correctly as of the Closing Date all Real Property and the addresses thereof, indicating for each parcel whether it is owned or leased, including in the case of leased Real Property, the landlord name, lease date and lease expiration date. The Borrower and the Subsidiaries own in fee or have valid leasehold interests in, as the case may be, all the real property set forth on Schedule 3.20.
     SECTION 3.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. Except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, (a) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (b) payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.
     SECTION 3.22. Liens. There are no Liens of any nature whatsoever on any of the properties or assets of the Borrower or any of the Subsidiaries (other than Liens expressly permitted by Section 6.02).
     SECTION 3.23. Intellectual Property. Each of the Borrower and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.24. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan (or other extension of credit hereunder) and after giving effect to the application of the proceeds of each Loan (or other extension of credit hereunder), (a) the fair value of the assets of the Loan Parties, taken as a whole, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have

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unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
     SECTION 3.25. Acquisition Documentation. The Acquisition Documentation listed on Schedule 3.25 constitutes all of the material agreements, instruments and undertakings to which the Borrower or any of the Subsidiaries is bound or by which any of their respective property or assets is bound or affected relating to, or arising out of, the Acquisition. None of such material agreements, instruments or undertakings has been amended, supplemented or otherwise modified in any manner materially adverse to the Agent or the Lenders, and all such material agreements, instruments and undertakings are in full force and effect. Neither of the Borrower or, to the best of the Borrower’s knowledge, USAgencies is in default under any of the Acquisition Documentation as of the Closing Date and neither of the Borrower or, to the best of the Borrower’s knowledge, USAgencies has the right to terminate any of the Acquisition Documentation.
     SECTION 3.26. Permits. (a) Each Loan Party has obtained and holds all Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (b) all such Permits are in full force and effect, and each Loan Party has performed and observed all requirements of such Permits, (c) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (d) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such person and (e) the Borrower has no knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit. Schedule 3.26 lists, with respect to each Regulated Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Regulated Insurance Subsidiary holds Permits (including, without limitation Permits from Insurance Regulators and any other Permits necessary to transact Insurance Business), and indicates (i) the line or lines of insurance in which each such Regulated Insurance Subsidiary is permitted to be engaged with respect to each license therein listed. (ii) the expiration of such license, and (iii) the status of any renewal thereof.
     SECTION 3.27. Reinsurance Agreements. There are no material liabilities outstanding as of the Closing Date under any Reinsurance Agreement. Each Reinsurance Agreement is in full force and effect. No Regulated Insurance Subsidiary or any other party is in breach of or default under any such Reinsurance Agreement, except any such breach or default which could not reasonably be expected to have a Material Adverse Effect. Borrower has no reason to believe that the financial condition of any other party to any such Reinsurance Agreement is impaired such that a default thereunder by such party could reasonable be anticipated and expected to have a Material Adverse Effect. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant annual statement or quarterly statement at the time prepared. Each person to whom any Regulated Insurance Subsidiary has ceded any material liability pursuant to any Reinsurance Agreement on the Closing Date (other than any such person

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that is the Borrower or a Subsidiary thereof in respect of which no such representation shall be required) has a rating of “B++” or better by A.M. Best.
     SECTION 3.28. Premium Finance Agreements. The forms of Premium Finance Agreement furnished to Lender by LIFCO, copies of which are attached hereto as Exhibits K-1, K-2 and K-3, are forms which are currently outstanding and/or which are currently being used to evidence the financing of all current, new and renewal insurance premiums produced by USCasualty in Louisiana and USDirect in Illinois and Alabama. Exhibit K1 is the form currently being used by LIFCO on behalf of USCasualty in Louisiana, Exhibit K2 is the form currently being used by LIFCO on behalf of USDirect in Illinois, and Exhibit K3 is the form currently being used by LIFCO on behalf of USDirect in Alabama. No subsidiary of Borrower (including any Premium Finance Co.) provides premium financing to policyholders of any Regulated Insurance Subsidiary other than pursuant to a Premium Finance Agreement in the form of Exhibit K1, K2 or K3. No Regulated Insurance Subsidiary has any Installment Agreements outstanding as of the Closing Date. Borrower shall notify Lender in writing of any changes to the forms of Premium Finance Agreements being used by Borrower or any of its Subsidiaries on behalf of its Regulated Insurance Subsidiaries to the extent of any material changes to the forms.
     SECTION 3.29. Senior Indebtedness. All Obligations of the Borrower and each of its Subsidiaries constitute “Senior Indebtedness” under the Subordinated Debt and “Senior Indebtedness” (or such similar term utilized to define or describe any prior-ranking senior Indebtedness for purposes of the subordination provisions set forth therein) under the Qualified Additional Subordinated Debt.
     SECTION 3.30. Closing Date Inactive Subsidiaries. As of the Closing Date, each of Instant Auto Insurance Agency of Arizona, Inc., Instant Auto Insurance Agency of Colorado, Inc., Instant Auto Insurance Agency of Indiana, Inc., Instant Auto Insurance Agency of New Mexico, Inc. and Affirmative Insurance Services of Pennsylvania, Inc. conducts no operations and has no assets and no liabilities, in each case, individually or in the aggregate, with a fair market value in excess of $500,000.
ARTICLE IV.
Conditions of Lending
     The obligations of the Lenders to make Loans hereunder and the obligations of the Issuing Bank to issue Letters of Credit are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:
     SECTION 4.01. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):
     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit

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as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).
     (b) In the case of each Credit Event (other than Credit Events occurring on the Closing Date), the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Credit Event, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
     (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing
     Each Credit Event shall be deemed to constitute a joint and several representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
     SECTION 4.02. First Credit Event. On the Closing Date:
     (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) McDermott Will & Emery LLP, counsel for the Borrower and the Subsidiaries, substantially to the effect set forth in Exhibit J, and (ii) each special and local counsel to the Borrower and the Subsidiaries as the Administrative Agent may reasonably request, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Issuing Bank, the Arranger and the Lenders and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request and which are customary for transactions of the type contemplated herein, and the Borrower and the Subsidiaries hereby request such counsel to deliver such opinions.
     (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other formation documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or similar document of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors, managers or members, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, in the case of the Borrower, the borrowings hereunder, in the case of each Loan Party, the granting of the Liens contemplated to be granted by it under the Security Documents and, in the case of each Subsidiary Guarantor, the Guaranteeing of the Obligations as

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contemplated by the Guarantee and Collateral Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment provided to the Administrative Agent and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Administrative Agent, the Issuing Bank or the Lenders may reasonably request.
     (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.
     (d) The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each of the Borrower and each Subsidiary Guarantor, (iii) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each Loan Party thereto, (iv) the Intellectual Property Security Agreements, executed and delivered by a duly authorized officer of each Loan Party thereto, (v) if requested by any Lender pursuant to Section 2.04, a promissory note or notes conforming to the requirements of such Section and executed and delivered by a duly authorized officer of the Borrower and (vi) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.
     (e) The Collateral Agent, for the ratable benefit of the Secured Parties, shall have been granted on the Closing Date first priority perfected Liens on the Collateral (subject, in the case of all Collateral other than Pledged Collateral, only to Liens expressly permitted by Section 6.02) and customary Guarantees from the Subsidiary Guarantors and shall have received such other reports, documents and agreements as the Collateral Agent shall reasonably request and which are customarily delivered in connection with security interests in real property assets. The Pledged Collateral shall have been duly and validly pledged under the Guarantee and Collateral Agreement to the Collateral Agent, for the ratable benefit of the Secured Parties, and certificates representing such Pledged Collateral, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.
     (f) The Collateral Agent shall have received a duly executed Perfection Certificate dated on or prior to the Closing Date. The Collateral Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Borrower and those of the Subsidiaries that shall be Subsidiary Guarantors or shall otherwise have assets that are included in the Collateral, and such search shall reveal no Liens on any of the assets of the Borrower or any of such Subsidiaries except, in the case of Collateral other than Pledged Collateral, for Liens expressly permitted by Section 6.02 and except for Liens to be discharged on or prior to

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the Closing Date pursuant to documentation reasonably satisfactory to the Collateral Agent.
     (g) The Acquisition and the Acquisition Transactions shall be consummated simultaneously with the closing of the Facility hereunder in accordance with applicable law and on the terms described in the term sheets to the Commitment Letter; the Purchase Agreement and all other related documentation shall be reasonably satisfactory to the Administrative Agent; the Administrative Agent shall be reasonably satisfied with the capitalization and structure of the Borrower after giving effect to the Transactions.
     (h) After giving effect to the Transactions and the other transactions contemplated hereby, Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans and other extensions of credit hereunder, (ii) the Subordinated Debt and (iii) other limited Indebtedness to be agreed upon by the Borrower and the Administrative Agent. The Borrower shall have repaid all amounts outstanding under the Existing Credit Facilities, if any. The Administrative Agent shall have received satisfactory evidence that (i) the Existing Credit Facilities shall have been terminated, all amounts then due and payable or to become due and payable (other than indemnification obligations not yet having been requested) thereunder shall have been paid in full and all commitments and reimbursement obligations thereunder shall have been terminated and (ii) reasonably satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith, in each case on terms and conditions satisfactory to the Administrative Agent.
     (i) The Administrative Agent shall have received (i) the financial statements described in Section 3.05 and (ii) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower for (A) each subsequent fiscal quarter ended 30 days before the Closing Date and (B) each fiscal month after the most recent 2006 fiscal quarter for which financial statements were received by the Administrative Agent as described above and ended 30 days before the Closing Date.
     (j) The Agent shall be reasonably satisfied that (a) the Borrower’s consolidated pro forma Cash Flow for the four-fiscal quarter period most recently ended prior to the Closing Date (i) prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, to give pro forma effect to the Transactions as if they had occurred at the beginning of such four-fiscal quarter period and (ii) in the event that such four-fiscal quarter period includes the quarter ended December 31, 2005, excluding for purposes of this calculation (x) $5,400,000 of severance expense and IT system write-off expense incurred during the fourth fiscal quarter of 2005 and (y) $4,300,000 of losses incurred at USAgencies’s Regulated Insurance Subsidiaries related to Hurricane Katrina (such consolidated pro forma Cash Flow, “Pro Forma Cash Flow”), shall not be less than $60,200,000 and (b) the ratio of Total Debt of the Borrower and its consolidated subsidiaries on the Closing Date to Pro Forma Cash Flow shall be no more than 4.60 to 1.0.

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     (k) The Administrative Agent shall have received projections of the Borrower and its subsidiaries for the years 2006 through 2013 and for the quarters beginning with the fourth fiscal quarter of 2006 and through the fourth fiscal quarter of 2008, in form and substance reasonably satisfactory to the Administrative Agent (the “Projections”).
     (l) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and each of the Subsidiary Guarantors, after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.
     (m) All material governmental and third party consents and approvals with respect to the Transactions and the other transactions contemplated hereby to the extent required shall have been obtained, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened in writing, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Transactions or the other transactions contemplated hereby.
     (n) The Administrative Agent shall have received at least five days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act.
     (o) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (i) be in an amount equal to the fair market value of such property or, with respect to Mortgaged Property acquired after the Closing Date, equal to 115% of the fair market value of the Mortgaged Property, (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (iv) name the Collateral Agent, for the benefit of the Secured Parties, as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 Form B (Amended 10/17/70 and 10/17/84) (or equivalent policies), if available; (vi) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following endorsements: variable rate; survey; comprehensive; zoning (ALTA 3.1 with parking added); first loss, last dollar and tie-in; access; separate tax parcel; usury; doing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Mortgaged Property, only); contiguity; and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property; and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent) (in each such case, a “Title Insurance Company”). The Administrative Agent shall have received evidence satisfactory to it that all premiums in

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respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of all other material documents affecting the Mortgaged Property.
     (p) If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance that (A) covers any parcel of improved Mortgaged Property that is located in a flood zone, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such Mortgaged Property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not later than the Term Loan Maturity Date and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.
     (q) The Administrative Agent and the Title Insurance Company shall have received maps or plans of an as-built survey (in each case, a “Survey”) of the sites of the owned Mortgaged Property intended to be subject to a Mortgage hereunder certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 60 days prior to the Closing Date by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plans and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein. Without limiting the generality of the foregoing, each Survey shall (i) be a current “as-built” survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (ii) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the Mortgaged Property, contain the legal description of the Mortgaged Property, and also contain a location sketch of the Mortgaged Property; (iii) show the location of all improvements as constructed on the Mortgaged Property, all of which shall be within the boundary lines of the Mortgaged Property and conform to all applicable zoning ordinances, set-back lines and restrictions; (iv) indicate the location of any improvements on the Mortgaged Property with the dimensions in relations to the lot and building lines; (v) show measured distances from the improvements to be set back and specified distances from street or Mortgaged Property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (vi) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the Mortgaged Property, to the extent available; and (vii) indicate the flood zone designation, if any, in which the Mortgaged Property is located. The legal description of the applicable Mortgaged Property shall be shown on the face of each survey or affixed

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thereto, and the same shall conform to the legal description contained in the title policy described above.
     (r) The Administrative Agent shall have received estoppel certificates from the landlord with respect to each leased Material Real Property, confirming the nonexistence of any default thereunder and certain other information with respect to such lease, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. In the event that Administrative Agent has determined that a recorded memorandum of lease or an amendment of lease is necessary or appropriate in order to make any leased Material Real Property mortgageable, or to grant the leasehold lender customary lender protections, then the Administrative Agent shall have received evidence of such recordation or a copy of such fully executed and binding lease amendment.
     (s) The Administrative Agent shall have received a copy of each Reinsurance Agreement and Retrocession Agreement to which Borrower or any of its Subsidiaries is a party or it or its property is subject.
     (t) The representations and warranties contained in Article 3 of the Purchase Agreement shall be true and correct and the conditions in Article 7.1(a) of the Purchase Agreement shall be satisfied (but, in each case, only with respect to representations and warranties that are material to the interests of the Lenders), and the representations and warranties made in Sections 3.01(b) and 3.01(d), 3.02(a), 3.03, 3.11 and 3.12 shall be true and correct.
     (u) No event, change or condition shall have occurred since December 31, 2005, that has caused, or could reasonably be expected to cause, a Closing Date Material Adverse Effect.
ARTICLE V.
Affirmative Covenants
     The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made or, in the case of indemnification, no notice has been given) shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, the Borrower will, and will cause each of the Subsidiaries to:
     SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.
     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents,

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copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; comply with the terms of, or enforce its rights under, each material lease of real property and each other material agreement so as to not permit any material uncured default on its part to exist thereunder, and except where the failure to do so could not have a material impact on the Borrower and its Subsidiaries taken as a whole; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (except in respect of ordinary wear and tear and casualty) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
     SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other reasonably satisfactory insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is prudent in the reasonable business judgment of the Borrower, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.
     SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Lien permitted by Section 6.02 of this Agreement) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.
     SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent who will deliver to each Lender:
     (a) (i) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be

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qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and (ii) as soon as available and in any event within 60 days (or, in the case of any audited statements and risk-based capital reports required to be delivered pursuant to this clause (ii), 180 days) after the close of each fiscal year of each Regulated Insurance Subsidiary, the annual statement of such Regulated Insurance Subsidiary (prepared in accordance with SAP) for such fiscal year and as filed with the Insurance Regulators of the state in which such Regulated Insurance Subsidiary is domiciled (together with any certifications or statements of such Regulated Insurance Subsidiary relating to such annual statement and any audited statements and risk-based capital reports, in each case which are required by such Insurance Regulators);
     (b) (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and (ii) as soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of each Regulated Insurance Subsidiary, quarterly financial statements of such Regulated Insurance Company (prepared in accordance with SAP) for such quarterly accounting period as filed with the Insurance Regulators of the state in which such Regulated Insurance Subsidiary is domiciled (together with any certifications or statements of such Regulated Insurance Subsidiary relating to such quarterly financial statements which are required by such Insurance Regulators);
     (c) within 30 days after the end of the first two fiscal months of each fiscal quarter, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) a certificate of the Financial Officer certifying such statements (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating

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compliance with the covenants contained in Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16, and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower’s calculation of Excess Cash Flow and (ii) the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Premium Finance Co. (if any) from such consolidated financial statements;
     (e) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default or Default with respect to Sections 6.11, 6.12, 6.13, 6.14, 6.15 or 6.16 (which certificate may be limited to the extent required by generally accepted accounting rules or guidelines);
     (f) at least 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the fiscal year following such fiscal year then ended (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such following fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;
     (h) promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any “management letter” (whether in final or draft form) received by any such person from its certified public accountants and the management’s response thereto;
     (i) promptly following receipt or as promptly as reasonably practicable following the request of the Administrative Agent or the Required Lenders, a report prepared by an independent actuarial consulting firm of recognized professional standing reasonably satisfactory to the Administrative Agent and the Required Lenders reviewing the adequacy of reserves of each Regulated Insurance Subsidiary determined in accordance with SAP, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Regulated Insurance Subsidiary in the possession of or available to the Borrower or its Subsidiaries; provided that no request may be made pursuant to this clause (i) unless there shall have occurred and be continuing an Event of Default;
     (j) promptly (i) after receipt thereof, copies of all regular and periodic reports of examinations (including, without limitation, triennial examinations and annual risk adjusted capital reports) of any Regulated Insurance Subsidiary, delivered to such person by any Insurance Regulators, insurance commission or similar regulatory authority,

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(ii) after receipt thereof, written notice of any assertion by any Insurance Regulators or any governmental agency or agencies substituted therefor, as to a violation of any Requirement of Law by any Regulated Insurance Subsidiary which could reasonably be expected to have a Material Adverse Effect, (iii) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which a Regulated Insurance Subsidiary is a party to the extent such termination or cancellation is likely to have a Material Adverse Effect, (iv) after receipt thereof, copies of any notice of actual suspension, termination or revocation of any material license of any Regulated Insurance Subsidiary by any Insurance Regulators, including any request by an Insurance Regulators which commits a Regulated Insurance Subsidiary to take or refrain from taking any action or which otherwise affects the authority of such Regulated Insurance Subsidiary to conduct its business and (v) an in any event within 30 Business Days after Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance Requirements of Laws enacted in any state in which any Regulated Insurance Subsidiary is domiciled which would reasonably be expected to have a Material Adverse Effect;
     (k) concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) in connection with the termination of each Reinsurance Agreement and Retrocession Agreement (other than with respect to any such agreement with the Borrower or any Subsidiary thereof), a copy of the slip or other document, agreement or correspondence with each reinsurer, retrocessionaire, reinsurance broker or agent which will amend, restate or supersede such terminating Reinsurance Agreement or Retrocession Agreement, and (ii) in connection with the execution of any Reinsurance Agreement and Retrocession Agreement, a copy of each such Reinsurance Agreement and Retrocession Agreement (other than with respect to any such agreement with the Borrower or any Subsidiary thereof), certified to be complete and correct by an authorized Signatory of the Regulated Insurance Subsidiary a party to such agreement acceptable to Administrative Agent;
     (l) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a copy of (i) each A.M. Best report, if any, with respect to Borrower of any of its Subsidiaries, and (ii) all correspondence from A.M. Best to Borrower or any of its Subsidiaries the contents of which (A) relate to a probable downgrade of the A.M. Best rating of any Regulated Insurance Subsidiary or (B) describe or relate to a circumstance that would reasonably be expected to have a Material Adverse Effect; and
     (m) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
     SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (who will deliver to the Issuing Bank and each Lender) prompt written notice of the following:
     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

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     (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any arbitrator or Governmental Authority, against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event described in clause (b) of the definition thereof or any other ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,500,000; and
     (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
     SECTION 5.06. Information Regarding Collateral. (a) Furnish to each of the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in any Loan Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise and all other actions have been taken that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify each of the Administrative Agent and the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
     (b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section I of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section.
     SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Environmental Assessments. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower, as the case may be, or any of its subsidiaries at reasonable times and as reasonably requested, and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower, as the case may be, or any of its subsidiaries with the officers thereof and independent accountants therefore, provided that a member of management of the applicable Loan Party shall be afforded a reasonable opportunity to be present at any meeting with such

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accountants, provided further, that so long as no Event of Default or Default has occurred and is continuing, there shall be no more than three visits in the aggregate by the Administrative Agent, Lenders, or their representatives per calendar year (or such additional number of visits as any of the Administrative Agent or Lenders may reasonably request provided such additional visits are coordinated with the Administrative Agent so as to reasonably minimize the burden imposed on each Loan Party and its Subsidiaries) and such visits shall be limited to normal business hours.
     (b) At its election, the Administrative Agent or any Lender may, at its own cost and expense, retain an independent engineer or environmental consultant to conduct an environmental assessment of any Mortgaged Property or facility of any Loan Party. The Borrower shall, and shall cause each of the Subsidiaries to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent or such Lender to have full access to each property or facility at reasonable times and after reasonable advance notice to the Borrower of the plans to conduct such an environmental assessment. Environmental assessments conducted under this paragraph shall be limited to visual inspections of the Mortgaged Property or facility, interviews with representatives of the Loan Parties or facility personnel, and review of applicable records and documents pertaining to the property or facility.
     (c) In the event that the Administrative Agent or any Lender shall have reason to believe that Hazardous Materials have been Released on or from any Mortgaged Property or other facility of the Borrower or the Subsidiaries or that any such property or facility is not being operated in material compliance with applicable Environmental Law, the Administrative Agent may, at its election and after reasonable advance notice to the Borrower, retain an independent engineer or other qualified environmental consultant to evaluate whether Hazardous Materials are present in the soil, groundwater, or surface water at such Mortgaged Property or facility or whether the facilities or properties are being operated and maintained in material compliance with applicable Environmental Laws. Such environmental assessments may include detailed visual inspections of the Mortgaged Property or facility, including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and groundwater samples as well as such other reasonable investigations or analyses as are necessary. The scope of any such environmental assessments under this paragraph shall be within the reasonable discretion of the Administrative Agent. The Borrower shall, and shall cause each of the Subsidiaries to, cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent to have full access to each property or facility at reasonable times and after reasonable advance notice to the Borrower of the plans to conduct such an environmental assessment. All environmental assessments conducted pursuant to this paragraph shall be at the Borrower’s sole cost and expense.
     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.
     SECTION 5.09. Additional Collateral, etc. (a) With respect to any Collateral acquired after the Closing Date or, in the case of inventory or equipment, any material Collateral moved after the Closing Date by the Borrower or any other Loan Party (other than any Collateral described in paragraphs (b), (c), (d) (e) or (f) of this Section) as to which the Collateral Agent,

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for the benefit of the Secured Parties, does not have a first priority perfected security interest, promptly (and, in any event, within 10 days following the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Collateral and (ii) take all actions necessary or advisable to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Collateral, including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent.
     (b)   With respect to any fee interest in any Collateral consisting of Material Real Property or any lease of Collateral consisting of Material Real Property acquired or leased after the Closing Date by the Borrower or any other Loan Party, promptly (and, in any event, within 10 days following the date of such acquisition) (i) execute and deliver a first priority Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents, (ii) provide the Secured Parties with title and extended coverage insurance in an amount at least equal to the purchase price of such Material Real Property (or such other amount as the Administrative Agent shall reasonably specify), Surveys, and if applicable, flood insurance, lease estoppel certificates, memoranda or amendments, all in accordance with the standards for deliveries contemplated on the Closing Date, as described in Sections 4.02(o) through (r) hereof, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent and (iv) deliver to the Administrative Agent a notice identifying, and upon the Administrative Agent’s request, provide a copy of, the consultant’s reports, environmental site assessments or other documents, if any, relied upon by the Borrower or any other Loan Party to determine that any such real property included in such Collateral does not contain Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in a material Environmental Liability.
     (c)   With respect to any Subsidiary (other than an Excluded Foreign Subsidiary, any Regulated Insurance Subsidiary, any Qualified Insurance Holding Company any TruPS Business Trust or a Premium Finance Co.) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or a Regulated Insurance Subsidiary or ceases to meet the requirement of being a Qualified Insurance Holding Company, TruPS Business Trust or a Premium Finance Co. at any time after the Closing Date) by the Borrower or any of the Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected first priority security interest in the Equity Interests in such new Subsidiary that are owned by the Borrower or any of the Subsidiaries, (ii) deliver to the Collateral Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as

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the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (and provide Guarantees of the Obligations) and the Intellectual Property Security Agreements and (B) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to such new Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.
     (d)   With respect to any Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Excluded Foreign Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding voting Equity Interests in any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) if certificated, deliver to the Collateral Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to perfect the security interest of the Collateral Agent thereon and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.
     (e)   With respect to any Regulated Insurance Subsidiary, Premium Finance Co. or TruPS Business Trust created or acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Regulated Insurance Subsidiary, Premium Finance Co. or TruPS Business Trust that is owned by the Borrower or any of its Domestic Subsidiaries provided that such security interest shall remain limited by and subject to any and all Requirements of Law as further set forth in the Guarantee and Collateral Agreement, (ii) if certificated, deliver to the Collateral Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, and take such other

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action as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to perfect the security interest of the Collateral Agent thereon and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.
     (f)   With respect to any Qualified Insurance Holding Company created or acquired after the Closing Date by the Borrower or any of the Subsidiaries, promptly (and, in any event, within 10 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Qualified Insurance Holding Company that is owned by the Borrower or any of its Domestic Subsidiaries provided that such security interest shall remain limited by and subject to any and all Requirements of Law as further set forth in the Guarantee and Collateral Agreement, (ii) if certificated, deliver to the Collateral Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement (and provide Guarantees of the Obligations) and the Intellectual Property Security Agreements and (B) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to such new Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.
     SECTION 5.10.   Further Assurances. From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all such actions (including filing UCC and other financing statements), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental

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Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may be required to obtain from the Borrower or any of the Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
     SECTION 5.11.   Interest Rate Protection. The Borrower shall ensure that for at least 2 years following the Closing Date no less than 25% of the Borrower’s long-term Indebtedness (excluding the Subordinated Debt) effectively bears interest at a fixed rate, either by its terms or through the Borrower entering into, as promptly as practicable (and in any event no later than the 120th day after the Closing Date), Hedging Agreements reasonably acceptable to the Administrative Agent.
     SECTION 5.12.   Maintain Reinsurance. Maintain such quota-share reinsurance as is prudent in the reasonable business judgment of the Borrower.
     SECTION 5.13.   Tax Sharing Arrangements. (a) With respect to USAgencies and USCasualty, maintain and act in accordance with that certain Inter-Company Tax Allocation Agreement (the “USAgencies Intercompany Tax Agreement”), dated as of August 21, 1997 by and between USAgencies and USCasualty, and shall not amend, modify or terminate the USAgencies Intercompany Tax Agreement in any way adverse to the Lenders without the prior written consent of the Lenders (other than any such amendments or modifications necessary to conform to the Affirmative Intercompany Tax Agreement in effect as of the Closing Date, as modified in accordance with Section 5.13(b)).
     (b) With respect to Borrower and its Subsidiaries, maintain and act in accordance with that certain Intercompany Tax Allocation Agreement (the “Affirmative Intercompany Tax Agreement”), effective as of January 1, 2004, by and among Borrower and each of the Subsidiaries listed on the signature pages thereto, and shall not amend, modify or terminate the Affirmative Intercompany Tax Agreement in any way adverse to the Lenders without the prior written consent of the Lenders.
     (c) Other than the USAgencies Intercompany Tax Agreement and the Affirmative Intercompany Tax Agreement, the Borrower and its Subsidiaries are not a party to any tax sharing, tax allocation or similar agreement and shall not enter into any such agreement without the prior written consent of the Lenders.
ARTICLE VI.
Negative Covenants
     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have expired, been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

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     SECTION 6.01.   Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
     (a)   Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any Permitted Refinancing Indebtedness in respect of any such Indebtedness;
     (b)   Indebtedness created hereunder and under the other Loan Documents;
     (c)   unsecured intercompany Indebtedness of the Borrower and the Subsidiary Guarantors to the extent permitted by Section 6.04(a) so long as such Indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;
     (d)   Capital Lease Obligations and Synthetic Lease Obligations of Borrower of any Subsidiary Guarantor in an aggregate principal amount, not exceeding $5,000,000 at any time outstanding;
     (e)   (i) Indebtedness of the Borrower and the Subsidiary Guarantors under the Subordinated Debt and (ii) Indebtedness of the Borrower and the Subsidiary Guarantors under the Qualified Additional Subordinated Debt, in the case of clause (ii), not to exceed a principal amount equal to $50,000,000;
     (f)   Indebtedness of any person that becomes a Subsidiary Guarantor after the date hereof; provided that (i) such Indebtedness exists at the time such persons becomes a Subsidiary and is not created in contemplation of or in connection with such person becoming a Subsidiary, (ii) immediately before and after such person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(f) shall not exceed $2,000,000 at any time outstanding;
     (g)   Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;
     (h)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is promptly covered by the Borrower or any Subsidiary;
     (i)   Indebtedness of Premium Finance Co. incurred in connection with any Approved Premium Finance Facility in an aggregate principal amount not to exceed $50,000,000, provided, that for the avoidance of doubt, such Indebtedness (i) shall be secured solely by the assets of the Premium Finance Co. (which may include, without limitation, a pledge of eligible accounts receivable of the Premium Finance Co.), (ii) shall not be secured by any Equity Interests of the Borrower or any of its Subsidiaries, (iii) shall not be guaranteed by any Subsidiary of the Borrower other than in accordance with Section 6.01(j) below, and (iv) shall not be exchangeable or convertible into Indebtedness or Equity Interests of the Borrower or any of its Subsidiaries;

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     (j)   unsecured Guaranties by any Loan Party of Indebtedness incurred in accordance with Section 6.01(i) above;
     (k)   Customary indemnity obligations for the benefit of a seller or purchaser in connection with the acquisition or disposition of assets otherwise permitted by this Agreement (excluding for the avoidance of doubt, Indebtedness for borrowed money or Guarantees of the payment of borrowed money, whether in the form of a seller or purchaser note or otherwise); and
     (l)   other unsecured Indebtedness of the Borrower or the Subsidiary Guarantors in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.
     SECTION 6.02.   Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
     (a)   Liens on property or assets of the Borrower and the Subsidiary Guarantors existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancings, extensions, renewals and replacements thereof permitted hereunder;
     (b)   any Lien created under the Loan Documents;
     (c)   any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary Guarantor; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary Guarantor and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;
     (d)   Liens for taxes not yet due or which are being contested in compliance with Section 5.03;
     (e)   carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;
     (f)   pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;
     (g)   deposits to (i) secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature

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incurred in the ordinary course of business; (ii) secure liabilities for payment of liability insurance or for reimbursement or indemnification obligations of insurance carriers; (iii) satisfy escrow obligations under reinsurance agreements; and (iv) satisfy statutory obligations to grant Liens in favor of any Insurance Regulator imposed by such Insurance Regulator, in the case of clauses (ii), (iii) and (iv) if and only (A) to the extent granted by any Regulated Insurance Subsidiary in the course of its customary and ordinary Business and (B) in any event limited to an amount not to exceed, in the aggregate at any time outstanding, $5,000,000;
     (h)   zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiary Guarantors or the ability of the Borrower or any of the Subsidiary Guarantors to utilize such property for its intended purpose;
     (i)   purchase money security interests in real property, improvements thereto or other fixed or capital assets hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary Guarantors; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary Guarantors;
     (j)   judgment Liens securing judgments not constituting an Event of Default under Article VII;
     (k)   any interest or title of a lessor or sublessor under any lease entered into by the Borrower or any of the Subsidiary Guarantor in the ordinary course of business and covering only the assets so leased;
     (l)   Liens on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens; provided that (i) the applicable deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or the Subsidiary Guarantors in excess of those set forth in regulations promulgated by the Board and (ii) the applicable deposit account is not intended by the Borrower or any of the Subsidiary Guarantor to provide collateral or security to the applicable depositary institution or any other person;
     (m)   any Lien in respect of eligible receivables or other assets of Premium Finance Co. granted by Premium Finance Co. to secure any Approved Premium Finance Facility in favor or the lenders or their agent thereunder;
     (n)   Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.04;

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     (o)   Liens arising from precautionary uniform commercial code financing statements regarding operating leases not constituting Indebtedness or consignments;
     (p)   Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder; and
     (q)   other liens securing obligations of the Borrower or the subsidiaries the aggregate principal amount of the obligations secured by which does not exceed $2,000,000 at any time outstanding.
     SECTION 6.03.   Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, respectively.
     SECTION 6.04.   Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances or capital contributions to, or make or permit to exist any investment or any other interest in, any other person (all of the foregoing, “Investments”), except:
     (a)   (i) Investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional Investments by the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the whollyowned Subsidiaries of the Borrower; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitation referred to in Sections 5.09(c), (d) and (e) in the case of any Excluded Foreign Subsidiary, Regulated Insurance Subsidiary or Premium Finance Co.), (B) the aggregate amount of Investments by Loan Parties in Subsidiaries that are either Excluded Foreign Subsidiaries or a Premium Finance Co. shall not exceed $2,000,000 at any time outstanding and (C) if such Investment shall be in the form of a loan or advance, such loan or advance shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and, if such loan or advance shall be made by a Loan Party, it shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement;
     (b)   (i) Permitted Investments by the Borrower and its Subsidiaries (other than Regulated Insurance Subsidiaries) and (ii) investments by Regulated Insurance Subsidiaries to the extent permitted under applicable Requirements of Law;
     (c)   Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

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     (d)   the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;
     (e)   the Acquisition and Permitted Acquisitions;
     (f)   Investments existing on the date hereof and set forth on Schedule 6.04;
     (g)   extensions of trade credit in the ordinary course of business;
     (h)   Investments made as a result of the receipt of non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.05;
     (i)   intercompany loans and advances to Borrower to the extent that the Subsidiaries may pay dividends to the Borrower pursuant to Section 6.06 (and in lieu of paying such dividends); provided that such intercompany loans and advances (i) shall be made for the purposes, and shall be subject to all the applicable limitations set forth in, Section 6.06 and (ii) shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement; and
     (j)   in addition to Investments permitted by paragraphs (a) through (i) above, additional Investments by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (j) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $5,000,000 in the aggregate.
     SECTION 6.05.   Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or liquidate or dissolve, or sell, transfer, lease, issue or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except for (i) the purchase and sale by the Borrower or any Subsidiary of inventory in the ordinary course of business, (ii) the sale or discount by the Borrower or any Subsidiary in each case without recourse and in the ordinary course of business of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction), (iii) any Regulated Insurance Subsidiary may (x) enter into any Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that any counterparty to any such Reinsurance Agreement or Retrocession Agreement shall have an A.M. Best financial strength rating of B++ (or equivalent rating level if A.M. Best changes its ratings methodology or designations) or better, unless such counterparty’s obligations under such Reinsurance Agreement or Retrocession Agreement are collateralized by irrevocable letters of credit and/or a trust or similar arrangement containing cash and/or marketable securities with an average quality rating of B++

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(or its equivalent) or better of which the applicable Regulated Insurance Subsidiary is the beneficiary, and (y) dispose of any assets in its investment portfolio, and (iv) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (1) the merger or consolidation of any wholly owned Subsidiary into or with the Borrower in a transaction in which the Borrower is the surviving corporation, (2) the merger or consolidation of any wholly owned Subsidiary (other than any Regulated Insurance Subsidiary or any Premium Finance Co.) into or with any other wholly owned Subsidiary (other than any Regulated Insurance Subsidiary or any Premium Finance Co.) in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided that if any party to any such transaction is (A) a Loan Party, the surviving entity of such transaction shall be a Loan Party, (B) a Domestic Subsidiary, the surviving entity of such transaction shall be a Domestic Subsidiary and (C) USAgencies or a Subsidiary thereof, the surviving entity shall be USAgencies or a surviving Subsidiary thereof) and (3) Permitted Acquisitions by the Borrower or any Subsidiary.
     (b)   Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 80% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness of the Borrower or any Subsidiary), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $30,000,000 in the aggregate and (iv) such sale, transfer, lease or disposition of assets is from USAgencies or a Subsidiary thereof to the Borrower or its Subsidiaries, and the acquirer of such assets is not USAgencies or a Subsidiary thereof.
     SECTION 6.06.   Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders, (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or the Subsidiaries or make payments to employees of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $1,500,000 in any fiscal year, (iii) so long as no Default or Event of Default shall have occurred or be continuing or would result therefrom, the Borrower may declare and pay dividends or make other customary distributions ratably to its equity holders consistent with past practice and in an amount not to exceed $3,000,000 in any fiscal year, and (iv) Borrower may declare and pay dividends to holders of a class of Equity Interests payable solely in Equity Interests of such class of Equity Interests held by such holders.
     (b)   Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its

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Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Subsidiary that is not a Loan Party (other than any Premium Finance Co. and its Subsidiaries, as to which the foregoing shall apply) by the terms of any Indebtedness of such Subsidiary permitted to be incurred hereunder (other than any Approved Premium Finance Facility, as to which the foregoing shall apply), (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by the Subordinated Debt Documents or any restrictions or conditions no less favorable to the Borrower, its Subsidiaries and the Lenders contained in the Qualified Additional Subordinated Debt Documents and (F) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
     SECTION 6.07.   Transactions with Affiliates. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) Restricted Payments may be made to the extent provided in Section 6.06, (c) Borrower and its Subsidiaries may engage in transactions with Premium Finance Co. in the ordinary course of business and on terms no less favorable to the Loan Parties than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate.
     SECTION 6.08.   Business of the Borrower and Subsidiaries; Limitation on Hedging Agreements. (a) With respect to Borrower, engage in any business activities or have any assets or liabilities other than its ownership of the Equity Interests in its direct whollyowned Domestic Subsidiaries (none of which shall be a Premium Finance Co.) and liabilities incidental thereto, including its liabilities pursuant to the Loan Documents.
     (b)   With respect to the Borrower and the Subsidiaries, engage at any time in any business or business activity other than the business conducted by it as of the date hereof and business activities reasonably incidental thereto.
     (c)   With respect to LIFCO, (i) directly or indirectly be merged with or into or otherwise transfer any of its assets to any Premium Finance Co. or any person that becomes a Premium Finance Co. or (ii) provide any premium financing to any persons other than customers of USAgencies or any of its Subsidiaries.
     (d)   With respect to any Premium Finance Co., (i) directly or indirectly be merged with or into or otherwise transfer any of its assets to LIFCO or any of its Subsidiaries or (ii)

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provide any premium financing to customers of USAgencies or any of its Subsidiaries or otherwise compete in the state of Louisiana with USAgencies or any of its Subsidiaries with respect to the provision of premium financing to customers of USAgencies, its Subsidiaries or any other Subsidiary of the Borrower operating under the brand or trade name of “USAgencies” or any other brand or trade name used by the Borrower or its Subsidiaries.
     (e)   Enter into any Hedging Agreement other than (a) any such agreement or arrangement entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or (b) any such agreement entered into to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculation purposes.
     SECTION 6.09.   Other Indebtedness and Agreements; Amendments to Acquisition Documentation. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which the Subordinated Debt, any Qualified Additional Subordinated Debt, any Approved Premium Financing, any other Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower or any of the Subsidiaries or the Lenders.
     (b)   (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness, except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness permitted by Section 6.01, (C) payments by Premium Finance Co. of any Approved Premium Financing made in accordance with the terms of such Approved Premium Financing and (D) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities or (iii) to optionally or voluntarily redeem any Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to the issuance of any TruPS and any related TruPS instrument, at any time prior to the date that is six months after the latest of the Revolving Credit Maturity Date and the Term Loan Maturity Date, other than upon issuance of additional Qualified Additional Subordinated Debt;
     (c)   (i) Permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce strictly the terms and conditions of, any of the indemnities and licenses furnished to the Borrower and the Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Secured Parties with respect thereto or (ii) otherwise permit any waiver, supplement, modification, amendment, termination

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or release of, or fail to enforce strictly the terms and conditions of, any of the Acquisition Documentation except to the extent that such waiver, supplement, modification, amendment, termination or release or failure to enforce could not reasonably be expected to have a Material Adverse Effect.
     SECTION 6.10.   Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries (other than Premium Finance Co.) in any period set forth below to exceed the amount set forth below for such period:

Fiscal Year Ending	Amount
December 31, 2007	$7,000,000
December 31, 2008	$7,300,000
December 31, 2009	$7,500,000
December 31, 2010	$7,800,000
December 31, 2011	$8,000,000
December 31, 2012	$8,000,000
December 31, 2013	$8,000,000
; provided, however, (x) if the aggregate amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2008, shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10 for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount may be added to the amount of Capital Expenditures permitted under this Section 6.10 for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover), provided further, that Borrower shall be allowed to expend an amount up to $35,000,000 in the aggregate during the period beginning on January 1, 2007 and ending on December 31, 2008 (the “Permitted IT Capital Expenditures”), in addition to the aggregate amounts of permitted Capital Expenditures set forth above in the fiscal years commencing on January 1, 2007 and January 1, 2008, respectively, in connection with the upgrade of its information technology infrastructure by Accenture or another technology services provider reasonably acceptable to the Administrative Agent.
     SECTION 6.11.   Interest Coverage Ratio. Permit the Interest Coverage Ratio during any period set forth below to be less than the ratio set forth opposite such period below:

Four Fiscal Quarters Ended	Ratio
March 31, 2007	3.00:1.00
June 30, 2007	3.00:1.00
September 30, 2007	3.00:1.00
December 31, 2007	3.00:1.00
March 31, 2008	3.25:1.00
June 30, 2008	3.25:1.00
September 30, 2008	3.50:1.00

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Four Fiscal Quarters Ended	Ratio
December 31, 2008	3.50:1.00
March 31, 2009	4.00:1.00
June 30, 2009	4.00:1.00
September 30, 2009	4.00:1.00
December 31, 2009	4.00:1.00
March 31, 2010	4.50:1.00
June 30, 2010	4.50:1.00
September 30, 2010	4.50:1.00
December 31, 2010	4.50:1.00
March 31, 2011	4.50:1.00
June 30, 2011	4.50:1.00
September 30, 2011	4.50:1.00
December 31, 2011	4.50:1.00
March 31, 2012	4.50:1.00
June 30, 2012	4.50:1.00
September 30, 2012	4.50:1.00
December 31, 2012	4.50:1.00
March 31, 2013	4.50:1.00
June 30, 2013	4.50:1.00
September 30, 2013	4.50:1.00
December 31, 2013	4.50:1.00
     SECTION 6.12.   Leverage Ratio. Permit the Leverage Ratio during any period set forth below to be greater than the ratio set forth opposite such period below:

Four Fiscal Quarters Ended	Ratio
March 31, 2007	4.25:1.00
June 30, 2007	4.25:1.00
September 30, 2007	4.00:1.00
December 31, 2007	4.00:1.00
March 31, 2008	3.75:1.00
June 30, 2008	3.75:1.00
September 30, 2008	3.25:1.00
December 31, 2008	3.25:1.00
March 31, 2009	3.00:1.00
June 30, 2009	3.00:1.00
September 30, 2009	2.75:1.00
December 31, 2009	2.75:1.00
March 31, 2010	2.50:1.00
June 30, 2010	2.50:1.00
September 30, 2010	2.00:1.00
December 31, 2010	2.00:1.00
March 31, 2011	2.00:1.00
June 30, 2011	2.00:1.00
September 30, 2011	2.00:1.00

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Four Fiscal Quarters Ended	Ratio
December 31, 2011	2.00:1.00
March 31, 2012	2.00:1.00
June 30, 2012	2.00:1.00
September 30, 2012	2.00:1.00
December 31, 2012	2.00:1.00
March 31, 2013	2.00:1.00
June 30, 2013	2.00:1.00
September 30, 2013	2.00:1.00
December 31, 2013	2.00:1.00
     SECTION 6.13.   Minimum Risk-Based Capital Ratio. The Borrower will not permit the Risk-Based Capital Ratio for any Regulated Insurance Subsidiary determined on an individual basis calculated as of the last day of any fiscal year to be less than 250%, provided that if any such person fails to maintain such Risk-Based Capital Ratio as of the last day of any fiscal year the Borrower shall nevertheless be deemed to be in compliance with this Section 6.13, and no Default or Event of Default shall exist, so long as (i) the Combined Risk-Based Capital Ratio for all Regulated Insurance Subsidiaries as of the last day of such fiscal year is at least 275% and (ii) the Risk-Based Capital Ratio of each Regulated Insurance Subsidiary determined on an individual basis as of the last day of such fiscal year is at least 200%.
     SECTION 6.14.   Combined Ratio. Borrower shall not permit the Combined Ratio of any Regulated Insurance Subsidiary to be greater than 105% at any time.
     SECTION 6.15.   Fixed Charge Coverage Ratio. From and after any Increased Amount Date in respect of which any Primary New Revolving Loan Commitments have become effective in accordance with Section 2.24 hereof, Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as at the last day of any fiscal year of Borrower (for the avoidance of doubt, as such covenant may be waived, amended or modified by the Required Revolving Credit Lenders in accordance with the final “provided further” clause contained in Section 9.08(b) hereof).
     SECTION 6.16.   Consolidated Net Worth. From and after any Increased Amount Date in respect of which any Primary New Revolving Loan Commitments have become effective in accordance with Section 2.24 hereof, Borrower shall not permit Consolidated Net Worth to be less than $195,000,000 at any time (for the avoidance of doubt, as such covenant may be waived, amended or modified by the Required Revolving Credit Lenders in accordance with the final “provided further” clause contained in Section 9.08(b) hereof).
     SECTION 6.17.   Fiscal Year. With respect to the Borrower or USAgencies, change its fiscal year-end to a date other than December 31.

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ARTICLE VII.
Events of Default
     In case of the happening of any of the following events (“Events of Default”):
     (a)   any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
     (b)   default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (c)   default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
     (d)   default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.05 or 5.08 or in Article VI;
     (e)   default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days;
     (f)   (i) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Subordinated Debt, any Qualified Additional Subordinated Debt, any Approved Premium Financing or any other Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Subordinated Debt, any Qualified Additional Subordinated Debt, any Approved Premium Finance Facility or any other Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Subordinated Debt, any Qualified Additional Subordinated Debt, any Approved Premium Financing or any other Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (g)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any

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Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h)   the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
     (i)   one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 or other judgments that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;
     (j)   an ERISA Event described in clause (b) of the definition thereof shall have occurred or any other ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $2,500,000;
     (k)   any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny that it has any further liability under its Guarantee (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);
     (l)   any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected and, with respect to the Secured Parties, first priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on any material Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing Equity Interests pledged under the Guarantee and Collateral Agreement; or

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     (m)   there shall have occurred a Change in Control;
then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event either or both of the following actions may be taken: (i) the Administrative Agent may, and at the request of the Majority Facility Lenders with respect to the Revolving Credit Facility shall, by notice to the Borrower, terminate forthwith the Revolving Credit Commitments and the Swingline Commitment and (ii) the Administrative Agent may, and at the request of the Required Lenders shall, declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Revolving Credit Commitments and the Swingline Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity.
ARTICLE VIII.
The Agents and the Arranger
     Each of the Lenders and the Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf, including the execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized by the Lenders to execute any and all documents (including releases and the Security Documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.
     Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally

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engage in any kind of business with the Borrower or any Subsidiary or any of their respective Affiliates as if it were not an Agent hereunder.
     No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

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     Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor; provided that during the existence and continuance of an Event of Default no such consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent. In addition, notwithstanding the effectiveness of a resignation by the Administrative Agent hereunder, (a) the retiring Administrative Agent may, in its sole discretion, continue to provide the services of the Administrative Agent solely with respect to administering, collecting and delivering any payments of principal, interest, fees, premium or other amounts in respect of the Loans and maintaining the books and records relating thereto (such Administrative Agent acting in such capacity, the “Paying Agent”), (b) the term “Administrative Agent” when used in connection with any such functions shall be deemed to mean such retiring Administrative Agent in its capacity as the Paying Agent and (c) such retiring Administrative Agent shall, in its capacity as the Paying Agent, continue to be vested with and enjoy all of the rights and benefits of an Administrative Agent hereunder.
     The Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.
     Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arranger or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arranger or any Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
     To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other

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reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
ARTICLE IX.
Miscellaneous
     SECTION 9.01.   Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section 9.01), notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
     (i) if to the Borrower or any other Loan Party, to the Borrower at Affirmative Insurance Holdings, Inc., Attention of Joseph Fisher, 150 Harvester Drive, Burr Ridge, IL 60527 (Tel. No. (708) 233-7080) (Fax No. (708) 233-7013) (e-mail: joseph.fisher@affirmativeinsurance.com) and to Affirmative Insurance Holdings, Inc., Attention of Mark E. Pape, 4450 Sojourn Drive, Suite 500, Addison, TX 75001 (e-mail: mark.pape@affirmativeinsurance.com);
     (ii) if to the Administrative Agent or the Collateral Agent, to Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and
     (iii) if to a Lender, to it at its address (or fax number) set forth in the Lender Addendum or the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto or set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by fax shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested”

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function, return e-mail or other written acknowledgment); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto in accordance with the provisions hereof.
     SECTION 9.02.   Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other documents delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any such other party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 and Article VIII shall survive and remain operative and in full force and effect regardless of the expiration or termination of this Agreement (or any provisions hereof), the consummation of the transactions contemplated hereby, the repayment of any Loan, the expiration or termination of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Arranger, any Lender or the Issuing Bank.
     SECTION 9.03.   Binding Effect. This Agreement shall become effective when it shall have been executed by each of the parties hereto and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
     SECTION 9.04.   Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     (b)   Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably

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withheld or delayed), (ii) in the case of any assignment of a Revolving Credit Commitment, each of the Issuing Bank, the Swingline Lender and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower shall not be required to any such assignment during the continuance of any Default or in connection with the initial syndication of the Facility, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 in the case of Term Loans and $5,000,000 in the case of Revolving Loans (or, if less, the entire remaining amount of such Lender’s Commitment) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Commitment) (it being understood and agreed that, with respect to any Lender that is an investment fund, such Lender and any other one or more investment funds that invest in commercial loans and that is or are managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender shall be deemed to be a single Lender for purpose of calculating such minimum thresholds), (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).
     (c)   By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is

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legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, the Arranger, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
     (d)   The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (e)   Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire and all applicable tax forms completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and the written consent of the Swingline Lender, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
     (f)   Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to

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enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or any substantial part of the Collateral).
     (g)   Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
     (h)   Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
     (i)   Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information

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relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
     (j)   The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
     SECTION 9.05.   Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including in each case the fees, disbursements and other charges of Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, disbursements and other charges of any counsel for the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Bank or any Lender.
     (b)   The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Arranger, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from primarily the gross negligence or willful misconduct of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee).
     (c)   To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay

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to the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.
     (d)   To the extent permitted by applicable law, the Borrower shall not assert, and it hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
     (e)   The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions or the other transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Arranger, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.
     SECTION 9.06.   Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 9.07.   Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”)

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AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 9.08.   Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
     (b)   Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j), the provisions of this Section or the definition of the term “Required Lenders,” or release any Guarantor, without the prior written consent of each Lender, (iv) amend or modify the definition of the term “Majority Facility Lenders” without the prior written consent of each Lender affected thereby, (v) release all or any substantial part of the Collateral without the prior written consent of each Lender, (vi) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class or (vii) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as applicable; provided further that on or prior to the date upon which, in accordance with Article VII hereof, any Loans then outstanding shall have been declared to be forthwith due and payable in whole or in part, Sections 6.15 and 6.16 may be waived, amended or modified (in each case in a manner such that the foregoing Sections shall be no more onerous to the Borrower and its

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Subsidiaries than the existing provisions contained therein) pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Revolving Credit Lenders.
     SECTION 9.09.   Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     SECTION 9.10.   Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Bank and the Lenders ) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
     SECTION 9.11.   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
     SECTION 9.12.   Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being

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understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 9.13.   Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement or of a Lender Addendum by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 9.14.   Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 9.15.   Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.
     (b)   The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 9.16.   Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being

114

understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto agrees that each other party hereto (and each of its employees, representatives or agents) are permitted to disclose to any persons, without limitation, the tax treatment and tax structure of the Loans and the other transactions contemplated by the Loan Documents and all materials of any kind (including opinions and tax analyses) that are provided to the Loan Parties, the Lenders, the Arranger or any Agent related to such tax treatment and tax aspects. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Loans or the transactions contemplated by the Loan Documents.
     SECTION 9.17.   Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

115

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AFFIRMATIVE INSURANCE HOLDINGS, INC., as Borrower
By:	/s/ Mark E. Pape
	Name:	Mark E. Pape
	Title:	Chief Financial Officer and Executive Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender
By:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Director

By:	/s/ Denise L. Alvarez
	Name:	Denise L. Alvarez
	Title:	Associate

Exhibit A
Administrative Questionnaire

I. Borrower Name: Affirmative Insurance Holdings, Inc.

II. Legal Name of Lender for Signature Page:

III. Name of Lender for any eventual tombstone:

IV. Legal Address:

V. Contact Information:

	Credit Contact	Operations Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

Email: Address:

VI. Lender’s Wire Payment Instructions:

Pay to:

(Name of Lender)

	(ABA#)	(City/State)

	(Account #)	(Account Name)
Please return this form, by fax, to the attention of “Credit Suisse, Agency Group” fax (212) 325-8304, no later than 5:00 p.m. New York City time, on [          ], 2007.

Exhibit A
Administrative Questionnaire
Borrower Name: Affirmative Insurance Holdings, Inc.

VII. Organizational Structure:
Foreign Branch, organized under which laws etc.

Lender’s Tax ID:

Tax withholding Form Attached (For Foreign Buyers)
[   ]    Form W-9
[   ]    Form W-8
[   ]    Form 4224 effective:
[   ]    Form 1001
[   ]    W/Hold                     % Effective
[___]  Form 4224 on file with Administrative Agent from previous current year’s transaction
VIII. Payment Instructions:
Servicing Site:

Pay To:

IX. Name of Authorized Officer:

Name:

Signature:

Date:

A-2

Exhibit A
Administrative Questionnaire
X. Institutional Investor Sub-Allocations

Institution Legal

Fund Manager:

Sub-Allocations:

Exact Legal
Name	Sub-	Direct Signer to
(for	Allocation	Credit	Purchase by	Date of Post
documentation	(Indicate	Agreement	Assignment	Closing
purposes)	US$)	(Yes / No)	(Yes / No)	Assignment
1.

2.

3.

4.

5.

6.

7.

Total

Special Instructions

A-3

Exhibit B
AFFIRMATIVE INSURANCE HOLDINGS, INC.
FORM OF AFFILIATE SUBORDINATION AGREEMENT
AFFILIATE SUBORDINATION AGREEMENT dated as of [     ], 200___ (this “Agreement”), among the subordinated lenders listed on Schedule 1 hereto (each a “Subordinated Lender” and collectively, the “Subordinated Lenders”), AFFIRMATIVE INSURANCE HOLDINGS, INC.(“Borrower”) and each Subsidiary listed on Schedule 2 hereto (together with the Borrower, each a “Subordinated Borrower” and collectively, the “Subordinated Borrowers”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement (as defined below), for the benefit of the Lenders (as defined in the Credit Agreement referred to below).
Reference is made to the Credit Agreement dated as of January 31, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, the Administrative Agent, and other parties thereto.
Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All references to articles, sections, exhibits and schedules shall be deemed references to articles and sections of, and exhibits and schedules to, this Agreement, unless the context shall otherwise require.
The ability under the Credit Agreement of any Subordinated Borrower to incur Indebtedness to any Subordinated Lender is conditioned upon the execution and delivery by such Subordinated Lender and each Subordinated Borrower of an agreement in the form hereof pursuant to which such Subordinated Lender agrees to subordinate its rights with respect to the Subordinated Obligations (as defined below) to the rights of the Senior Lenders (as defined below) under the Credit Agreement, all on the terms set forth herein.
Accordingly, each Subordinated Lender, each Subordinated Borrower and the Administrative Agent, on behalf of itself and each Senior Lender (and each of their respective successors or assigns), hereby agrees as follows:
SECTION 1. Subordination. (a) Each Subordinated Lender hereby agrees that all its right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Lenders and the Agents (each, as defined in the Credit Agreement and collectively, the “Senior Lenders”) in respect of the Obligations of the Borrower arising under the Credit Agreement and the other Loan Documents, including the payment of principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Subsidiary whether or not a claim for post-filing interest is allowed or allowable in any such proceeding), fees, charges, expenses, indemnities, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (collectively, the “Senior Obligations.”). For purposes hereof, “Subordinated Obligations” means all obligations of each Subordinated Borrower to each Subordinated Lender in respect of loans, advances, extensions of credit or other Indebtedness, including in respect of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect thereof.

(b) Each Subordinated Borrower and each Subordinated Lender agrees (in each case solely with respect to the Subordinated Obligations in respect of which it is the obligor or obligee, as the case may be, and solely with respect to each Subordinated Borrower or Subordinated Lender that is its counterparty on such Subordinated Obligations) that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of any Subordinated Borrower or received, accepted or demanded, directly or indirectly, by or on behalf of any Subordinated Lender at any time when an Event of Default exists as defined under the Credit Agreement and the Borrower has received a written notice from the Administrative Agent prohibiting any further payment in respect of the Subordinated Obligations so long as any such Event of Default is continuing (provided that such notice shall not be required to be given (and no such payment may be made) if the Event of Default is of the type set forth in clauses (b), (c), (g) or (h) of Article VII of the Credit Agreement).
(c) Upon any distribution of the assets of any Subordinated Borrower or upon any dissolution, winding up, liquidation or reorganization of any Subordinated Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Subordinated Borrower, or otherwise:
     (i) the Senior Lenders shall first be entitled to receive indefeasible payment in full in cash of the Senior Obligations (whenever arising) (other than indemnification obligations and other contingent obligations not then due and payable) before any Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations of such Subordinated Borrower, whether of principal, interest or otherwise; and
     (ii) any payment by, or on behalf of, or distribution of the assets of, such Subordinated Borrower of any kind or character, whether in cash, securities or other property, to which any Subordinated Lender would be entitled except for the provisions of this Section 1 shall be paid or delivered by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent, for the benefit of the Senior Lenders (pro rata, in accordance with the respective amounts of the Senior Obligations owed to each of the Senior Lenders), until the indefeasible payment in full of all Senior Obligations (other than indemnification obligations and other contingent obligations not then due and payable).
At any time when an Event of Default exists under the Credit Agreement, each Subordinated Lender agrees not to ask, demand, sue for or take or receive from any Subordinated Borrower in cash, securities or other property or by setoff, purchase or redemption (including, without limitation, from or by way of collateral), payment of all or any part of the Subordinated Obligations and agrees that in connection with any proceeding involving any Subordinated Borrower under any bankruptcy, insolvency, reorganization, arrangement, receivership or similar law (i) the Administrative Agent is irrevocably authorized and empowered (in its own name or in the name of such Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the applicable Subordinated Obligations and enforcing any security interest or other Lien securing payment of such Subordinated Obligations) as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Senior Lenders and (ii) such Subordinated Lender shall duly and promptly take such action as the Administrative Agent may request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Administrative Agent such irrevocable powers of attorney, assignments or other instruments as the Administrative Agent may request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other Liens securing payment of, the applicable Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations. A copy of this Agreement may be filed with any court as evidence of the Senior Lenders’ right, power and authority hereunder.
(d) In the event that any payment by, or on behalf of, or distribution of the assets of, any Subordinated Borrower of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of any Subordinated Lender or any Affiliate thereof at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held by such Subordinated Lender or Affiliate in trust (segregated from other property of such Subordinated Lender or Affiliate) for the benefit of, and shall forthwith be paid over to, the Administrative Agent, for the benefit of the Senior Lenders (pro rata, in accordance with the respective amounts of the Senior Obligations owed to each of the Senior Lenders), until the indefeasible payment in full in cash of all Senior Obligations (other than indemnification obligations and other contingent obligations not then due and payable).
(e) Subject to the prior indefeasible payment in full in cash of the Senior Obligations (other than indemnification obligations and other contingent obligations not then due and payable), each applicable Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions in cash, securities or other property of each applicable Subordinated Borrower applicable to the Senior Obligations until all amounts owing on the Senior Obligations shall be indefeasibly paid in full in cash, and, as between and among a Subordinated Borrower, its creditors (other than the Senior Lenders) and the applicable Subordinated Lenders, no such payment or distribution made to the Senior Lenders by virtue of this Agreement that otherwise would have been made to any applicable Subordinated Lender shall be deemed to be a payment by the applicable Subordinated Borrower on account of the Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Subordinated Lenders and the Senior Lenders.
(f) Without the prior written consent of the Administrative Agent, no Subordinated Borrower shall give, or permit to be given, and no Subordinated Lender shall receive, accept or demand, (i) any security of any nature whatsoever for any Subordinated Obligations on any property or assets, whether now existing or hereafter acquired, of any Subordinated Borrower or any subsidiary of any Subordinated Borrower, unless such security shall by its terms be subject to enforcement and collection by the Administrative Agent in connection with any action in respect of enforcement or collection taken under paragraph (c) above or (ii) any Guarantee, of any nature whatsoever, by any Subordinated Borrower or any subsidiary of any Subordinated Borrower, of any Subordinated Obligations other than any Guarantee subordinated to the Senior Obligations on terms substantially identical to (and no less favorable in any significant respect to the Senior Lenders than) those hereof. Each Subordinated Lender agrees that all the proceeds of any such security or Guarantee shall be subject to the provisions hereof with respect to payments and other distributions in respect of the Subordinated Obligations.
(g) Each Subordinated Lender and each Subordinated Borrower agrees that all Subordinated Obligations will be evidenced solely by a single promissory note in the form attached hereto as Annex 1, and that such promissory note and any and all instruments or records now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:
“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement dated [     ], 200___, among the Subordinated Lenders, the Subordinated Borrowers and Credit Suisse, Cayman Islands Branch, in its capacity as Administrative Agent, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”
(h) Each Subordinated Lender agrees that, except for claims submitted in any proceeding contemplated by Section 1(c) hereof, it will not take any action to cause any Subordinated Obligations to become payable prior to their scheduled maturity (which, in the case of any demand notes, shall be the date demand is made thereunder) or exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then prohibited by this Agreement, and each Subordinated Lender further agrees not to file, or to join with any other creditors of any Subordinated Borrower in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of such Subordinated Borrower or any other marshalling of the assets and liabilities of such Subordinated Borrower (provided that this prohibition shall in no event be construed so as to limit any Subordinated Lender’s right to cause any Subordinated Obligations to become payable prior to their scheduled maturity if all the outstanding Loans under the Credit Agreement have been declared due and payable prior to their scheduled maturity dates). Each Subordinated Lender further agrees, to the fullest extent permitted under applicable law, that it will not cause any Subordinated Borrower to file any such petition, commence any such proceeding or make any such assignment referred to above until all Senior Obligations have been indefeasibly paid in full in cash (other than indemnification obligations and other contingent obligations not then due and payable).
SECTION 2. Waivers and Consents. (a) Each Subordinated Lender waives the right to compel that the Collateral or any other assets of property of any Subordinated Borrower or the assets of property of any guarantor of the Senior Obligations or any other person be applied in any particular order to discharge the Senior Obligations. Each Subordinated Lender expressly waives the right to require the Senior Lenders to proceed against any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other person, or to pursue any other remedy in any Senior Lender’s power which such Subordinated Lender cannot pursue and which would lighten such Subordinated Lender’s burden, notwithstanding that the failure of any Senior Lender to do so may thereby prejudice such Subordinated Lender. Each Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Lenders reduced by any Senior Lender’s delay in proceeding against or enforcing any remedy against any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other person; by any Senior Lender releasing any Subordinated Borrower, the Collateral or any other guarantor of the Senior Obligations or any other person from all or any part of the Senior Obligations; or by the discharge of any Subordinated Borrower, the Collateral or any guarantor of the Senior Obligations or any other person by an operation of law or otherwise, with or without the intervention or omission of a Senior Lender. Any Senior Lender’s vote to accept or reject any plan of reorganization relating to any Subordinated Borrower, the Collateral, or any guarantor of the Senior Obligations or any other person, or any Senior Lender’s receipt on account of the Senior Obligations other than the indefeasible payment in full in cash thereof of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Lender hereunder to the Senior Lenders.
(b) Each Subordinated Lender waives all rights and defenses arising out of an election of remedies by the Senior Lenders, even though that election of remedies, including, without limitation, any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of such Subordinated Lender’s rights of subrogation, reimbursement or contribution against any Subordinated Borrower or any other guarantor of the Senior Obligations or any other person. Each Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to any Subordinated Borrower or any other guarantor of the Senior Obligations or any other person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property Collateral for the Senior Obligations.
(c) Each Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Lender may be rescinded in whole or in part by the Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the applicable Subordinated Borrower or any other guarantor or any other party upon or for any part thereof, or any Collateral or Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Lenders, in each case without notice to or further assent by any Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.
(d) Each Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of each Subordinated Borrower in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between each Subordinated Borrower and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Lender acknowledges and agrees that the Senior Lenders have relied upon the subordination and other agreements provided for herein in consenting to the Subordinated Obligations. Each Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.
SECTION 3. Transfers. Each Subordinated Lender shall not sell, assign or otherwise transfer or dispose of, in whole or in part, all or any part of the Subordinated Obligations or any interest therein to any other person (a “Transferee”) or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance whatsoever upon all or any part of the Subordinated Obligations or any interest therein in favor of any Transferee unless (i) such action is made expressly subject to this Agreement and (ii) the Transferee, expressly acknowledges to the Administrative Agent, by a writing in form and substance reasonably satisfactory to the Administrative Agent, the subordination and other agreements provided for herein and in such writing agrees to be bound by all of the terms of this Agreement, including, without limitation, this Section 3, as if such person were a Subordinated Lender.
SECTION 4. Senior Obligations Unconditional. All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lenders and the Subordinated Borrowers hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;
     (c) any exchange, release or nonperfection of any Lien in any collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any Guarantee of any of the Senior Obligations; or
     (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Subordinated Borrower in respect of the Senior Obligations, or of the Subordinated Lender or any Subordinated Borrower in respect of this Agreement.
SECTION 5. Representations and Warranties. Each Subordinated Lender represents and warrants to the Administrative Agent, for the benefit of the Senior Lenders, that:
     (a) It has the power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.
     (b) This Agreement has been duly executed and delivered by such Subordinated Lender and constitutes a legal, valid and binding obligation of such Subordinated Lender, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law applicable to such Subordinated Lender or of any contractual obligation of such Subordinated Lender.
     (d) No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required in connection with the execution, delivery or performance of this Agreement, except as may be required by the Insurance Laws.
SECTION 6. Waiver of Claims. (a) To the maximum extent permitted by law, each Subordinated Lender waives any claim it might have against any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Senior Lender or its directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral. Neither the Senior Lenders nor any of their respective directors, officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or any Guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subordinated Borrower or any Subordinated Lender or any other person or to take any other action whatsoever with regard to the Security Documents, including, without limitation, the Guarantee and Collateral Agreement, or any part thereof.
(b) Each Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Lenders to marshal assets for the benefit of such Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of the Loan Documents. The Senior Lenders are under no duty or obligation, and each Subordinated Lender hereby waives any right it may have to compel the Senior Lenders, to pursue any guarantor or other person who may be liable for the Senior Obligations, or to enforce any Lien or security interest in any Collateral.
(c) Each Subordinated Lender hereby waives and releases all rights which a guarantor or surety with respect to the Senior Obligations could exercise.
(d) Each Subordinated Lender hereby waives any duty on the part of the Senior Lenders to disclose to it any fact known or hereafter known by the Senior Lenders relating to the operation or financial condition of any Subordinated Borrower or any guarantor of the Senior Obligations, or their respective businesses. Each Subordinated Lender enters into this Agreement based solely upon its independent knowledge of the applicable Subordinated Borrower’s results of operations, condition (financial or otherwise) and business and the Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the applicable Subordinated Borrower or its results of operations, condition (financial or otherwise) or business.
SECTION 7. Further Assurances. Each Subordinated Lender and each Subordinated Borrower, at their own expense and at any time from time to time, upon the written request of the Administrative Agent shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
SECTION 8. Expenses; Indemnification. (a) Each Subordinated Borrower shall pay or reimburse the Administrative Agent and the Senior Lenders, upon demand, for all their reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent and the Senior Lenders.
(b) The Subordinated Borrowers shall, and jointly and severally agree to, pay, indemnify, and hold the Administrative Agent and the Senior Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the failure of such Subordinated Borrower or any applicable Subordinated Lender to perform any of its obligations arising out of or relating to this Agreement; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from primarily the gross negligence, willful misconduct or bad faith of such Indemnitee.
SECTION 9. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Subordinated Lenders and the Subordinated Borrowers on the other, and no other person shall have any right, benefit or other interest under this Agreement.
SECTION 10. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are indefeasibly paid in full in cash.
SECTION 11. Notices. All notices, requests and demands to or upon any party hereto shall be in writing and shall be given in the manner provided in Section 9.01 of the Credit Agreement.
SECTION 12. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 13. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 14. Integration. This Agreement represents the agreement of the Subordinated Borrowers, the Subordinated Lenders and the Senior Lenders with respect to the subject matter hereof and there are no promises or representations by any Subordinated Borrower, any

Subordinated Lender or the Senior Lenders relative to the subject matter hereof not reflected herein.
SECTION 15. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each affected Subordinated Borrower and each affected Subordinated Lender; provided that any provision of this Agreement may be waived by the Senior Lenders in a letter or agreement executed by the Required Lenders and each affected Subordinated Lender.
(b) No failure to exercise, nor any delay in exercising, on the part of the Senior Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
SECTION 16. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
SECTION 17. Successors and Assigns. (a) This Agreement shall be binding upon the successors and assigns of each of the Subordinated Borrowers and each of the Subordinated Lenders and shall inure to the benefit of the Senior Lenders and their respective successors and assigns.
(b) Notwithstanding the provisions of Section 17(a) above, nothing herein shall be construed to limit or relieve the obligations of any Subordinated Lender pursuant to Section 3 of this Agreement, and no Subordinated Lender shall assign its obligations hereunder to any person (except as otherwise specifically permitted under Section 3 of this Agreement); any such assignment other than as specifically permitted under Section 3 shall be void.
SECTION 18. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b) Each Subordinated Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Arranger, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Subordinated Lender or its properties in the courts of any jurisdiction.

(c) Each Subordinated Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each Subordinated Lender hereby irrevocably consents to service of process in the manner provided for notices in Section 11 hereof. Nothing in this Agreement, the Credit Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 19. Waiver Of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this agreement or any of the other loan documents. each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement and the other loan documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 19.
SECTION 20. Additional Subordinated Lenders. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument substantially in the form of Annex 2 attached hereto, such Subsidiary shall become a Subordinated Lender and a Subordinated Borrower hereunder with the same force and effect as if originally named as a Subordinated Lender and a Subordinated Borrower herein. The execution and delivery of any such instrument shall not require the consent of any other Subordinated Lender or Subordinated Borrower hereunder. The rights and obligations of each Subordinated Borrower and each Subordinated Lender herein shall remain in full force and effect notwithstanding the addition of any Subordinated Lender and Subordinated Borrower as a party to this Agreement.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

AFFIRMATIVE INSURANCE HOLDINGS, INC., as Subordinated Lender and Subordinated Borrower,
By:
Name:
Title:

[NAME OF SUBSIDIARY], as Subordinated Lender and Subordinated Borrower,
By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent,
By:
Name:
Title:

Schedule 1 to
Affiliate Subordination Agreement
SUBORDINATED LENDERS

Schedule 2 to
Affiliate Subordination Agreement
SUBORDINATED BORROWERS

Annex 1 to
Affiliate Subordination Agreement
INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number: 1	Dated: [ ], 200___
     FOR VALUE RECEIVED, Affirmative Insurance Holdings, Inc., and each of its respective subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated demand promissory note (the “Promissory Note”) promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement dated as of January 31, 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Affirmative Insurance Holdings, Inc., the Lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the other parties thereto.
     The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon from time to time by the relevant Payor and Payee or, at the Administrative Agent’s option following the occurrence and during the continuation of a Default, at the rate per annum then applicable to ABR Loans, plus 2% per annum. Interest shall be due and payable on the last day of each month commencing after the date hereof or at such other times as may be agreed upon from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.
     Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
     This Promissory Note has been pledged by each Payee to the Administrative Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the applicable loan agreements, indentures or other agreements to which such Payee is a party. Each Payor acknowledges and agrees that the Administrative Agent and the other Secured Parties may exercise all the rights of the Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.
     Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement dated [ ], 200___, among the Subordinated Lenders, the Subordinated Borrowers and Credit Suisse, Cayman Islands Branch, in its capacity as Administrative Agent, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.
     Notwithstanding anything to the contrary contained herein, in any other agreement or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Group Member to any other Group Member, and (ii) without the written consent of the Administrative Agent, shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.
     THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     From time to time after the date hereof, additional subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.
     This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:
Name:
Title:

[NAME OF SUBSIDIARY]
By:
Name:
Title:

SCHEDULE A
TRANSACTIONS
ON
INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Outstanding
Principal
				Amount of	Balance
			Amount of	Principal	from Payor
	Name of	Name of	Advance	Paid This	to Payee	Notation Made
Date	Payor	Payee	This Date	Date	This Date	By

ENDORSEMENT
     FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                      all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated [          ], 200___ (as amended, supplemented, replaced or otherwise modified from time to time, the “Promissory Note”), made by Affirmative Insurance Holdings, Inc., and each of its respective subsidiaries or any other person that is or becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.
     The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Affiliate Subordination Agreement on the date of the Promissory Note. From time to time after the date thereof, additional subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.
Dated:
[Remainder of page intentionally left blank]

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:
Name:
Title:

[NAME OF SUBSIDIARY]
By:
Name:
Title:

Annex 2 to the
Affiliate Subordination Agreement
SUPPLEMENT NO. [ ] dated as of [      ] (this “Supplement”), to the Affiliate Subordination Agreement dated as of [          ], 200___ (the “Affiliate Subordination Agreement”), among the subordinated lenders named therein (the “Subordinated Lenders”), the subordinated borrowers named therein (the “Subordinated Borrowers”) and Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Senior Lenders.
A. Reference is made to the Affiliate Subordination Agreement.
B. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Affiliate Subordination Agreement.
C. Each of the Subordinated Lenders and each of the Subordinated Borrowers have entered into the Affiliate Subordination Agreement in order to induce the Senior Lenders to make loans and other extensions of credit under the Credit Agreement and the other Loan Documents. Section 20 of the Affiliate Subordination Agreement provides that subsidiaries of Affirmative Insurance Holdings, Inc., may become Subordinated Lenders and Subordinated Borrowers under the Affiliate Subordination Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subordinated Party”) is executing this Supplement to become a Subordinated Lender and a Subordinated Borrower under the Affiliate Subordination Agreement in accordance with the terms of the Credit Agreement as consideration for loans and letters of credit previously made or issued or to be made or issued under the Credit Agreement.
Accordingly, the Administrative Agent and the New Subordinated Party agree as follows:
SECTION 1. In accordance with Section 20 of the Affiliate Subordination Agreement, the New Subordinated Party by its signature below becomes a Subordinated Lender and a Subordinated Borrower under the Affiliate Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Lender and a Subordinated Borrower and the New Subordinated Party hereby (a) agrees to all the terms and provisions of the Affiliate Subordination Agreement applicable to it as a Subordinated Lender and a Subordinated Borrower thereunder and (b) represents and warrants that the representations and warranties made by it as a Subordinated Lender and a Subordinated Borrower thereunder are true and correct on and as of the date hereof except for representations and warranties which by their terms refer to a specific date. Each reference to a “Subordinated Lender” or a “Subordinated Borrower” in the Affiliate Subordination Agreement shall be deemed to include the New Subordinated Party. The Affiliate Subordination Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subordinated Party represents and warrants to the Administrative Agent and the other Senior Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Party and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Affiliate Subordination Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Affiliate Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Affiliate Subordination Agreement. All communications and notices hereunder to the New Subordinated Party shall be given to it at the address set forth under its signature below, with a copy to the Borrower.
SECTION 8. The New Subordinated Party agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the New Subordinated Party and the Administrative Agent have duly executed this Supplement to the Affiliate Subordination Agreement as of the day and year first above written.

[NAME OF NEW SUBORDINATED PARTY], as New Subordinated Party
By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent,
By:
Name:
Title:

EXHIBIT C
AFFIRMATIVE INSURANCE HOLDINGS, INC.
FORM OF ASSIGNMENT AND ACCEPTANCE
     Reference is made to the Credit Agreement dated as of January, 31 2007 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the other parties thereto. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     SECTION 1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the “Assigned Interest") in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations of the Assignor in Letters of Credit and Swingline Loans which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     SECTION 2. This Assignment and Acceptance is being delivered to the Administrative Agent together with, if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire.

     SECTION 3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment:

Percentage Assigned of
Applicable
Facility/Commitment
(set forth, to at least
8 decimals, as a
percentage of the
Facility and the
aggregate Commitments
	Principal Amount	of all Lenders
	Assigned	thereunder)
Facility/Commitment
Revolving Credit	$	%

Term Loans	$	%
[Remainder of page intentionally left blank]

The terms set forth on the foregoing pages are hereby agreed to:

,

as Assignor

By:

Name:
Title:

,

as Assignor

By:

Name:
Title:

Accepted*

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent and as Swingline Lender,

By:

Name:
Title:

By:

Name:
Title:

AFFIRMATIVE INSURANCE HOLDINGS, INC.

By:

Name:
Title:

[Issuing Bank]

By:

Name:
Title:

*	To be completed to the extent consents are required under Section 9.04(b) of the Credit Agreement.

EXHIBIT D
AFFIRMATIVE INSURANCE HOLDINGS, INC.
FORM OF BORROWING REQUEST
Credit Suisse, Cayman Islands Branch as Administrative Agent for the Lenders referred to below,
Eleven Madison Avenue
New York, NY 10010
Attention of Agency Group
[Date]
Ladies and Gentlemen:
     The undersigned, Affirmative Insurance Holdings, Inc., (the “Borrower”), refers to the Credit Agreement dated as of January 31, 2007 (the “Credit Agreement”), among Affirmative Insurance Holdings, Inc., the Borrower, the Lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), Credit Suisse Securities (USA) LLC, as sole lead arranger and sole bookrunner (the “Arranger”). Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:
(A)	Date of Borrowing (which is a Business Day)

(B)	Principal Amount of Borrowing[1]

[1]	Not less than $100,000 and in an integral multiple of $500,000, but in any event not exceeding the available Total Revolving Credit Commitment at such time.

(C)	Type of Borrowing[2]

(D)	Interest Period and the last day thereof[3]

(E)	Funds are requested to be disbursed to the Company’s account with (Account No. ).
(signature page follows)

[2]	Specify Eurodollar Borrowing or ABR Borrowing.

[3]	Which shall be subject to the definition of “Interest Period” and Section 2.02 of the Credit Agreement and end not later than the Maturity Date (applicable for Eurodollar Borrowings only).

     The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in Section 4.01 of the Credit Agreement have been satisfied.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:
Name:
Title:

EXHIBIT E
Form of Guarantee and Collateral Agreement

GUARANTEE AND COLLATERAL AGREEMENT
made by
AFFIRMATIVE INSURANCE HOLDINGS, INC.,
and certain Subsidiaries of Affirmative Insurance Holdings, Inc.
in favor of
CREDIT SUISSE, CAYMAN ISLANDS BRANCH as Collateral Agent
Dated as of January __, 2007

i

ii

Page
Annexes, Exhibits and Schedules

Annex 1	Assumption Agreement
Exhibit A	Form of Acknowledgment and Consent
Exhibit B-1	Form of Intellectual Property Security Agreement
Exhibit B-2	Form of After Acquired Intellectual Property Security Agreement
Exhibit C	Form of Uncertificated Securities Control Agreement
Exhibit D	Form of Deposit Account Agreement
Exhibit E	Form of Securities Account Control Agreement
Exhibit F	Form of Landlord Waiver

Schedule 4.3	Perfected First Priority Liens
Schedule 4.4	Names, Jurisdiction of Organization
Schedule 4.5(a)	Inventory and Equipment
Schedule 4.7(a,b,c)	Investment Property
Schedule 4.9(a)	Owned Intellectual Property
Schedule 4.9(c)	Material Intellectual Property
Schedule 4.9(f)	Intellectual Property Proceedings
Schedule 4.9(h)	Intellectual Property Fees
Schedule 4.10	Letters of Credit and Letter of Credit Rights
Schedule 4.11	Commercial Tort Claims
Schedule 4.12(a,b)	Contracts
Schedule 8.2	Guarantor Notice Addresses

iii

Exhibit E
     GUARANTEE AND COLLATERAL AGREEMENT, dated as of January ___, 2007, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of CREDIT SUISSE, CAYMAN ISLANDS BRANCH as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of January ___, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (“Borrower”), the Lenders party thereto, the Administrative Agent, and (ii) the other Secured Parties (as hereinafter defined).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
     WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
     WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedging Agreements.
     WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to acquire all of the Equity Interests in USAgencies pursuant to the Purchase Agreement;
     WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;
     NOW, THEREFORE, in consideration of the premises and to induce the Arrangers, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
          1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings

Exhibit E
given in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
          (b) The following terms shall have the following meanings:
     “Administrative Agent” shall have the meaning assigned to such term in the preamble.
     “Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.
     “Applicable Subsidiary” shall have the meaning assigned to such term in Section 3(a).
     “Arrangers” shall have the meaning assigned to such term in the preamble.
     “Borrower” shall have the meaning assigned to such term in the preamble.
     “Borrower Obligations” shall mean the collective reference to the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of amounts drawn under Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Grantors to the Arrangers, to any Agent or to any Lender (or, in case of Specified Hedge Agreements, any Affiliate of any Lender or any Agent or any Affiliate of any Agent), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Arrangers, to any Agent or to any Lender that are required to be paid by any Grantor pursuant to the Credit Agreement or any other Loan Document) or otherwise; provided, that (i) obligations of the Borrower or any other Loan Party under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as the other obligations are so secured and guaranteed, (ii) any release of collateral or guarantors effected in the manner permitted by the Credit Agreement or any other Loan Document shall not require the consent of holders of obligations under Specified Hedge Agreements and (iii) the amount of secured obligations under any Specified Hedge Agreements shall not exceed the net amount, including any net termination payments, that would be

Exhibit E
required to be paid to the counterparty to such Specified Hedge Agreement on the date of termination of such Specified Hedge Agreement.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close.
     “Closing Date” shall mean the date hereof.
     “Collateral Account” shall mean (i) any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4 or (ii) any cash collateral account established as provided in Section 2.23(j) of the Credit Agreement.
     “Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies), investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Pledged Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Pledged Collateral.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble.
     “Contracts” shall mean all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.
     “Copyright Licenses” shall mean any agreement, whether written or oral, naming any Grantor as licensor or licensee (including those listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.
     “Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States

Exhibit E
Copyright Office, (ii) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (iii) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
     “Credit Agreement” shall have the meaning assigned to such term in the preamble.
     “dollars” or “$” shall mean lawful money of the United States of America.
     “Excluded Assets” shall mean any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights, title or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above.
     “Excluded Foreign Subsidiary Voting Stock” shall mean the voting Equity Interests in any Excluded Foreign Subsidiary.
     “General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedging Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform and compel performance and to exercise all remedies thereunder.
     “Grantors” shall have the meaning assigned to such term in the preamble.
     “Guarantor Obligations” shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and

Exhibit E
disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
     “Guarantors” shall mean the collective reference to each Grantor other than the Borrower.
     “Insurance” shall mean (i) all insurance policies covering any or all of the Pledged Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.
     “Insurance Law” shall mean a Requirement of Law pertaining to the business of insurance and applicable to a Regulated Insurance Subsidiary.
     “Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
     “Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to any Loan Party, including any subordinated intercompany note entered into in connection with the Affiliate Subordination Agreement.
     “Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Foreign Subsidiary Voting Stock, excluded from the definition of “Pledged Equity Interests”) including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property”, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.
     “Issuers” shall mean the collective reference to each issuer of a Pledged Security.
     “Lenders” shall have the meaning assigned to such term in the preamble.
     “Licensed Intellectual Property” shall have the meaning assigned to such term in Section 4.9(a).
     “Material Contract” shall mean any agreement, contract or license or other arrangement (other than an agreement, contract or arrangement representing indebtedness for borrowed money) to which any Grantor is a party that is material to the Grantors and

Exhibit E
their subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
     “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Non-Assignable Contract” shall mean any Contract that by its terms purports to restrict or prevent the assignment thereof or granting of a security interest therein (either by its terms or by any federal or state statutory or regulatory prohibition or otherwise, irrespective of whether such prohibition or restriction is enforceable under Sections 9-407 through 9-409 of the New York UCC).
     “Obligations” shall mean (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Owned Intellectual Property” shall have the meaning assigned to such term in Section 4.9(a).
     “Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time).
     “Patents” shall mean (i) all letters of patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time), (ii) all applications for letters of patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, all improvements thereof, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time), (iii) all rights to, and to obtain, any reissues or extensions of the foregoing and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.
     “person” shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association company, limited liability company, partnership, Governmental Authority or other entity.
     “Pledged Alternative Equity Interests” shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include

Exhibit E
any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Pledged Trust Interests.
     “Pledged Collateral” shall have the meaning assigned to such term in Section 3.
     “Pledged Commodity Contracts” shall mean all commodity contracts listed on Schedule 4.7(c) (as such schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.
     “Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on Schedule 4.7(b), (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
     “Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.
     “Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule 4.7(a) hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.
     “Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Grantor.
     “Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 4.7(a) hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

Exhibit E
     “Pledged Securities” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.
     “Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Schedule 4.7(c) (as such schedule may be amended from time to time) and all other security entitlements of any Grantor.
     “Pledged Stock”: shall mean all shares of capital stock now owned or hereafter acquired by any Grantor, including all shares of capital stock listed on Schedule 4.7(a) hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock be required to be pledged hereunder.
     “Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4.7(a) hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.
     “Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
     “Qualified Counterparty” shall mean, with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender, an Agent or an Affiliate of a Lender or an Agent.
     “Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

Exhibit E
     “Secured Parties” shall mean, collectively, the Arrangers, the Collateral Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Lenders and, with respect to any Specified Hedge Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Article VIII of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Pledged Collateral or the obligations of any Guarantor under this Agreement.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Specified Hedge Agreement” shall mean any Hedging Agreement (a) entered into by (i) the Borrower or any of the Subsidiaries and (ii) any Lender or any Affiliate thereof or any Agent or any Affiliate thereof, or any person that was a Lender or an Affiliate thereof or an Agent or Affiliate thereof when such Hedging Agreement was entered into as counterparty and (b) which has been designated by such Lender or Agent and the Borrower, by notice to the Collateral Agent not later than 90 days after the execution and delivery thereof by the Borrower or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedging Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or Affiliate thereof or any Agent or any Affiliate thereof that is a party thereto any rights in connection with the management or release of any Pledged Collateral or of the obligations of any Guarantor under this Agreement.
     “Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time).
     “Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time), (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business symbolized by the foregoing, (iv) other source or business identifiers, designs and general intangibles of a like nature and (v) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
     “Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret,

Exhibit E
including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time).
     “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a “Trade Secret”), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such Trade Secret, the right to sue for past, present and future infringements of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
          1.2 Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.
          (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (b) Where the context requires, terms relating to the Pledged Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Pledged Collateral or the relevant part thereof.
          (c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be, in each case, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.
          (d) The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”.
          (e) All references to the Lenders herein shall, where appropriate, include any Lender, the Collateral Agent, the Collateral Agent or any Arranger or, in the case of any Lender or Agent, any Affiliate thereof that is a party to a Specified Hedge Agreement.
SECTION 2. GUARANTEE
          2.1 Guarantee.
          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

Exhibit E
          (b) If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other person entitled, under such laws, to enforce the provisions thereof.
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.
          (d) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no letter of credit shall be outstanding under the Credit Agreement and all commitments to extend credit under the Credit Agreement shall have been terminated or have expired.
          2.2 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

Exhibit E
          (a) If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to the Borrower or a letter of credit issued for the account of the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Grantor or its property.
          (b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.
          (c) If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Collateral Agent upon any Pledged Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Collateral Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Pledged Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Collateral Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to the Collateral Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Collateral Agent then may hold in whatever Pledged Collateral may then exist that was not previously released or disposed of by the Collateral Agent.
          (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Collateral Agent, for

Exhibit E
application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed.
          (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.
          (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Collateral Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).
          2.3 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released in each case, pursuant to and in accordance with the terms set forth in Section 9.08 of the Credit Agreement. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
          2.4 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured

Exhibit E
Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          2.6 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Collateral Agent as specified in the Credit Agreement.
SECTION 3. GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER PLEDGED COLLATERAL
          (a) Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including the following property, in each case,

Exhibit E
wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
                    (i) all Accounts;
                    (ii) all As-Extracted Collateral
                    (iii) all Chattel Paper;
                    (iv) all Collateral Accounts and all Collateral Account Funds;
                    (v) all Commercial Tort Claims from time specifically described on Schedule 4.11;
                    (vi) all Contracts;
                    (vii) all Deposit Accounts;
                    (viii) all Documents;
                    (ix) all Equipment;
                    (x) all Fixtures;
                    (xi) all General Intangibles;
                    (xii) all Goods;
                    (xiii) all Instruments;
                    (xiv) all Insurance;
                    (xv) all Intellectual Property;
                    (xvi) all Inventory;
                    (xvii) all Investment Property;
                    (xviii) all Letters of Credit and Letter of Credit Rights;
                    (xix) all Money;
                    (xx) all Securities Accounts;
                    (xxi) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer

Exhibit E
printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Pledged Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
          (xxii) to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;
provided that, notwithstanding any other provision set forth in this Section 3, (x) this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset, and (y) the Equity Interests of a Regulated Insurance Subsidiary, a Qualified Insurance Holding Company, LIFCO or any Premium Finance Co. (collectively, the “Applicable Subsidiaries”) owned directly by a Grantor shall remain limited by and subject to the requirements of any and all applicable Requirements of Law, including notice of or prior approval of (A) a merger, an acquisition or any other change in control of an Applicable Subsidiary’s Equity Interests, and (B) the transfer to a Collateral Agent of a Grantor’s right to vote, to give consents, ratifications or waivers or to take any other action with respect to the Equity Interests of any Applicable Subsidiary.
          (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Pledged Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Pledged Collateral, including any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Pledged Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

Exhibit E
          4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor’s knowledge.
          4.2 Title; No Other Liens. Such Grantor owns each item of the Pledged Collateral free and clear of any and all Liens or claims, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Liens expressly permitted by Section 6.02 of the Credit Agreement. No financing statement, mortgage or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the Credit Agreement.
          4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4.3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in duly completed and duly executed form (which shall include real estate descriptions sufficient to enable the Collateral Agent to record financing statements in the county records, in such counties identified on Schedule 4.3), as applicable, and may be filed by the Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Pledged Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Pledged Collateral, except for Liens expressly permitted by Section 6.02 of the Credit Agreement. Without limiting the foregoing, each Grantor has taken and will take all actions that the Collateral Agent deems necessary or desirable, including those specified in Section 5.2 to (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC), (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts, (iii) establish the Collateral Agent’s “control” (within the meaning of Section 9-107 of the New York UCC) over all Letter of Credit Rights, (iv) establish the Collateral Agent’s control (within the meaning of Section 9-105 of the New York UCC) over all Electronic Chattel Paper and (v) establish the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA).
          4.4 Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of

Exhibit E
formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4.4, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4.4, no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past year and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another person, which has not heretofore been terminated.
          4.5 Inventory and Equipment. (a) On the date hereof, the Inventory and the Equipment (other than mobile goods) that is included in the Pledged Collateral are kept at the locations listed on Schedule 4.5(a). Within the five years preceding execution of this agreement, such Grantor has not changed the location of a material portion of its Equipment and Inventory that is included in the Pledged Collateral except as otherwise disclosed on Schedule 4.5(a).
          (b) Any Inventory now or hereafter produced by any Grantor included in the Pledged Collateral have been and will be produced in material compliance with the requirements of all applicable laws and regulations, including the Fair Labor Standards Act, as amended.
          (c) none of the Inventory or Equipment that is included in the Pledged Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.
          4.6 Farm Products. None of the Pledged Collateral constitutes, or is the Proceeds of, Farm Products.
          4.7 Investment Property. (a) Schedule 4.7(a) hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor and all of such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and are not in default and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof

Exhibit E
owing to such Grantor. Schedule 4.7(c) hereto (as such schedule may be amended from time to time) sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest and in which the value of each such account is in excess of $100,000. Each Grantor is the sole entitlement holder or customer of each such account and no Grantor has consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any Securities Account, Commodity Account, Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto.
     (b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.
     (c) The Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.
     (d) The terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).
     (e) The terms of any certificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the New York UCC.
     (f) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens expressly permitted by Section 6.02 of the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
     (g) Each Issuer that is not a Grantor hereunder has executed and delivered to the Collateral Agent an Acknowledgment and Consent, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.
     4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable that is included in the Pledged Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent to the extent required by, and in accordance with, Section 5.2 hereof.

Exhibit E
     (b) None of the obligors on any Receivables in excess of $50,000 individually or $100,000 in the aggregate that are included in the Pledged Collateral is a Governmental Authority.
     (c) Each Receivable that is included in the Pledged Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws and regulations.
     4.9 Intellectual Property. (a) Schedule 4.9(a) lists all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property, in each case which is owned by such Grantor in its own name on the date hereof (collectively, the “Owned Intellectual Property”). Except as set forth in Schedule 4.9(a), such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all such Owned Intellectual Property and is otherwise entitled to use, and grant to others the right to use, all such Owned Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below. Such Grantor has a valid and enforceable right to use all Intellectual Property which it uses in its business, but does not own (collectively, the “Licensed Intellectual Property”).
     (b) On the date hereof, all Owned Intellectual Property and, to such Grantor’s knowledge, all Licensed Intellectual Property, in each case, which is material to such Grantor’s business (collectively, the “Material Intellectual Property”), is valid, subsisting, unexpired and enforceable and has not been abandoned. Neither the operation of such Grantor’s business as currently conducted or as contemplated to be conducted nor the use of the Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the intellectual property rights of any other person.
     (c) Except as set forth in Schedule 4.9(c), on the date hereof (i) none of the Material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any Material Intellectual Property.
     (d) The rights of such Grantor in or to the Material Intellectual Property do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party.
     (e) To such Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator in the United States or outside the United States which would limit, cancel or question the validity or enforceability of, or such Grantor’s rights in, any Material Intellectual Property. Such Grantor is not aware of any uses of any item

Exhibit E
of Material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.
     (f) No action or proceeding is pending, or, to such Grantor’s knowledge, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any other person, (iii) alleging that any Material Intellectual Property is being licensed, sublicensed or used in violation of any intellectual property or any other right of any other person, or (iv) which, if adversely determined, would have a Material Adverse Effect on the value of any Material Intellectual Property. To such Grantor’s knowledge, no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Material Intellectual Property or upon the rights of such Grantor therein. Except as set forth in Schedule 4.9(f), such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Material Intellectual Property. The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) will not result in the termination or impairment of any of the Material Intellectual Property.
     (g) With respect to each Copyright License, Trademark License, Trade Secret License and Patent License which relates to Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other person any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
     (h) Except as set forth in Schedule 4.9(h), such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Material Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright that is material to its business included in the Intellectual Property.
     (i) None of the Trade Secrets of such Grantor that are material to its business have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no

Exhibit E
employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.
     (j) Such Grantor has made all filings and recordations necessary to adequately protect its interest in its Material Intellectual Property, including recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.
     (k) Such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Intellectual Property and has taken all steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.
     (l) No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any Material Intellectual Property.
     4.10 Letters of Credit and Letter of Credit Rights. No Grantor is a beneficiary or assignee under any Letter of Credit other than the Letters of Credit described on Schedule 4.10 (as such schedule may be amended or supplemented from time to time). With respect to any Letters of Credit that are by their terms transferable, each Grantor has caused (or, in the case of the Letters of Credit that are specified on Schedule 4.10 on the date hereof, will use commercially reasonable efforts to cause) all issuers and nominated persons under Letters of Credit in which the Grantor is the beneficiary or assignee to consent to the assignment of such Letter of Credit to the Collateral Agent and has agreed that upon the occurrence and during the continuance of an Event of Default it shall cause all payments thereunder to be made to the Collateral Account. With respect to any Letters of Credit that are not transferable, each Grantor shall obtain (or, in the case of the Letters of Credit that are specified on Schedule 4.10 on the date hereof, use commercially reasonable efforts to obtain) the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the released Letter of Credit to the Collateral Agent in accordance with Section 5-114(c) of the New York UCC.
     4.11 Commercial Tort Claims. No Grantor has any Commercial Tort Claims as of the date hereof individually or in the aggregate in excess of $100,000 and, except as specifically described on Schedule 4.11 (as such schedule may be amended or supplemented from time to time), no Grantor has any Commercial Tort Claims after the date hereof individually or in the aggregate in excess of $100,000.
     4.12 Contracts.

Exhibit E
     (a) Schedule 4.12(a) (as such schedule may be amended or supplemented form time to time) sets forth all of the Material Contracts in which such Grantor has any right or interest.
     (b) Except as set forth on Schedule 4.12(b) and provided in Sections 4.13 and 4.14 below, no Material Contract prohibits assignment or encumbrance by such Grantor or requires or purports to require consent of, or notice to, any party (other than such Grantor) to any Material Contract in connection with the execution, delivery and performance of this Agreement, including the exercise of remedies by the Collateral Agent with respect to such Material Contract, except for such consents that have been obtained and such notices that have been given.
     (c) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the best of such Grantor’s knowledge) each other party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (d) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, rights of recoupment or claims.
     (e) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof.
     (f) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses or claims.
     (g) Such Grantor has delivered to the Collateral Agent a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.
     (h) No amount payable to such Grantor under or in connection with any Contract which has a value in excess of $100,000 individually or $100,000 in the aggregate is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that is not under the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent.
     (i) None of the parties to any Material Contract is a Governmental Authority.
     4.13 Insurance. Subject to the provisions of 215 Ill. Comp. Stat. 5/131.4 (West 2006), La. Rev. Stat. Ann. § 22:1004 (West 2006), Mich. Comp. Laws § 500.1311 (West 2006), and N.Y. Ins. Law § 1506 (McKinney 2006), and state insurance pre-acquisition antitrust laws and regulations, and similar statutes in each of the states in which any Regulated Insurance Subsidiary is domiciled or writes business, pertaining to the notifications to and approvals by the Illinois Department of Financial and Professional Regulation, Division of Insurance, the Louisiana Department of Insurance, the Michigan Office of Financial and

Exhibit E
Insurance Services or the New York State Insurance Department (which are the insurance regulatory authorities of the domiciliary jurisdictions of the Regulated Insurance Subsidiaries, collectively, the “Insurance Regulatory Authorities”), and similar regulatory authorities in each state in which any of the Regulated Insurance Subsidiaries writes business, required in the case of mergers, acquisitions and changes of control of insurance companies, held either directly or indirectly, and to prescribed waiting periods in connection therewith, the exercise by the Collateral Agent of its rights and remedies hereunder shall not, to the knowledge of any Grantor, contravene any Insurance Law or any contractual restriction binding on or affecting any Grantor or any of the Grantor’s properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Grantor’s properties.
     4.14 Governmental Approval; Filings. To the knowledge of each Grantor, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge hereunder by each Grantor of, or the grant by any Grantor of the security interest created hereby in, the Pledged Collateral or (ii) except for the approval of the Insurance Regulatory Authorities under 215 Ill. Comp. Stat. 5/131.4 (West 2006), La. Rev. Stat. Ann. § 22:1004 (West 2006), Mich. Comp. Laws § 500.1311 (West 2006), and N.Y. Ins. Law § 1506 (McKinney 2006), and state insurance pre-acquisition antitrust laws and regulations, and of similar regulatory authorities under applicable statutes of each state in which any Regulated Insurance Subsidiary is domiciled or writes business, and the approval of the Louisiana Office of Financial Institutions under La. Rev. Stat. Ann. § 9:3561 (West 2006), and except as may be required by laws affecting the offering and sale of securities generally, for the exercise by the Collateral Agent of its rights and remedies hereunder.
SECTION 5. COVENANTS
     Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no letter of credit issued under the Credit Agreement shall be outstanding and all commitments to extend credit under the Credit Agreement shall have expired or been terminated:
     5.1 Covenants in Credit Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.
     5.2 Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts. (a) If any of the Pledged Collateral is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be, subject to any and all Requirements of Law, immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Pledged Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date; provided, however, that, notwithstanding any

Exhibit E
provision to the contrary contained above, for any Receivable comprising the Pledged Collateral in excess of $50,000 individually or $100,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, such Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivable in existence on or prior to the date hereof, and (ii) with respect to any such Receivables hereafter arising, within ten (10) Business Days of such Grantor acquiring rights therein.
     (b) If any Receivable comprising the Pledged Collateral in excess of $50,000 individually or $100,000 in the aggregate is or shall become “Electronic Chattel Paper” such Grantor shall, subject to any and all Requirements of Law, ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
     (c) If any Pledged Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall, subject to any and all Requirements of Law, cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit A, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any Grantor.
     (d) Each Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts with values in excess of $550,000 in the aggregate, only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be substantially in the form of Exhibit D or E as applicable, or in such other form as is reasonably satisfactory to the Collateral Agent; provided that notwithstanding any other provision herein or in any such agreement to the contrary, only upon and during the continuation of an Event of Default may the Collateral Agent issue entitlement orders and instructions with respect to such accounts (or otherwise apply the balance from any such accounts or instruct the bank or securities intermediary at which any account is maintained to pay the balance of any such account to or for the benefit of the Collateral Agent). Notwithstanding the foregoing, no Grantor shall hold cash in an aggregate amount greater than $50,000 in any Deposit Account unless such Deposit Account is subject to an agreement described in the foregoing sentence or is otherwise subject to customary standing instructions by such Grantor to sweep the cash balance of such account into another Deposit Account subject to such an agreement on no less frequently than a weekly basis.
     (e) Reserved.

Exhibit E
     (f) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.
     (g) In the case of any transferable Letters of Credit in excess of $100,000 individually or in the aggregate, each Grantor shall use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such Letter of Credit to the Collateral Agent. In the case of any other Letter of Credit Rights in excess of $100,000 individually or in the aggregate each Grantor shall use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related Letter of Credit in accordance with Section 5-114(c) of the New York UCC.
     5.3 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its property (including all Inventory, Equipment and Vehicles) as further set forth in the Credit Agreement; provided that in any event such Grantor will maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Collateral Agent may approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Collateral Agent.
     (b) Such Grantor will deliver to the Collateral Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $250,000 with respect to any property and casualty insurance policy maintained by such Grantor. The Collateral Agent shall be named as additional

Exhibit E
insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.
     (c) Upon the request of the Collateral Agent, the Borrower shall deliver to the Secured Parties a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.
     5.4 Payment of Obligations. Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Pledged Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Pledged Collateral or any interest therein.
     5.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all persons whomsoever, subject to the provisions of Section 8.15.
     (b) Such Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.
     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and in the case of Investment Property, Deposit Accounts and any other relevant Pledged Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in the form attached hereto as C or D, as applicable.
     5.6 Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor shall not, except upon, in the case of clause (i) below, 60 days’ prior written notice and, in the case of clause (ii), or (iii) below, 10 days’ prior written notice, in each case, to the

Exhibit E
Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4.5(a) showing any additional location at which Inventory or Equipment (other than mobile goods) with a value in excess of $100,000 that is included in the Pledged Collateral shall be kept:
               (i) permit any of the Inventory or Equipment (other than mobile goods) to be kept at a location other than those listed on Schedule 4.5(a);
               (ii) change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or
               (iii) change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.
          5.7 Notices. Such Grantor shall advise the Collateral Agent promptly, in reasonable detail, of:
          (a) any Lien (other than any Lien expressly permitted by Section 6.02 of the Credit Agreement) on any of the Pledged Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and
          (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Pledged Collateral or on the security interests created hereby.
          5.8 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be applied by the Collateral Agent in accordance with the provisions of Section 6.5.
          (b) Without the prior written consent of the Collateral Agent, such Grantor shall not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock,

Exhibit E
partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any Issuer (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien expressly permitted thereon pursuant to Section 6.02 of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (v) without the prior written consent of the Collateral Agent, cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.
     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it. In addition, subject to any Requirements of Law, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.
     5.9 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor shall not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
     (b) Such Grantor shall deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or

Exhibit E
enforceability of more than 5% of the aggregate amount of the then outstanding Receivables that are included in the Pledged Collateral.
     (c) Each Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.
     5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark material to its business on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
     (b) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.
     (c) Such Grantor (either itself or through licensees) (i) shall employ each Copyright material to its business and (ii) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor shall not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.
     (d) Such Grantor (either itself or through licensees) shall not do any act that uses any Material Intellectual Property to infringe, misappropriate or violate the intellectual property rights of any other person.
     (e) Such Grantor (either itself or through licensees) shall use proper statutory notice in connection with the use of the Material Intellectual Property.
     (f) Such Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

Exhibit E
     (g) Promptly upon such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of such Grantor, apply for registration thereof with the United states Copyright Office, the United States Patent and Trademark Office and any other appropriate office. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property of such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
     (h) Such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property material to its business, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
     (i) Such Grantor (either itself or through licensees) shall not, without the prior written consent of the Collateral Agent, discontinue use of or otherwise abandon any of its Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Collateral Agent in accordance herewith.
     (j) In the event that any Intellectual Property material to its business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
     (k) Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall

Exhibit E
automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Collateral Agent in accordance herewith, and (iv) it shall provide the Collateral Agent promptly (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 4.9(a) and take the actions specified in 5.9(m).
     (l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.
     (m) Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority.
     (n) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.
     5.11 Contracts. (a) Such Grantor shall perform and comply in all material respects with all its obligations under the Contracts.
     (b) Such Grantor shall not amend, modify, terminate, waive or fail to enforce any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of the Pledged Collateral or otherwise have a Material Adverse Effect.
     (c) Such Grantor shall exercise promptly and diligently each and every material right which it may have under each Material Contract (other than any right of termination).
     (d) Such Grantor shall deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract and shall also deliver to the Collateral Agent a copy of all new Material Contracts entered into after the date hereof.
     (e) With respect to any Non-Assignable Contract that is a Material Contract as of the date hereof, each Grantor shall, within ten days of the date hereof, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to the Collateral Agent for the ratable benefit of the Secured Parties and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter. No Grantor shall after the Closing Date enter into any Non-Assignable

Exhibit E
Contract that is a Material Contract unless, within 30 days, counterparties to such Non-Assignable Contract consent in writing pursuant to the terms of such Non-Assignable Contract to the assignment and granting of a security interest in such Non-Assignable Contract to the Collateral Agent for the ratable benefit of the Secured Parties.
     (f) Such Grantor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license or Material Contract, a provision that would prohibit the creation or perfection of, or exercise of remedies in connection with, a Lien on such permit, lease, license or Material Contract in favor of the of the Collateral Agent for the ratable benefit of the Secured Parties unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
     5.12 Commercial Tort Claims. Such Grantor shall advise the Collateral Agent promptly of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $100,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent to grant a security interest in such Commercial Tort Claim to the Collateral Agent for the ratable benefit of the Secured Parties.
SECTION 6. REMEDIAL PROVISIONS
     6.1 Certain Matters Relating to Receivables. (a) The Collateral Agent shall have the right (but shall in no way be obligated) to make test verifications of the Receivables that are included in the Pledged Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
     (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

Exhibit E
     (c) At the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Pledged Collateral, including all original orders, invoices and shipping receipts.
     6.2 Communications with Obligors; Grantors Remain Liable.
     (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.
     (b) After the occurrence and during the continuance of an Event of Default, the Collateral Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Collateral Agent;
     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     6.3 Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

Exhibit E
     (b) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent; provided, however, that the Collateral Agent will not have the right to vote, to give consents, ratifications or waivers or to take any other action with respect to the Equity Interests of any Applicable Subsidiary to the extent that such action would require prior regulatory approval under the applicable Requirements of Law, unless such approval shall have been granted, and, provided, further, that the right of the Collateral Agent to sell or otherwise dispose of the Equity Interests of any Applicable Subsidiary shall be subject to the Collateral Agent or the relevant Grantor obtaining, to the extent necessary under applicable Requirements of Law, the prior approval of such sale or other disposition by the Governmental Authority having jurisdiction with respect to such Applicable Subsidiary. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.
     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Collateral Agent.
     6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

Exhibit E
          6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Pledged Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:
          First, to the Collateral Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;
          Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
          Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and
          Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no letters of credit issued under the Credit Agreement shall be outstanding and the Commitments under the Credit Agreement shall have terminated or expired shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
          6.6 Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Pledged Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any

Exhibit E
claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Pledged Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Pledged Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Pledged Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Pledged Collateral is located and take possession thereof with or without judicial process.
     (b) The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Pledged Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, the Collateral Agent may resell the Pledged Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.
     (c) In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things

Exhibit E
embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
     6.7 Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor shall cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to use commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
     (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7

Exhibit E
shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
          6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
          6.9 Executory Process.
          (a) For purposes of executory process under applicable Louisiana law, each Grantor hereby acknowledges the Grantor’s Obligations, confesses judgment thereon and consents that judgment be rendered and signed, whether during the court’s term or during vacation, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, for the full amount of the Grantor’s Obligations, in principal, interest and attorneys’ fees, together with all charges and expenses whatsoever pursuant to this Agreement and any other related documents. Upon the occurrence of an Event of Default, and in addition to all of its rights, powers and remedies under this Agreement, the other related documents and applicable law, the Collateral Agent may, at its option, cause all or any part of the Collateral to be seized and sold under executory process, or under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Grantor’s Obligations, without appraisement to the highest bidder, for cash or under such terms as the Collateral Agent deems acceptable. Each Grantor hereby waives all and every appraisement of the Collateral and waives and renounces the benefit of appraisement and the benefit of all laws relative to the appraisement of the Collateral seized and sold under executory or other legal process. Each Grantor agrees to waive and does hereby specifically waive:
               (i) the benefit of appraisement provided for in Articles 2332, 2336, 2723, and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;
               (ii) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;
               (iii) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;
               (iv) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure;
               (v) the benefit of the other provisions of Articles 2331, 2722, and 2723, Louisiana Code of Civil Procedure;
               (vi) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; and

Exhibit E
          (vii) all pleas of division and discussion with respect to the Grantor’s Obligations.
          (b) In the event the Collateral Agent elects, at its option, to enter suit via ordinaria on the Grantor’s Obligations, in addition to the foregoing confession of judgment and waivers, each Grantor hereby waives citation, other legal process and legal delays and hereby consents that judgment for the unpaid principal due on the Grantor’s Obligations, together with interest, reasonable attorneys’ fees, costs and other charges that may be due on the Grantor’s Obligations, be rendered and signed immediately.
          (c) Pursuant to the authority contained in Louisiana Revised Statutes 9:5136 through 9:5140.2, each Grantor and the Collateral Agent do hereby expressly designate the Collateral Agent or its designee to be keeper or receiver (“Keeper”) for the benefit of the Secured Parties or any assignee of the Secured Parties, such designation to take effect immediately upon any seizure of any of the Collateral under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by the Collateral Agent. The fees of the Keeper are hereby fixed at five percent (5%) of the amount due or sued for or claimed or sought to be protected, preserved or enforced in the proceeding for the recognition of the security interest created hereby, and the payment of such fees shall be secured by the security interest in the Collateral granted in this Agreement.
SECTION 7. THE COLLATERAL AGENT
          7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following after the occurrence and during the continuance of an Event of Default:
          (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Pledged Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Pledged Collateral whenever payable;
          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such

Exhibit E
Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
               (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Pledged Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
               (iv) execute, in connection with any sale provided for in Section 6.7 or 6.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral; and
               (v) (1) direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Pledged Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any portion thereof and to enforce any other right in respect of any Pledged Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Pledged Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless and Event of Default has occurred and is continuing or time is of

Exhibit E
the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to immediately comply therewith.
          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          7.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Pledged Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.
          7.3 Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Pledged Collateral, without the signature of such Grantor, in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be

Exhibit E
sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
     7.5 Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).
SECTION 8. MISCELLANEOUS
     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent, subject to any consents required under Section 9.08 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.
     8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.2.
     8.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative,

Exhibit E
may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     8.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.
     (b) Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement.
     (c) Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.
     (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, and any attempted assignment without such consent shall be null and void.
     8.6 Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof,

Exhibit E
provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.
     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
     8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     8.12 Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

Exhibit E
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     8.13 Acknowledgments. Each Grantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
     8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
     8.15 Releases. (a) At such time as the Loans and the other Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, the commitments under the Credit Agreement have been terminated or expired and no letter of credit issued under the Credit Agreement shall be outstanding, the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     (b) If any of the Pledged Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Pledged Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in

Exhibit E
reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
     (b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.
     8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Exhibit E
     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
[INSERT GRANTORS]
By:
Name:
Title:

Exhibit E
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent
By:
Name:
Title:
By:
Name:
Title:

Exhibit F
[INSERT LENDER NAME]
LENDER ADDENDUM
     Reference is made to the Credit Agreement dated as of January 31, 2007 the “Credit Agreement”), among Affirmative Insurance Holdings, Inc., the Borrower, the Lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the other parties thereto. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 9.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.
     THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ǵ Ƿ day of ǵ Ƿ, 200ǹǹǹ.

Name of Lender
By:
   Name:
   Title:

Accepted and agreed:
AFFIRMATIVE INSURANCE HOLDINGS, INC.,
By:
      Name:
      Title:
CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as Administrative Agent,
By:
      Name:
      Title:

Schedule 1 to
Lender Addendum
COMMITMENTS AND NOTICE ADDRESS
1.	Name of Lender: Notice Address:

Attention: Telephone: Facsimile:

2.	Revolving Credit Commitment:

EXHIBIT G — FORM OF MARTGAGE
PREPARED BY, AND WHEN
RECORDED RETURN TO:
Latham & Watkins LLP
633 W. Fifth Street, Suite 4000
Los Angeles, California 90071
Attn: Kim N. A. Boras, Esq.

(above for recorder’s use only)
Mortgage

EXHIBIT G — FORM OF MARTGAGE

FEE AND LEASEHOLD MORTGAGE,	*	UNITED STATES OF AMERICA
SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND	*
LEASES AND FIXTURE FILING (this “Mortgage”)	*	STATE OF TEXAS
*
*
BY	*	PARISH/COUNTY OF DALLAS
*
*
USAGENGIES, L.L.C.	* *
*
IN FAVOR OF	*
*
*
CREDIT SUISSE, CAYMAN ISLANDS BRANCH	*	COUNTY
*
*
* * * * * * * * * * * * * * * * * * * * * *
     BE IT KNOWN, that on the date set forth below, before me the undersigned Notary Public, duly commissioned and qualified, and in the presence of the undersigned competent witnesses, personally came and appeared:
     USAGENCIES, L.L.C., a Louisiana limited liability company (last four digits of Taxpayer Identification Number 2445 and Organizational No. 35192344K), whose address is 8550 United Plaza Boulevard, Suite 805, Baton Rouge, Louisiana 70809, represented herein by Mark E. Pape, its Executive Vice President, duly authorized by written consent of the holders of a majority of the Units of said limited liability company certified by a manager of the limited liability company which certified unanimous written consent is attached hereto as Exhibit A (hereinafter referred to as “Mortgagor”)
who declared as follows:
     This Mortgage is made and entered into as of January 31, 2007, by Mortgagor, in favor of CREDIT SUISSE, CAYMAN ISLANDS BRANCH whose address is Eleven Madison Avenue, New York, NY 10010, as the Collateral Agent (“Mortgagee”).
RECITALS
     A. Mortgagor is a subsidiary of Affirmative Insurance Holdings, Inc., a Delaware corporation (“Borrower”). Borrower is a party to that certain Credit Agreement, dated as of the date hereof (as may be amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”), among Borrower, Mortgagee as the Administrative Agent and Collateral Agent, each Lender from time to time a party thereto (collectively, the “Lenders”), and the other parties thereto. Unless otherwise defined, capitalized terms are used in this Mortgage as they are defined in the Credit Agreement.
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     B. Pursuant to the terms of the Credit Agreement, the Lenders have made loans available to Borrower in the aggregate principal amount of $220,000,000.
     C. Mortgagor is the 100% fee simple owner of Parcels A through E and G of certain real property more particularly described on Exhibit B attached hereto (all of the real property described on Exhibit B being hereinafter referred to as the “Property”). Pursuant to that certain Lease of Air Space dated May 28, 1986 from the City of Baton Rouge and the Parish of East Baton Rouge to Goudchaux/Maison Blanche, Inc., which was recorded as Original 858, Bundle 9837 of the records of the East Baton Rouge Parish Clerk of Court (the “Clerk’s Records”), as assigned to Renaissance Park, LLC pursuant to a certain Assignment and Assumption of Air Space Leases dated September 20, 2004 and recorded as Original 797, Bundle 11655 of the Clerk’s Records, and as further assigned to Mortgagor pursuant to a certain Assignment and Assumption of City/Parish Air Space Lease dated November 10, 2005 and recorded as Original 440, Bundle 11784 of the Clerk’s Records (as it has heretofore been assigned and may heretofore have been or hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, the “Subject Lease”), Mortgagor holds leasehold title in and to Parcel F of the Property (the “Leased Property”).
     D. The Credit Agreement requires that the obligations of Borrower under the Credit Agreement and the other Loan Documents be secured by liens and security interests covering, among other things, Mortgagor’s interest in the Property and the Subject Lease. In connection therewith, Mortgagor is executing and delivering this Mortgage in accordance with the Credit Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:
     All of the following property constitutes and is collectively called herein the “Collateral”:
     All of MORTGAGOR’S RIGHT, TITLE AND INTEREST in the Property, including the leasehold estate in the Leased Property created by the Subject Lease, whether now owned or hereafter acquired;
     TOGETHER WITH any greater or additional estate in the Leased Property as hereafter may be acquired by Mortgagor;
     TOGETHER WITH all right, title and interest of Mortgagor in and to the following, whether now owned or hereafter acquired: (a) all improvements (including, without limitation, all infrastructure improvements and public improvements) now or hereafter attached to or placed, erected, constructed or developed on the Property or otherwise affixed thereto in such manner that such items are not deemed to be personal property under the laws of the State of Louisiana (collectively, the “Improvements”); (b) any and all fixtures, furnishings, equipment, machinery, furniture, and other items of tangible personal property now or hereafter located on the Property or in the Improvements or used in connection with the development, construction,
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use, occupancy, operation and maintenance of all or any part of the Property or the Improvements, including construction equipment, machinery, signs, artwork, furnishings, specialized fixtures, furnishings and equipment relating to Mortgagor’s ownership, operation and/or development of the Property, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Property or Improvements (the “FF&E” and together with the Property, and Improvements, the “Project”); (c) all water and water rights, timber, crops, and mineral interests pertaining to the Property; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Property or the Improvements; and all plans and specifications for the Improvements; (e) any contracts relating to the Property, the Improvements or the FF&E (including all construction related agreements, license agreements, service agreements, maintenance agreements, management agreements and other agreements relating to the development of the Property); (f) all deposits, bank accounts, financial assets, funds, instruments, investment property, notes or chattel paper arising from or by virtue of any transactions related to the Property, the Improvements or the FF&E; (g) to the extent assignable, all community facilities districts or any similar public financing vehicles which related to the Property or the Improvements (or future Improvements) and any reimbursement rights of Mortgagor relating thereto; (h) to the extent assignable, any documents, contract rights, accounts, commitments, construction contracts, architectural agreements, and general intangibles (including trademarks, trade names and symbols) arising from or by virtue of any transactions related to the Property, the Improvements or FF&E; (i) to the extent assignable, all permits, approvals (including, without limitation, approved preliminary and final subdivision plats), licenses, franchises, certificates and all other rights, privileges and entitlements (“Permits”) obtained now or in the future in connection with the Property, the Improvements and the FF&E; (j) all proceeds arising from or by virtue of the sale, lease or other disposition of the Property, the Improvements or the FF&E; (k) all proceeds (including premium refunds) of each policy of insurance relating to the Property, the Improvements or the FF&E; (l) all proceeds from the taking or condemnation of any of the Property, the Improvements, the FF&E or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law; (m) all streets, roads, public places, servitudes, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Property; (n) all of the leases, rents, royalties, bonuses, issues, profits, revenues or other benefits of the Property, the Improvements or the FF&E, including cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder; (o) all fees, charges, accounts and/or other payments for the use or occupancy of any portion of the Improvements; (p) all rights, hereditaments and appurtenances pertaining to the foregoing; (q) all patents, trademarks, tradenames, copyrights and other intellectual property rights and privileges obtained or hereafter acquired in connection with the Property, the Improvements and the FF&E and, with respect to trademark and service mark applications that are so called “intent-to-use” applications, together with the entire business or portion thereof to which such applications pertain as required by 15 U.S.C. Section 1060; (r) all assignments, modifications, extensions and renewals of the Subject Lease and all credits, deposits, options, privileges and rights of Mortgagor under the Subject Lease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Subject Lease for a succeeding term or terms; and (s) other interests of every kind and character that Mortgagor now has or at any time hereafter acquires in and to the
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Property, Improvements, and FF&E described herein and in and to all other real property, personal property and other property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Mortgagor with respect to such property.
     With respect to the proceeds referred to in Sections (j), (k) and (l) above (collectively, the “Proceeds”), this Mortgage is a collateral assignment thereof pursuant to Louisiana Revised Statutes § 9:5386 et seq., whether such Proceeds or any of them now exist or arise in the future, and Mortgagor does hereby irrevocably make, constitute, and appoint Mortgagee and the agents of Mortgagee as the true and lawful mandataries and attorneys-in-fact of Mortgagor to carry out and enforce all of Mortgagor’s rights, title, and interest in and to any or all of the Proceeds hereby collaterally assigned. The collateral assignment herein made of the Proceeds shall not be construed as imposing upon Mortgagee any obligations with respect thereto unless and until Mortgagee shall become the absolute owner thereof and Mortgagor shall have been wholly dispossessed thereof.
     Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (i) any lease, license, contract right, property right or agreement to which Mortgagor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of Mortgagor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination, other restriction or assignment shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) of this clause (i) including any proceeds of such lease, license, contract, property rights or agreement; or (ii) any Permit, if and for so long as the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of Mortgagor therein, (B) a violation of, or termination pursuant to, the terms of such Permit, or (C) a violation of any applicable law; provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, violation, termination, other restriction or assignment shall be remedied and, to the extent severable, shall attach immediately to any portion of such Permit that does not result in any of the consequences specified in (A) or (B) of this clause (ii).
     Mortgagor, in order to secure the Secured Obligations (as defined below) up to the Maximum Amount (as defined below), does hereby:
     E. Mortgage and collaterally assign and grant a security interest in, and confirm unto Mortgagee, WITH POWER OF SALE, all of Mortgagor’s right, title and interest in and to the Collateral that constitutes immovable property under the laws of the State of Louisiana (the “RP
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4

Collateral”), TO HAVE AND TO HOLD the RP Collateral, together with the rights, privileges and appurtenances thereto belonging, unto Mortgagee and its substitutes or successors, forever to satisfy payment of the indebtedness as hereinafter set forth.
     F. Grant a security interest to Mortgagee in those portions of the Collateral that either are fixtures or are not RP Collateral under the laws of the State of Louisiana, including the UCC Collateral (as defined in Article 3 below), but subject to the rights of Mortgagee under the assignment made in the immediately following paragraph; and
     G. Absolutely and unconditionally assign and transfer to Mortgagee all of the Leases and the Rents (each as defined in Article 2 below) and other benefits derived from the Leases, whether now existing or hereafter created, all subject to the terms and conditions of the revocable license in favor of Mortgagor granted in Article 2 below:
     IN FURTHERANCE OF THE FOREGOING GRANTS (INCLUDING GRANTS OF SECURITY INTERESTS), ASSIGNMENTS AND MORTGAGES, AND TO PROTECT THE COLLATERAL AND THE SECURITY GRANTED BY THIS MORTGAGE, MORTGAGOR HEREBY WARRANTS, REPRESENTS, COVENANTS AND AGREES AS FOLLOWS:
ARTICLE 1
SECURED OBLIGATIONS
          1.1 Credit Agreement. This Mortgage is given for the purpose of securing the total principal indebtedness of Two Hundred Twenty Million Dollars ($220,000,000) and other obligations of every type and nature of Borrower and Mortgagor, up to the Maximum Amount under (i) the Credit Agreement (including the “Obligations” as such term is defined in the Credit Agreement), (ii) this Mortgage, including, but not limited to, the payment by the Mortgagor to the Mortgagee of all sums expended or advanced by the Mortgagee pursuant to the provisions of this Mortgage, and (iii) the other Loan Documents (all such indebtedness and obligations collectively, for purposes of this Mortgage, the “Secured Obligations”). Mortgagor shall pay and perform the Secured Obligations at the times and places and in the manner specified in the Credit Agreement, any Hedge Agreements, this Mortgage and the other Loan Documents, in each case subject to any applicable grace or cure periods.
          1.2 Term of Mortgage. This Mortgage shall be effective for the period from the date of this Mortgage through the date upon which all Secured Obligations have been paid or performed in full (as the case may be) (other than indemnity obligations that survive the termination of the Loan Documents and the Hedge Agreements). Upon the payment and performance in full of the Secured Obligations, Mortgagee shall promptly execute a full satisfaction of this Mortgage in the form appropriate for recording and deliver such satisfaction to Mortgagor.
          1.3 Maximum Amount. The maximum amount of the Secured Obligations that may be outstanding at any time and from time to time that this Mortgage secures, including, without limitation, as a mortgage, as an assignment of leases and rents and as a
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security agreement shall be Four Hundred Forty Million Dollars ($440,000,000) (the “Maximum Amount”).
ARTICLE 2
ASSIGNMENT OF RENTS AND LEASES
     2.1 Assignment of Rents, Profits, etc. As further security for the Secured Obligations, all of Mortgagor’s right, title and interest in the rents, royalties, bonuses, issues, profits, revenue and income derived from the Collateral or arising from the use or enjoyment of any portion thereof or from any lease or agreement pertaining thereto, and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Collateral, together with any and all rights that Mortgagor may have against any tenant under such leases or any subtenants or occupants of any part of the Collateral (hereinafter called the “Rents”), are hereby absolutely and unconditionally assigned to Mortgagee, to be applied by Mortgagee in payment of the Secured Obligations. Notwithstanding anything to the contrary contained herein, the assignment of Rents, as described in this Section 2.1, is, and is intended to be, an assignment made in accordance with and to the fullest extent permitted by La. R.S. §9:4401.
     2.2 Assignment of Leases. As further security for the Secured Obligations, Mortgagor hereby assigns to Mortgagee all of Mortgagor’s right, title and interest as lessor in and to all existing and future leases respecting the Property or Improvements, including subleases thereof, and any and all extensions, renewals, modifications and replacements thereof, upon any part of the Collateral (the “Leases”). Mortgagor hereby further assigns to Mortgagee all guaranties of tenants’ performance under the Leases. Notwithstanding anything to the contrary contained herein, the assignment of Leases, as described in this Section 2.2, is, and is intended to be, an assignment made in accordance with and to the fullest extent permitted by La. R.S. §9:4401.
     2.3 License. Notwithstanding the foregoing provisions and subject to the terms of the Credit Agreement, so long as no Event of Default shall exist and be continuing hereunder, Mortgagor shall have the right and license to collect, use and enjoy the Rents and other sums payable under and by virtue of any Lease, and Mortgagor shall have the right to enforce the covenants of such Leases and other agreements and arrangements, and the right to enter into, modify and terminate such Leases and other agreements and arrangements in good faith (subject to the terms of the Credit Agreement). Upon the occurrence of an Event of Default and during the continuance thereof, such license in favor of Mortgagor shall automatically and immediately terminate upon notice to Mortgagor, and Mortgagee shall be entitled thereupon to receive and collect the Rents personally or through an agent or a receiver so long as any such Event of Default shall exist and during pendency of any foreclosure proceedings.
     2.4 Representations and Warranties Concerning Leases and Rents. Mortgagor represents and warrants that:
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6

               (a) Mortgagor has good and marketable title to the Leases and Rents hereby assigned (except for such defects in such rights that would not reasonably be expected, alone or in the aggregate, to have a Material Adverse Effect) and authority to assign them, and no other person or entity has any right, title or interest therein (other than Permitted Encumbrances);
               (b) the Leases are subordinate to this Mortgage in all respects; and
               (c) no Rents have been or will be assigned, mortgaged or pledged, except to the extent permitted by the terms of the Credit Agreement.
2.5 Mortgagor’s Covenants of Performance. In addition to the obligations which Mortgagor has with respect to Leases under the Credit Agreement, Mortgagor covenants and agrees to:
               (a) defend, at Mortgagor’s expense, any proceeding, legal or otherwise, pertaining to the Leases, including, if Mortgagee so requests, any such proceeding to which Mortgagee is a party;
               (b) neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Mortgage and any other encumbrances permitted by this Mortgage or the Credit Agreement; and
               (c) cause all Leases hereafter entered into by Mortgagor to expressly provide that if Mortgagee forecloses under this Mortgage, then the tenant shall attorn to Mortgagee or its assignee and the Lease will remain in full force and effect in accordance with its terms notwithstanding such foreclosure.
2.6 Representations and Warranties and Covenants Concerning the Subject Lease. Mortgagor represents, warrants and covenants that:
               (a) the Subject Lease is unmodified and in full force and effect;
               (b) all rent and other charges in the Subject Lease have been paid to the extent they are payable to the date hereof;
               (c) Mortgagor enjoys the quiet and peaceful possession of the Leased Property;
               (d) Mortgagor is not in default under any of the terms of the Subject Lease and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder;
               (e) the lessor under the Subject Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;
               (f) Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of
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the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Subject Lease and shall do all things necessary to preserve and to keep unimpaired its rights thereunder;
          (g) Mortgagor shall, immediately following the receipt thereof, deliver a copy of any notice of default, notice claiming a default or notice of lessor’s intention to exercise any remedy reserved to lessor under the Subject Lease given to Mortgagor by the lessor pursuant to the Subject Lease and promptly notify Mortgagee in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;
          (h) Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in Mortgagee’s reasonable discretion) (i) terminate or surrender the Subject Lease other than at its stated termination date or (ii) enter into any modification of the Subject Lease which materially impairs the practical realization of the security interest granted by this Mortgage, and any such attempted termination, modification or surrender without Mortgagee’s written consent shall be void.
          (i) Mortgagor shall, within thirty (30) days after written request from Mortgagee, use reasonable efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant under the Subject Lease and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that to the best of lessor’s knowledge, no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by Mortgagee.
          (j) So long as any of the Secured Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Leased Property shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise;
          (k) If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Collateral with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorneyinfact to execute and deliver, following an Event of Default and during the continuance thereof, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid; and
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                         (l) If the Subject Lease shall be terminated prior to the natural expiration of its term due to default by Mortgagor, and if, pursuant to the provisions of the Subject Lease, Mortgagee or its designee shall acquire from the lessor a new lease of the premises subject to the Subject Lease, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.
          2.7 Mortgagee in Possession. Mortgagee’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Collateral by Mortgagee, be deemed to constitute Mortgagee a “mortgagee in possession,” nor obligate Mortgagee to appear in or defend any proceeding relating to any of the Leases or to the Collateral, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Mortgagor by any lessee and not delivered to Mortgagee. Mortgagee shall not be liable for any injury or damage to person or property in or about the Collateral unless caused by the gross negligence or intentional misconduct of Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee shall have no liability or obligation under the Subject Lease by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising out of any Subject Lease for only that period of time for which Mortgagee is in possession of the premises demised thereunder or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor’s right, title and interest therein.
          2.8 Indemnification. Mortgagor hereby indemnifies, agrees to defend, and hold Mortgagee, all agents for the Lenders, the Lenders, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with, Mortgagee, the directors, officers, partners, employees, attorneys, agents and representatives of each of the foregoing persons and entities, and the heirs, personal representatives, successors and assignees of each of the foregoing persons and entities (collectively, the “Indemnified Parties”) harmless from all liability, damage or expense imposed on or incurred by the Indemnified Parties from any claims under the Leases, including any claims by Mortgagor with respect to payments of Rents made directly to Mortgagee during the continuation of an Event of Default and claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Mortgagee, but excluding any liability, loss or damage which may be incurred by the Indemnified Parties by reason of the Indemnified Parties’ gross negligence or willful misconduct.
          2.9 Records. If requested by Mortgagee, Mortgagor shall deliver to Mortgagee a copy of the executed originals of all Leases and, after an Event of Default, executed originals thereof in Mortgagor’s possession or control.
          2.10 Right to Rely. Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee provided such demand shall be given only if an Event of Default exists and is continuing, without further consent of Mortgagor, and the tenants may rely upon any such written statement delivered by Mortgagee to the tenants (including with respect to the existence and
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continuation of an Event of Default). Any such payment to Mortgagee shall constitute payment to Mortgagor under the applicable Leases.
ARTICLE 3
SECURITY AGREEMENT AND FINANCING STATEMENT
     3.1 Security Interest and Financing Statement. This Mortgage shall also be a security agreement between Mortgagor and Mortgagee and a financing statement covering the Collateral constituting personal property or fixtures (hereinafter collectively called “UCC Collateral”) governed by the Uniform Commercial Code as adopted by the State of New York (hereinafter called the “Code”) as the same may be more specifically set forth in any financing statements delivered in connection with this Mortgage, and as further security for the payment and performance of the Secured Obligations, Mortgagor hereby grants to Mortgagee a security interest in such portion of the Collateral. In addition to Mortgagee’s other rights hereunder, Mortgagee shall have all rights of a secured party under the Code. Mortgagor shall bear all costs of filing financing statements, continuation and change statements, including all Code searches. If Mortgagee should dispose of any of the Collateral comprising the UCC Collateral pursuant to the Code after the occurrence and during the continuation of an Event of Default, ten (10) days’ prior written notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice; provided, however, Mortgagee may dispose of such property in accordance with the foreclosure procedures of this Mortgage in lieu of proceeding under the Code. Mortgagee may from time to time file financing statements (without the separate authorization or signature of Mortgagor) and may execute and deliver all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Mortgagor and Mortgagee.
     3.2 Notice of Changes. Mortgagor shall not, voluntarily or involuntarily, change its name, identity or legal structure, unless Mortgagor shall have given to Mortgagee prior written notice of any such proposed change and shall have delivered to Mortgagee, prior to or concurrently with the occurrence of any such change, all additional financing statements or other documents that may be required to perfect, protect and preserve Mortgagee’s security interest with respect to any Collateral described or referred to herein, all in form and substance reasonably satisfactory to Mortgagee.
     3.3 Fixtures. The Property is specifically described on Exhibit B attached hereto. Some of the items of the Collateral described herein constitute property that is or will become fixtures related to the Property, and it is intended that, as to those items, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records where this Mortgage is recorded. For this purpose, the following information is set forth:
Name and address of Mortgagor:
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USAgencies, L.L.C.
8550 United Plaza Boulevard, Suite 805
Baton Rouge, Louisiana 70809
Attn: Mark E. Pape
Facsimile: (972) 728-6491
     Name and address of Mortgagee:
Credit Suisse, Cayman Islands Branch
Eleven Madison Avenue
New York, New York 10010
Attn: Julia Kingsbury
Facsimile: (212) 325-8304
     The record owner of the fee interest in the Property (other than the Leasehold Property), and the record owner of the leasehold interest in the Leasehold Property, is the Mortgagor.
ARTICLE 4
MORTGAGOR AND AGREEMENTS OF MORTGAGOR
     Mortgagor does hereby covenant and agree for the benefit of Mortgagee, and as expressly specified, Mortgagor does hereby warrant and represent and covenant to Mortgagee as of the date of recording this Mortgage as follows:
          4.1 Payment and Performance. Mortgagor shall make all payments on the Secured Obligations when due and shall punctually and properly perform all of Mortgagor’s covenants, obligations and liabilities under the Credit Agreement, the Hedge Agreements, this Mortgage, and the other Loan Documents, subject to any applicable cure or grace periods. Time shall be of the essence with respect to this Mortgage.
          4.2 Title to Collateral and Lien of this Mortgage. Mortgagor represents and warrants that Mortgagor holds and will maintain (subject to dispositions permitted by the Credit Agreement) (i) a good and marketable fee simple interest in the Property, other than the Leasehold Property, (ii) good and marketable leasehold interest in the Leasehold Property, (iii) good title to the Improvements thereon, (iv) good and marketable title to the FF&E. Mortgagor further represents and warrants that this Mortgage shall constitute a first priority Lien on the Property. Mortgagor will not create or suffer to exist any Lien on its interest in the Property other than Liens permitted under the Credit Agreement (the “Permitted Liens”). If the first priority Lien created by this Mortgage or any other interest of Mortgagee in the Collateral shall be endangered or shall be attacked, directly or indirectly, Mortgagor, at Mortgagor’s expense, will take all necessary and proper steps for the defense of such interest, including the employment of counsel satisfactory to Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest.
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          4.3 Taxes on Mortgage. If at any time any law shall be enacted imposing or authorizing the imposition of any tax, assessment or other fees upon this Mortgage, or upon any rights, titles, liens or security interests created hereby, Mortgagor shall pay all such taxes, assessments or other fees prior to delinquency except to the extent any such tax, assessment or fee is being Properly Contested as permitted by the Credit Agreement. If it is unlawful for Mortgagor to pay such taxes, assessments or other fees, then Mortgagor agrees to promptly reimburse Mortgagee for the amounts incurred by Mortgagee to pay such taxes, assessments or other fees.
          4.4 Statements by Mortgagor. At the request of Mortgagee, Mortgagor shall furnish promptly a written statement or affidavit, in such form as may be reasonably required by Mortgagee, to confirm the unpaid principal balance of each of the Loans and that there are no offsets or defenses against full payment of the alleged Loans and performance of the terms of the Credit Agreement or, if there are any such offsets or defenses, specifying them.
                         (a) Repair, Waste, Alterations, etc. Mortgagor shall take all commercially reasonable actions required to keep the Property, Improvements and FF&E in good operating order, repair and condition, ordinary wear and tear excepted, and shall not commit or permit any waste thereof. Mortgagor shall not suffer any lien of mechanics or materialmen to be perfected by the filing of any lawsuit therefor respecting any part of the Collateral, except for Permitted Encumbrances. If Mortgagor shall fail to discharge any such lien that has become final by judgment, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law. Mortgagor shall have the right from time to time at its sole cost and expense to make additions, alterations and changes, whether structural or non-structural (hereinafter collectively referred to as “Alterations”) in or to the Collateral; provided, however, that in all cases Mortgagor shall comply with the other provisions of this Mortgage, the Credit Agreement, the Collateral Documents and in all material respects with applicable law, and all Alterations to any buildings included in the Collateral shall be located wholly within the boundary lines of the Property. Notwithstanding anything herein to the contrary, Mortgagor shall have the right to remove and replace FF&E as Mortgagor may deem appropriate in the ordinary course of Mortgagor’s business and as otherwise permitted under the Credit Agreement (including Section 6.05 thereof) or, in connection with the Leased Property, under the Subject Lease.
          4.5 Hold Harmless. Mortgagor shall indemnify Mortgagee hereunder to the extent set forth in Section 9.2B of the Credit Agreement. The provisions of this Section 4.5 shall survive the payment in full of the Secured Obligations and the release of this Mortgage as to events occurring and causes of action arising before such payment and release.
          4.6 Further Assurances. At Mortgagee’s request, Mortgagor shall execute, acknowledge, deliver, and record such further instruments and do such further acts as
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may be necessary, desirable or proper to carry out the purposes of this Mortgage and to subject to the liens and security interests created thereby, any property intended by the terms thereof to be covered thereby, including specifically but without limitation any renewals, additions, substitutions, replacements, improvements or appurtenances to the Collateral.
     4.7 Recording and Filing. Mortgagor shall cause this Mortgage and any related financing statements and all amendments, supplements and extensions thereto and substitutions therefor to be recorded, filed, re-recorded and refiled, as necessary to carry out the purpose of this Mortgage and the Credit Agreement, and shall pay all such recording, filing, re-recording and refiling fees, title insurance premiums and other charges.
     4.8 Payment of Debts. Mortgagor shall promptly pay when due all its obligations regarding the ownership and operation of the Collateral except any such obligations which are being Properly Contested in good faith by appropriate proceedings and as to which Mortgagor shall have set aside adequate reserves in accordance with GAAP and to the extent required by the terms of the Credit Agreement or the other Collateral Documents.
     4.9 Environmental Compliance. Mortgagor shall promptly take any and all necessary remedial action in connection with the presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials on, under or affecting any Real Property Asset in order to comply in all material respects with all applicable Environmental Laws and Governmental Authorizations. In the event the Mortgagor undertakes any Cleanup action with respect to the presence, Release or threatened Release of any Hazardous Materials on or affecting any Real Property Asset, Mortgagor shall conduct and complete such Cleanup action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Mortgagor’s liability for such presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Hazardous Materials is being Properly Contested.
     4.10 Enforceability. This Mortgage constitutes a legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except as enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or, other similar laws affecting creditors’ rights generally or the application of equitable principles.
     4.11 No Violation; No Consents. The execution, delivery and performance of this Mortgage by Mortgagor will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that, with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien on any properties of Mortgagor or an acceleration of indebtedness pursuant to: (i) Mortgagor’s operating agreement or other organizational documents, (ii) any bond, debenture, note, credit agreement, mortgage, Mortgage or other agreement or
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instrument to which Mortgagor is a party or by which Mortgagor or Mortgagor’s property is or may be bound, (iii) any statute, rule or regulation applicable to Mortgagor, or any of its assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over Mortgagor, or any of its assets or properties except for those which, in the case of clauses (ii), (iii) and (iv) only, could not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other action by, or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance by Mortgagor of this Mortgage other than those which already have been obtained and delivered to Mortgagee. No consents or waivers from any other person or entity are required for the execution, delivery and performance by Mortgagor of this Mortgage, other than those which already have been obtained and delivered to Mortgagee.
          4.12 Security Interest. The Collateral is owned or, as to the Leased Property, leased solely by Mortgagor. As of the date hereof, (i) Mortgagee has either filed or caused to be filed or submitted for filing all financing statements and other instruments necessary to perfect its security interest in the Collateral (other than the RP Collateral) (ii) Mortgagee’s security interests in the Collateral (other than the RP Collateral) are valid first priority Liens and, upon the filings referenced in clause (i) above, will be perfected, (iii) there are no other liens on the Collateral or any portion thereof except for the Permitted Encumbrances, and (iv) no effective financing statement or similar instrument exists or is on file in any public office with respect to the Collateral, except for financing statements filed in connection with the Credit Agreement.
          4.13 Disposition of Collateral. Mortgagor will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Collateral, except as expressly permitted by the Credit Agreement. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interests of Mortgagee shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition.
ARTICLE 5
EVENTS OF DEFAULT
     The occurrence of any one of the following shall be a default hereunder (“Event of Default”):
          5.1 Nonperformance of Covenants under this Mortgage. Mortgagor fails to perform or observe any covenant or agreement contained in this Mortgage and such failure continues for thirty (30) days after written notice of non-performance thereof from Mortgagee.
          5.2 False Representation. Any representation or warranty in this Mortgage is false, misleading or erroneous in any material respect when made.
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          5.3 Events of Default under the Credit Agreement. The occurrence of any Event of Default under the Credit Agreement, as the term “Event of Default” is defined thereunder. Mortgagor acknowledges that this provision has the effect of cross-defaulting this Mortgage with various collateral, guaranty and other documents respecting the Credit Agreement.
          5.4 Transfer of the Property. Any transfer of Mortgagor’s interest with respect to all or any part of the Property, Improvements or FF&E other than dispositions expressly permitted under the Loan Documents.
          5.5 Performance of Defaulted Acts. From and after the occurrence and during the continuance of an Event of Default, Mortgagee may, but need not, make any payment or perform any act herein required of Mortgagor in any form and manner deemed expedient, including making full or partial payments of principal or interest on prior encumbrances, if any, making rental payments and purchasing, discharging, compromising or settling any tax lien or other prior lien or title or claim thereof, or redeeming from any tax sale or forfeiture affecting the Collateral or contesting any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, shall be included among the Secured Obligations and shall be due and payable upon demand and with interest thereon from the date of such payment or expense at the rate of interest payable after default under the terms of the Credit Agreement. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it hereunder on account of any default on the part of Mortgagor. Mortgagee, making any payment hereby authorized relating to taxes or assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.
ARTICLE 6
REMEDIES
          6.1 Exercise of Specific Remedies. Upon the occurrence of any of Event of Default, and during the continuation thereof, Mortgagee shall be entitled to exercise all rights and remedies of a mortgagee or secured party under the laws of the State of Louisiana (“Louisiana Law”), including, without limitation, the following rights and remedies:
                         (a) Mortgagee may deem the Secured Obligations immediately due and payable without notice or declaration to the Mortgagor and without presentment, demand or other notice of any kind, all of which are hereby waived by Mortgagor.
                         (b) Mortgagee shall have the right to foreclose this Mortgage by judicial procedure as provided by Louisiana Law, whether ordinary or executory, for the foreclosure of mortgages on real property. For the purposes of foreclosure under Louisiana executory process procedures, Mortgagor hereby acknowledges the Secured Obligations and
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confesses judgment in favor of Mortgagee for the full and true sum of the Secured Obligations. Furthermore, any and all declarations of fact made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his or its knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. The Mortgagor specifically agrees that such an affidavit by a representative of Mortgagee as to the existence, amount, terms and maturity of the secured indebtedness and of a default hereunder shall constitute authentic evidence of such facts for the purpose of executory process.
          (c) Mortgagee shall, to the extent permitted by Louisiana Law, have the right and power, but not the obligation, with or without the appointment of a keeper, to enter upon and take immediate possession of the RP Collateral or any part thereof, to exclude Mortgagor therefrom, to hold, use, operate, manage and control such real property, to make all such repairs, replacements, alterations, additions and improvements to the same as Mortgagee may deem proper, and to demand, collect and retain the Rents as provided in Article 2 hereof.
          (d) Mortgagors agree that, in the event the Collateral, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Mortgage by executory process, ordinary process, sequestration, writ of fieri facias or otherwise, the court issuing any such order shall, if petitioned for by Mortgagee, direct the applicable sheriff to appoint as a keeper of the Property, Mortgagee or any agent designated by Mortgagee or any person named by Mortgagee at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5131 through 9:5135 and 9:5136 through 9:5140.2, as the same may be amended, and Mortgagee shall be entitled to all the rights and benefits afforded thereunder. It is hereby agreed that the keeper shall be entitled to receive reasonable compensation in addition to its costs and expenses incurred in the administration or preservation of said Property, Collateral or RP Collateral. The designation of keeper made herein shall not be deemed to require Mortgagee to provoke the appointment of such a keeper.
          (e) Mortgagee shall have all of the rights and remedies of a secured creditor and Mortgagee granted by New York Law, including the Code, as more particularly provided in Article 3 above and shall, to the extent permitted by New York Law and, solely with respect to the Leased Property, the Subject Lease as affected by that certain Landlord Estoppel and Agreement executed by the landlord under the Subject Lease, have the right and power, but not the obligation, to take possession of the UCC Collateral, and for that purpose Mortgagee may enter upon the Property on which any or all of the UCC Collateral is located and take possession of and operate such UCC Collateral or remove the same therefrom. After the occurrence and during the continuation of an Event of Default, Mortgagee may require Mortgagor to assemble the UCC Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties.
          (f) Mortgagee, in its sole discretion, may elect to treat the fixtures constituting a part of the Improvements as either RP Collateral or UCC Collateral and proceed to exercise such rights and remedies as apply to such type of collateral, subject, solely with respect to the Leased Property, to the provisions of the Subject Lease as affected by that certain Landlord Estoppel and Agreement executed by the landlord under the Subject Lease.
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          (g) Mortgagee may exercise the power of sale granted by this Mortgage and, subject to the mandatory requirements of Louisiana Law, may sell or have sold the RP Collateral or interests therein or any part thereof at one or more public sales, as an entirety or in parcels, at such place or places and otherwise in such manner and upon such notice as may be required by Louisiana Law, by this Mortgage or, in the absence of any such requirement, as Mortgagee may deem appropriate. Mortgagor shall make a conveyance to the purchaser or purchasers thereof without, to the extent permitted by Louisiana Law, any warranties express or implied. Mortgagee may postpone the sale of such RP Collateral or interests therein or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the RP Collateral or interests therein or any defective or irregular sale hereunder will not exhaust the power of sale, and sales may be made from time to time until all such property is sold without defect or irregularity or the Secured Obligations are paid in full. Mortgagee shall have the right to appoint one or more attorney(s)-in-fact to act in conducting the foreclosure sale and executing a deed to the purchaser. It shall not be necessary for any of the Collateral at any such sale to be physically present or constructively in the possession of Mortgagee and Mortgagor shall deliver all of the Collateral to the purchaser at such sale. If it should be impossible or impracticable to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.
          (h) Mortgagee (or any successor to Mortgagee) shall have the right to become the purchaser at any sale made pursuant to the provisions of this Article 6 and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale. All other sales shall be, to the extent permitted by Louisiana Law, on a cash basis. Mortgagor does hereby ratify and confirm all legal acts that Mortgagee may do in carrying out the provisions of this Mortgage.
          (i) Any sale of the Collateral or any part thereof pursuant to the provisions of this Article 6 will operate to divest all right, title, interest, claim and demand of Mortgagor in and to the property sold and will be a perpetual bar against Mortgagor and all persons claiming by or through or under Mortgagor, subject to Louisiana Law. Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor, in the Mortgagor’s name and stead, for the purpose of effectuating any such sale, to execute and deliver all necessary deeds, conveyances, assignments, bills of sale and other instruments with power to substitute one or more persons with like power. Nevertheless, if requested by Mortgagee so to do, Mortgagor shall join in the execution, acknowledgment and delivery of all proper conveyances, assignments and transfers of the property so sold. Any purchaser at a foreclosure sale will receive possession of the property purchased at the earliest time permitted under the Louisiana Law, and Mortgagor agrees that if Mortgagor retains possession of the property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages to Mortgagor by reason thereof are hereby expressly waived by Mortgagor, to the extent permitted by Louisiana Law.
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                         (j) Mortgagee, at its option, is authorized to cause foreclosure of this Mortgage subject to the rights of any tenants under Leases, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense at any proceedings instituted by Mortgagee to collect the Secured Obligations.
          6.2 Cost and Expenses. All costs and expenses (including reasonable attorneys’ fees and legal expenses, title premiums, title report and work charges, filing fees, and mortgages, mortgage registration, transfer, stamp and other excise taxes, if any) incurred by Mortgagee in perfecting, protecting or enforcing its rights hereunder, whether or not an Event of Default shall have occurred, shall be a demand obligation of Mortgagor to Mortgagee, as applicable, and shall bear interest if unpaid commencing thirty (30) days following demand (except if an Event of Default exists and is continuing in which case interest shall begin to accrue immediately upon the incurrence of such cost or expense) at the highest rate then applicable under the Credit Agreement with respect to the Secured Obligations, all of which shall be part of the Secured Obligations.
          6.3 Application of Proceeds. The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article 6 shall be applied in accordance with the terms of the Credit Agreement and the Security Documents, including but not limited to Section 6.5 of the Guarantee and Collateral Agreement.
          6.4 Combination of Remedies. From and after the occurrence and during the continuance of an Event of Default, Mortgagee may, at its option, in such order, and utilizing such combinations of remedies with respect to the Collateral and the other property of Mortgagor encumbered by a Collateral Document as Mortgagee shall so elect, pursue its remedies against (a) the Collateral, individually, or any other property of a Loan Party encumbered by a Collateral Document, individually, (b) the Collateral and any combination of the other property of a Loan Party encumbered by a Collateral Document, (c) the Collateral and all of the other property of Mortgagor and any other Loan Party encumbered by a Collateral Document, or (d) all or any combination of the other property of Mortgagor and the other Loan Parties encumbered by a Collateral Document, in separate proceedings or in one proceeding in any order which Mortgagee deems appropriate, all to the fullest extent permitted under Louisiana Law.
          6.5 Advice of Counsel; Waivers. Mortgagor acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights, under Louisiana Law, with respect to this Mortgage, the Secured Obligations and the Collateral. Except to the extent expressly set forth in the Credit Agreement or any other Loan Document, Mortgagor hereby agrees that Mortgagor shall not at any time hereafter have or assert, and hereby waive to the extent permitted under Louisiana Law, any right under any law pertaining to: marshalling, whether of assets or liens, the sale of property in the inverse order of alienation, the administration of estates of decedents, valuation, stay, extension, reinstatement, redemption, subrogation, or abatement, suspension, deferment, diminution or reduction of any of the Secured Obligations (including setoff), now or hereafter in force. Mortgagor hereby further waives (i) in favor of Mortgagee any and all homestead
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exemptions and other exemptions of seizure or otherwise to which the Mortgagor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Collateral is concerned and (ii) (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723, 2724, and all other laws conferring the same; (b) the demand and three (3) days’ delay according by Louisiana Code of Civil Procedure Article 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three (3) days’ delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.
ARTICLE 7
GENERAL PROVISIONS
     7.1 Mortgagor. This Mortgage and all provisions hereof shall extend to and be binding upon Mortgagor and all persons claiming under or through Mortgagor. Whenever in this Mortgage there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the heirs, executors and administrators or successors and assigns (as the case may be) of such party. Mortgagor’s successors and assigns shall include a receiver, trustee or debtor-in-possession of or for Mortgagor. Mortgagee’s assigns and successors shall include any successor Collateral Agent under the Credit Agreement.
     7.2 Cumulative Rights Waiver; Modifications. Each and every right, power and remedy hereby granted to Mortgagee shall be cumulative and not exclusive, and each and every right, power and remedy, whether specifically hereby granted or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any and all covenants of Mortgagor in this Mortgage may from time to time, by instrument in writing signed by Mortgagee, be waived to such extent and in such manner as Mortgagee may desire, but no such waiver will ever affect or impair the rights of Mortgagee hereunder, except to the extent specifically stated in such written instrument. All changes to and modifications of this Mortgage must be in writing and signed by Mortgagor and Mortgagee.
     7.3 Additional Documents. Mortgagor agrees that upon request of Mortgagee it will from time to time execute, acknowledge and deliver all such additional instruments and will do or cause to be done all such further acts and things as may be reasonably necessary fully to effectuate the intent of this Mortgage.
     7.4 Notices. All notices and other communications under this Mortgage shall be in writing, except as otherwise provided in this Mortgage. A notice, if in writing, shall
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be considered as properly given if given in accordance with the provisions of the Credit Agreement.
     7.5 Choice of Law. Without regard to principles of conflicts of law, this Mortgage shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such state and the laws of the United States of America. Notwithstanding the foregoing: (i) Louisiana Law shall govern with respect to procedural and substantive matters relating to the creation, perfection, priority and enforcement of the liens created by this Mortgage on the RP Collateral and (ii), if upon judicial foreclosure and sale in accordance with Louisiana Law a deficiency exists, Mortgagor agrees that Mortgagee shall have the right to seek a deficiency judgment against Mortgagor. The terms and provisions set forth in Exhibit C attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and terms and provisions set forth in Exhibit C, the terms and provisions set forth in Exhibit C shall govern and control.
     7.6 Time of Essence. Time is of the essence of this Mortgage and of every part hereof of which time is an element.
     7.7 Severability. If any provision hereof or of any of the other documents constituting, evidencing or creating all or any part of the Secured Obligations is invalid or unenforceable in any jurisdiction, the other provisions hereof or of said documents shall remain in full force and effect in such jurisdiction. The invalidity of any provision of this Mortgage in any jurisdiction will not affect the validity or enforceability of any such provision in any other jurisdiction. If any lien, encumbrance or security interest evidenced or created by this Mortgage is invalid or unenforceable, in whole or in part, as to any part of the Secured Obligations, or is invalid or unenforceable, in whole or in part, as to any part of the Collateral, such portion, if any, of the Secured Obligations as is not secured by all of the Collateral hereunder shall be paid prior to the payment of the portion of the Secured Obligations secured by all of the Collateral, and all payments made on the Secured Obligations (including cash and/or property received in connection with sales of Collateral pursuant to Article 3 hereof) shall, unless prohibited by applicable law or unless Mortgagee, in its sole and absolute discretion, otherwise elects, be deemed and considered to have been first paid on and applied to payment in full of the unsecured or partially secured portion of the Secured Obligations, and the remainder to the secured portion of the Secured Obligations.
     7.8 Mortgagee’s Powers. Without affecting the liability of any other person liable for the payment of any Obligation herein mentioned, and without affecting the lien or charge of this Mortgage upon any portion of the Collateral not then or theretofore released as security for the full amount of all unpaid Secured Obligations, Mortgagee may, from time to time and without notice, (a) release any persons liable, (b) extend the maturity or alter any of the terms of any such Obligation, (c) permit the issuance of additional Loans and/or indebtedness under the Credit Agreement, (d) grant other indulgences, (e) release or reconvey, or cause to be released or reconveyed at any time at
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Mortgagee’s option any parcel, portion or all of the Collateral, (f) take or release any other or additional security for any obligation herein mentioned, or (g) make compositions or other arrangements with Mortgagor in relation thereto.
     7.9 Enforceability of Mortgage. This Mortgage is deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, mortgage, deed to secure debt, fixture filing, real estate mortgage, or security agreement, and from time to time as any one or more thereof, as is appropriate and permitted under applicable law. A carbon, photographic or other reproduction of this Mortgage or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes to the fullest extent permitted under applicable law.
     7.10 Captions. The captions or headings at the beginning of Articles and Sections hereof are for the convenience of the parties and are not part of this Mortgage.
     7.11 Attorneys’ Fees. In connection with any enforcement of its rights under this Mortgage (and in addition to all rights for fees and costs provided for under the Credit Agreement), Mortgagor promises to pay all costs of enforcement and collection, including reasonable attorneys’ fees, whether or not such enforcement and collection includes the filing of a lawsuit.
     7.12 Relationship of Parties. The relationship between Mortgagor and Mortgagee is that of borrower and lender only and neither Mortgagor nor Mortgagee is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other.
     7.13 Collateral Agent. The Collateral Agent will hold all items of Collateral at any time received under this Mortgage or the other Loan Documents in accordance with the terms of the Credit Agreement. It is expressly understood and agreed that the obligations of Mortgagee in its capacity as the Collateral Agent (and holder of the Collateral and interests therein and with respect to the disposition thereof) are only those expressly set forth in the Credit Agreement.
     7.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
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     7.15 Credit Agreement Controlling. In the event that any of the terms or provisions contained herein are inconsistent with the terms and provisions in the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control.
[SIGNATURE PAGE FOLLOWS.]

22

Exhibit G
     THUS DONE AND PASSED in                     ,                    , on the ___ day of                       2007, in the presence of the undersigned competent witnesses, who hereunto sign their names with Mortgagor and me, Notary, after due reading of the whole.

WITNESSES:	MORTGAGOR:

Name:	USAGENGIES, L.L.C., a Louisiana limited
liability company

By:

Name:	Name:

_____________________________________________
                           NOTARY PUBLIC
Name: __________________________________________
Notary ID/Bar Roll No. ____________________________
My Commission Expires ___________________________
H-1

EXHIBIT A
Resolutions
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EXHIBIT B
Legal Description of the Real Property
Parcel A
(1) That certain portion of former North 15th Street which lies between Lots 7, 8, 9 and a portion of Lot 10, Square 17 or 75 of the Suburb Waller Subdivision on the West and Lots 1, 12 and a portion of Lot 11, Square 20 or 76 of the Buhler Town subdivision on the East, commencing at the intersection of the South right-of-way line of Main Street with the inside face of the curb of the portion of the former North 15th Street which is 13.15 feet east from the Northeast corner of Lot 7, Square 17 or 75, Suburb Waller; thence southerly a distance of 240 feet; thence easterly, perpendicular to the South right-of-way line of Main Street, 37.46 feet to a point and corner on the East right-of-way line of former North 15th Street; thence northerly along the East right-of-way line of former North 15th Street a distance of 240 feet to the intersection of the South right-of-way line of Main Street with the East right-of-way line of former North 15th Street; thence westerly along the South right-of-way line of Main Street, 36.84 feet to the point of beginning, as more particularly shown by a survey dated October 20, 2005 by Evans-Graves Engineers, Inc. entitled “Map Showing Survey of All of SQ. 20 or 76, All of SQ. 21 or 77 and Lots 1 Thru 4, A Portion of Lot 5 and Lots 6, 7, 11 & 12, and Lots A & B, SQ. 24 or 78, Buhler Town and Portion of Former North 15th Street and Former North 16th Street Right-Of-Ways, Located in the Original City of Baton Rouge, T7S-R1W, Greensburg Land District, East Baton Rouge Parish, Louisiana for USAgencies, L.L.C.”
(2) Lots 1 through 12, Square 20 or 76, Buhler Town, Lots 1 through 12, Square 21 or 77, Buhler Town and an undesignated parcel of ground (which is a portion of former North 16th Street lying between the South boundary line of Main Street and the North boundary line of Laurel Street) situated between the East side of Lots 5, 6, and 7 of Square 20 or 76, Buhler Town and the West side of Lots 1, 11 and 12 of Square 21 or 77, Buhler Town, said lots and undesignated parcel being bounded on the North by Main Street, on the East by 17th Street, on the South by Laurel Street and on the West by 15th Street (and the portion of the former North 15th Street) as shown on a survey dated October 20, 2005 by Evans-Graves Engineers, Inc. entitled “Map Showing Survey of All of SQ. 20 or 76, All of SQ. 21 or 77 and Lots 1 Thru 4, A Portion of Lot 5 and Lots 6, 7, 11 & 12, and Lots A & B, SQ. 24 or 78, Buhler Town and Portion of Former North 15th Street and Former North 16th Street Right-Of-Ways, Located in the Original City of Baton Rouge, T7S-R1W, Greensburg Land District, East Baton Rouge Parish, Louisiana for USAgencies, L.L.C.”
Parcel B
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Lots 1, 2, 3, 4, 5, 6, 8, 9, 10, 11 and 12, Square 22 or 90, Buhler Town, City of Baton Rouge, East Baton Rouge Parish, Louisiana, as shown on a survey dated October 20, 2005 by Evans-Graves Engineers, Inc. entitled “Map Showing Survey of Lots 1 Thru 6, and Lots 8 Thru 12, SQ. 22 or 90, Buhler Town, Located in the Original City of Baton Rouge, T7S-R1W, Greensburg Land District, East Baton Rouge Parish, Louisiana for USAgencies, L.L.C.”
Parcel C
Lots 1, 2, 3, 4, 6 and 7, Lots A and B of a resubdivision of Lots 8, 9 and 10, Lots 11 and 12, and the West 2 feet, 10 inches of Lot 5, Square 24 or 78, Buhler Town, City of Baton Rouge, East Baton Rouge Parish, Louisiana, as shown on a Plot Plan and Survey of the Subdivision of Lots 8, 9, 10 of Square 24 or 78 Buhler Town in the City of Baton Rouge, Louisiana, into Lots ‘A’ & ‘B’” dated March 11, 1958 and recorded as Original 55, Bundle 4148, official records of East Baton Rouge Parish, Louisiana; and as shown by Survey dated October 20, 2005 by Evans-Graves Engineers, Inc. entitled, “Map Showing Survey of All of SQ. 20 or 76, All of SQ. 21 or 77 and Lots 1 Thru 4, A Portion of Lot 5 and Lots 6, 7, 11 & 12, and Lots A & B, SQ. 24 or 78, Buhler Town and Portion of Former North 15th Street and Former North 16th Street Right-Of-Ways, Located in the Original City of Baton Rouge, T7S-R1W, Greensburg Land District, East Baton Rouge Parish, Louisiana for USAgencies, L.L.C.”
Parcel D
The South 112 feet of Lot 1, the South 112 feet of Lot 2 and the South 112 feet of the West 6 feet of Lot 3, the East 51 feet of Lot 3, and Lots 4, 5 and 6 of Square 3 or 301 of Gusman Town & Lefever Town, City of Baton Rouge, East Baton Rouge Parish, Louisiana, as shown on a survey dated October 20, 2005 by Evans-Graves Engineers, Inc. entitled “Map Showing Survey of A Portion of Lots 1 Thru 3 and Lots 4, 5, & 6, SQ. 3 or 301, Lefever Town, Located in the Original City of Baton Rouge, T7S-R1W, Greensburg Land District, East Baton Rouge Parish, Louisiana for USAgencies, L.L.C.”
Parcel E
Private Air Space Servitude for Bridge (“Overhead Walk”) connecting the Buildings situated on Square 20 or 76, Buhler Town and Square 17 or 75 Suburb Waller, over and across a portion (which portion is designated by the cross-hatched area on the Survey referenced below) of strip of land which lies between the asphalt paving on former North 15th Street and the building on Square 17 or 75, Suburb Waller, located on Lots 5, 6, 7, 11 and 12 and the East 150 feet of Lots 8 and 9 and the North 40 feet of Lot 10, square 17 or 75, Suburb Waller, City of Baton Rouge, which strip of land has a width of approximately 13.30 feet on the south and 13.15 feet on the North and a length of 240 feet, as more particularly shown by a
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survey dated October 20, 2005, by Evans-Graves Engineers, Inc. entitled “Map Showing Survey of All of SQ. 20 or 76, All of SQ. 21 or 77 and Lots 1 Thru 4, A Portion of Lot 5 and Lots 6, 7, 11 & 12, and Lots A & B, SQ. 24 or 78, Buhler Town and Portion of Former North 15th Street and Former North 16th Street Right-Of-Ways, Located in the Original City of Baton Rouge, T7S-R1W, Greensburg Land District, East Baton Rouge Parish, Louisiana for USAgencies, L.L.C.” created by Agreement of Private Air Servitude filed in the records of East Baton Rouge Parish, Louisiana as Original 447, Bundle 11784.
Parcel F
Leasehold Interest under a Lease of Air Space dated May 28, 1986 from the City of Baton Rouge and the Parish of East Baton Rouge to Goudchaux/Maison Blanche, Inc. covering the following described property for a term of 99 years commencing on March 1, 1986 and ending on February 28, 2085, which was recorded as Original 858, Bundle 9837 of the records of East Baton Rouge Parish Clerk of Court:
A certain portion or envelope of air space (“Space”) hereinafter described, being immediately contiguous and adjacent to the East line of Lot 5, Square 21 (77) Devall Town, more particularly described as follows:
Commencing in a horizontal plane above North 17th Street at an elevation of 70.4 feet above mean sea level (determined by a reference to East Baton Rouge Parish Benchmark PBM Post Office-38, copper disk in front of City Club Building (Old Post Office), East Baton Rouge elevation — 58.081 feet above mean sea level and extending upward to 74.5 feet above mean sea level with reference to the same point, and located horizontally as follows: from the Northeast corner of Lot 5, Square 21 (77) Devall Town, southerly along the lot line (right of way line), 50 feet, 6 inches to POINT OF BEGINNING, thence continue southerly along the lot line (right of way line), 42 feet, 6 inches, then almost across the street to a point 51 feet, 6 inches east of the east line of Lot 5 and 78 feet, 0 inches, south of the South right-of-way line of Main Street; thence Northerly parallel to the West right-of-way line of North 17th Street, 42 feet, 6 inches, then return across the street to POINT OF BEGINNING, and extending down from the air space envelope into the ground below, two supporting columns on the East side of the street, each not more than 12.56 square feet in area, and not less than 14 feet 6 inches outside of the presently paved roadway, and one additional column, of similar dimension and similarly located, but free standing, all as shown on the plan recorded as Original 858, Bundle 9837 of the official records of the East Baton Rouge Clerk of Court.
Said Lease of Air Space was assigned to Renaissance Park, LLC by Exchange Support Services, Inc. pursuant to one certain Assignment and
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Assumption of Air Space Leases dated September 20, 2004 filed and recorded with the Clerk and Recorder of East Baton Rouge Parish as Original 797, Bundle 11655 on September 30, 2004; and further assigned to USAgencies, L.L.C. by Assignment and Assumption of City/Parish Air Space Lease dated November 10, 2005 filed and recorded with the Clerk and Recorder of East Baton Rouge Parish as Original 440, Bundle 11784 on November 14, 2005.
Parcel G
Together with all buildings and improvements situated on the lots, parcels of ground and air space described above, including the enclosed Overhead Walk that connects the Buildings situated on Square 20 or 76, Buhler Town and Square 17 or 75, Suburb Waller, excluding, however any rights appurtenant to the four-story building located on Square 17, Suburb Waller (“Renaissance Park West”) or appurtenant to the parking areas located on Square 18, Suburb Waller, and on Lots 2, 3, 4 and 5 of Square 19, Buhler Town.
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EXHIBIT C
Local Law Provisions
     Section 1.1 Certificates. The production of mortgage, conveyance, tax research or other certificates is waived by consent, and Mortgagee and Mortgagor agree to hold each of the above-referenced Notaries Public harmless for any failure to procure and attach same.
     Section 1.2 No Paraph. For purposes of La. R.S. § 9:5556 and other applicable law, the parties declare that none of the indebtedness secured by this Mortgage and no note or other written obligation evidencing the same has been “paraphed” for identification with this Mortgage.
     Section 1.3 Multiple Originals. Mortgagor authorizes Mortgagee to file multiple originals, photocopies, carbon copies, or facsimile copies of this Mortgage or financing statements with the appropriate filing officer in the State of Louisiana pursuant to the provisions of the Code.
     Section 1.4 Taxpayer Identification Number. The last four digits of Mortgagor’s taxpayer identification number is accurately set out in the appearance captions of this Mortgage. Mortgagor will not change its taxpayer identification number or its name, identity or corporate structure so that any financing statement filed in connection herewith may become seriously misleading unless and until it notifies Mortgagee in writing and executes all new appropriate financing statements or other such documents as Mortgagee may require, with Mortgagor being required to pay the cost of such documentation and the filing thereof as provided above.
     Section 1.5 Certain Louisiana References. Each reference to a “lien” will include a reference to a “privilege,” “mortgage,” “collateral assignment” and/or “security interest,” as appropriate. Each reference to an “easement” or “easements” will include a reference to a “servitude” or “servitudes.” Each reference to a county will include a reference to a Louisiana parish. The terms “land,” “real property,” and “real estate” will mean “immovable property” as that term is used in the Louisiana Civil Code. The term “personal property” will mean “movable property” as that term is used in the Louisiana Civil Code. The term “intangible” will mean “incorporeal” as that term is used in the Louisiana Civil Code. Reference to “receiver” shall be deemed to be a keeper appointed by Mortgagee as provided herein. The term “fee estate” or “fee simple title” will mean “full ownership interest” as that term is used in the Louisiana Civil Code. The term “condemnation” will include “expropriation” as that term is used in Louisiana law. The term “conveyance in lieu of foreclosure” or “action in lieu thereof” will mean “giving in payment” as that term is used in the Louisiana Civil Code and “dation en paiment.” The term “joint and several” will mean “solidary” as that term is used in the Louisiana Civil Code.
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Exhibit H
Form of Perfection Certificate
PRE-CLOSING UCC DILIGENCE CERTIFICATE
          In connection with that certain Guarantee and Collateral Agreement, dated as of January ___, 2007 (the “Guarantee and Collateral Agreement”), by and among Affirmative Insurance Holdings, Inc. (“Borrower”), certain subsidiaries of the Borrower (together with the Borrower, the “Grantors”) and Credit Suisse, Cayman Islands Branch (“CS”), as Administrative Agent and Collateral Agent (the “Collateral Agent”), each Grantor hereby certifies as follows:
I. Current Information
     A. Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers. The full and exact legal name4 (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date), the type of organization, the jurisdiction of organization (or formation, as applicable), and the organizational identification number (not tax i.d. number) of each Grantor are as follows:5

Type of
	Organization (e.g. corporation,	Jurisdiction of	Organizational	Federal Tax
	limited liability company, limited	Organization/	Identification	Identification
Name of Grantor	partnership)	Formation	Number	Number

[1].	It is crucial that the full and exact name of each Grantor is given. Even seemingly minor errors such as substituting “n.a.” for “national association” or “inc.” for “incorporated” may be seriously misleading in many states.

[2]	If a Grantor does not have an organizational identification number or a federal tax identification number, please indicate “none.”

Exhibit H
     B. Chief Executive Offices and Mailing Addresses. The chief executive office address and the preferred mailing address (if different than chief executive office or residence) of each Grantor are as follows:

	Address of Chief Executive Office	Mailing Address (if different than
Name of Grantor	(or for natural persons, residence)	CEO or residence)

     C. Changes in Names, Jurisdiction of Organization or Corporate Structure.
          Except as set forth below, no Grantor has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past one (1) year:

Grantor	Date of Change	Description of Change

     D. Prior Addresses.
          Except as set forth below, no Grantor has changed its chief executive office, or principal residence if a particular Grantor is a natural person, within the past one (1) year:

Grantor	Prior Address/City/State/Zip Code

     E. Acquisitions of Equity Interests or Assets.
          Except as set forth below, no Grantor has acquired the equity interests of another entity or substantially all the assets of another entity within the past one (1) year:

Grantor	Date of Acquisition	Description of Acquisition

II. ADDITIONAL INFORMATION.

Exhibit H
Form of Perfection Certificate
Tangible Personal Property. Set forth below are all the locations where any Grantor currently maintains or has maintained any material amount (fair market value of $10,000 or more) of its tangible personal property (including goods, inventory and equipment) of such Grantor (whether or not in the possession of such Grantor) within the past one (1) year:

Grantor	Address/City/State/Zip Code	County

Exhibit H
Form of Perfection Certificate
III. MISCELLANEOUS
     A. Authority to File Financing Statements. Each of the undersigned, hereby authorizes each of the Collateral Agents to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as each Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted or to be granted to such Collateral Agent under the Guarantee and Collateral Agreements. Such financing statements may describe the collateral in the same manner as described in the Guarantee and Collateral Agreements or may contain an indication or description of collateral that describes such property in any other manner as such Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to such Collateral Agent, including, without limitation, describing such property as “all assets” or “all personal property.”

Exhibit H
Form of Perfection Certificate
     IN WITNESS WHEREOF, the undersigned hereto has caused this Pre-Closing UCC Diligence Certificate to be executed as of the date first written above by its officer thereunto duly authorized.
[GRANTOR(S)]
By:
Name:
Title:

Exhibit H
Form of Perfection Certificate
Appendix A
to Pre-Closing UCC Diligence Certificate
INVESTMENT RELATED PROPERTY
1. Securities. Set forth below is a list of all equity interests owned by a Grantor together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

				Total		Certificate No.
		Type of	# of	Shares	% of Interest	(if uncertificated,
Grantor	Issuer	Organization	Shares Owned	Outstanding	Pledged	please indicate so)	Par Value

2. Securities Accounts. Set forth below is a list of all securities accounts in which any Grantor customarily maintains securities or other assets having an aggregate value in excess of $10,000:

Name & Address of
Grantor	Type of Account	Financial Institutions

Exhibit H
Form of Perfection Certificate
3. Deposit Accounts. Set forth below is a list of all bank accounts (checking, savings, money market or the like) in which any Grantor customarily maintains in excess of $10,000:

Name & Address of
Grantor	Type of Account	Financial Institutions

4. Instruments. Set forth below is a list of all instruments owed to any Grantor in the principal amount of greater than $10,000:

Principal Amount
Grantor	Issuer of Instrument	of Instrument	Maturity Date

Exhibit H
Form of Perfection Certificate
Appendix B
to Pre-Closing UCC Diligence Certificate
INTELLECTUAL PROPERTY
1. Set forth below is a list of all copyrights, patents and trademarks and other intellectual property owned or used, or hereafter adopted, held or used, by a Grantor:

Grantor	Copyrights	Filing Date	Status	Registration No.

Grantor	Patents	Filing Date	Status	Registration No.

Grantor	Trademarks	Filing Date	Status	Registration No.

Exhibit H
Form of Perfection Certificate
Appendix C
to Pre-Closing UCC Diligence Certificate
INVENTORY AND EQUIPMENT
1. Inventory and Equipment. Set forth below are all the locations where any Grantor currently maintains any material amount (aggregate fair market value of $10,000 or more) of inventory and equipment of such Grantor (whether or not in the possession of such Grantor):

Description of
Grantor	Address/City/State/Zip Code	County	Assets and Value

2. Warehousemen and bailees. Except as set forth below, no persons (including warehousemen and bailees) other than a Grantor have possession of any material amount (fair market value of $10,000 or more) of assets of any Grantor:

Description of
Grantor	Address/City/State/Zip Code	County	Assets and Value

Exhibit H
Form of Perfection Certificate
Appendix D
to Pre-Closing UCC Diligence Certificate
REAL ESTATE RELATED UCC COLLATERAL
1. Fixtures. Set forth below are all the locations where any Grantor owns or leases any real property:

Owned
Grantor	Address/City/State/Zip Code	County	or Leased

2. “As Extracted” Collateral. Set forth below are all the locations where any Grantor owns, leases or has an interest in any wellhead or minehead:

Grantor	Address/City/State/Zip Code	County

3. Timber to be Cut. Set forth below are all locations where any Grantor owns goods that are timber to be cut:

Grantor	Address/City/State/Zip Code	County

Exhibit H
Form of Perfection Certificate
Appendix E
to Pre-Closing UCC Diligence Certificate
NAMES
1. Trade Names.
          Current Names. Set forth below is each trade name or assumed name currently used by any Grantor or by which any Grantor is known or is transacting any business:

Grantor	Trade/Assumed Name

          Past Names. Set forth below is each trade name or assumed name used by any Grantor during the past one (1) year or by which any Grantor has been known or has transacted any business during the past one (1) year other than the names identified in Section I.A. of this Pre-Closing UCC Diligence Certificate:

Grantor	Trade/Assumed Name

Exhibit H
Form of Perfection Certificate
Appendix F
to Pre-Closing UCC Diligence Certificate
COMMERCIAL TORT CLAIMS
Set forth below is a true and correct list of all Commercial Tort Claims (as defined in the Guarantee and Collateral Agreements) held by each Grantor, including a brief description thereof.

Exhibit H
Form of Perfection Certificate
Appendix G
to Pre-Closing UCC Diligence Certificate
LETTER OF CREDIT RIGHTS
Set forth below is a true and correct list of all Letters of Credit issued in favor of each Grantor, as beneficiary thereunder.

Exhibit H
Form of Perfection Certificate
Appendix H
to Pre-Closing UCC Diligence Certificate
MOTOR VEHICLES
     Set forth below is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Grantor, and the owner and approximate value of such motor vehicles.

Motor Vehicle	Owner	Approximate Value

Exhibit I
FORM OF NON BANK CERTIFICATE
     Reference is made to the Credit Agreement dated as of January 31, 2007 (the “Credit Agreement”), among Affirmative Insurance Holdings, Inc., the Borrower, the Lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent and as collateral agent, and the other parties thereto. Pursuant to Section 2.20(d) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

I-1

Exhibit J
FORM OF LEGAL OPINION
     Formation/Requisite Power
     a. Affirmative Insurance Holdings, Inc., and each Subsidiary Guarantor that is a [corporation][limited liability company][limited partnership] formed or organized under the laws of the State of Delaware (each, a “Delaware Guarantor”) is a corporation duly formed or organized and is validly existing under the laws of the State of Delaware with all necessary [corporate][limited liability company][limited partnership] power and authority to own its properties and conduct its business as presently conducted and as proposed to be conducted and to enter into each Loan Document to which it is a party, perform its obligations thereunder, borrow any amounts specified therein and give any guarantee contemplated thereby. Affirmative Insurance Holdings, Inc., and each Subsidiary Guarantor is in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business requires such qualification.
     b. Each Subsidiary Guarantor that is a [corporation][limited liability company] formed or organized under the laws of the State of [                    ] (each, a “[                      ] Guarantor”) is a [corporation][limited liability company] duly formed or organized and is validly existing under the laws of the State of [                    ] with all necessary [corporate][limited liability company] power and authority to own its properties and conduct its business as presently conducted and as proposed to be conducted and enter into each Loan Document to which it is a party, perform its obligations thereunder, borrow any amounts specified therein and give any guarantee contemplated thereby. Each [                    ] Guarantor is in good standing under the laws of the State of [                     ] and is qualified to do business in each jurisdiction where the nature of its business requires such qualification.
     Due Authorization
     The execution, delivery and performance by Affirmative Insurance Holdings, Inc., and each Subsidiary Guarantor of each Loan Document to which it is a party, including, without limitation, the borrowings, issuances of letters of credit, guarantees and uses of proceeds thereunder and the creation of the security interests contemplated thereby have all been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, and, if necessary, all stockholder, member or partner action of Affirmative Insurance Holdings, Inc., and each Subsidiary Guarantor, as applicable.
     Due Execution and Delivery
     Each Loan Document to which Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor is a party has been duly executed and delivered by Affirmative Insurance Holdings, Inc., or such Subsidiary Guarantor, as applicable.
     Enforceability
     Each Loan Document to which Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor is a party constitutes a legally valid and binding obligation of ANR Affirmative Insurance Holdings, Inc., or such Subsidiary Guarantor, as applicable, enforceable against Affirmative Insurance Holdings, Inc., or such Subsidiary Guarantor, as applicable, in accordance with its terms.
     No Conflicts; Consents
     a. The execution and delivery by Affirmative Insurance Holdings, Inc., and each Subsidiary Guarantor of each Loan Document to which it is a party and the consummation of the transactions contemplated thereby, the granting of the Liens under the Security Documents and the performance by each Affirmative Insurance Holdings, Inc., and each Subsidiary Guarantor of its respective obligations under the Loan Documents to which such it is a party, the borrowings, issuances of letters of credit, guarantees and uses of proceeds thereunder and the creation of the security interests contemplated thereby, do not (a) conflict with, result in a breach of or violate any of the terms, conditions or provisions of any of Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor’s by-laws, limited liability company agreement, partnership agreement, certificate of incorporation, articles of incorporation or any other governing or constituent documents (collectively, the “Governing Documents”), (b) result in the breach of or a default under or result in the ability to terminate or accelerate any outstanding obligations under any agreement identified to us by Affirmative Insurance Holdings, Inc., as being material to the conduct of its or its subsidiaries business (each, a “Material Agreement”), (c) violate any federal or state law, statute, rule or regulation applicable to any of Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor or their properties, including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, assuming Affirmative Insurance Holdings, Inc., complies with the provisions of the Loan Documents relating to the use of proceeds, (d) contravene any orders, writs, injunctions, decrees or arbitral awards that are binding upon Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor or its properties or assets (each, an “Applicable Order”), (e) result in, or require, the creation of or imposition of any Lien (other than the lien of the Security Documents), upon or with respect to any of the properties or assets now owned or hereafter acquired by Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor, or (f) require any consents, approvals, authorizations, registrations, declarations or filings to be obtained by Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor under any federal or state law, statute, rule, or regulation applicable to Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor or their properties or under the Governing Documents or under any Material Agreement, in each case, that have not already been obtained or made.
     Investment Company Act Compliance
     None of Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor is an “investment company”, or a company “controlled” by and “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     Validity of Security Interest in Article 9 Collateral
     The provisions of each Security Document are effective to create valid security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, in that portion of the Collateral and the Mortgaged Properties described in the Guarantee and Collateral Agreement, each Mortgage and each Intellectual Property Security Agreement, respectively, in each case to the extent such Collateral is subject to Article 9 of the UCC (the “Collateral”) as security for the payment, to the extent set forth in each such Security Document of the Obligations of the relevant Loan Party to the Secured Parties under the Loan Documents.
     Perfection of Security Interest in Pledged Collateral
     a. Upon delivery of the certificates representing the Pledged Securities to the Collateral Agent in the State of New York pursuant to the Guarantee and Collateral Agreement with undated transfer powers duly endorsed in blank by an effective endorsement, the security interests in such Pledged Securities in favor of the Collateral Agent, for the benefit of the Secured Parties, will be perfected. No other security interest in the Pledged Securities is equal or prior to the security interest of the Collateral Agent, for the benefit of the Secured Parties.
     b. Upon delivery of that portion of the Pledged Collateral consisting of the collateral that constitutes “instruments” within the meaning of Section 9-102(a)(47) of the [___] UCC (the “Pledged Notes”) to the Collateral Agent in the State of New York pursuant to the Guarantee and Collateral Agreement, the security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, will be perfected. No other security interest in the Pledged Notes is equal or prior to the security interest of the Collateral Agent, for the benefit of the Secured Parties, assuming the Collateral Agent takes possession of the Pledged Notes in good faith and without knowledge that its security interest in the Pledged Notes violates the rights of another secured party.
     [Perfection of Security Interest in Accounts
     a. The provisions of the Control Agreements are effective under the [                    ] UCC to perfect the security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in that portion of the

Pledged Collateral consisting of Deposit Account[s] maintained with                      (the “Depositary Bank”) described in each such Control Agreement (the “Deposit Account[s]”).
     b. The provisions of the Securities Account Control Agreements are effective under the [                    ] to perfect the security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in that portion of the Pledged Collateral consisting of Securities Account[s] maintained with                      (the “Securities Intermediary”) described in such Securities Account Control Agreement (the “Securities Account[s]”). The Collateral Agent’s security interest in the Securities Account[s] has priority over any other security interest in the Securities Account[s] granted by Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor assuming no other secured party has control of, and the absence of any other control agreement with respect to, the Securities Account[s]. We express no opinion as to the priority of any security interest in the Securities Account as against any other security interest in favor of the Securities Intermediary.]
     Appropriateness of Financing Statements
     Each Financing Statement is in appropriate form for filing in the office of the [Secretary of State][relevant central filing authority] of the State of [                    ]. Upon the proper filing of each such Financing Statement in the office of the [Secretary of State][relevant central filing authority] of the State of [                    ], the security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the collateral described in each such Financing Statement will be perfected to the extent a security interest in such collateral can be perfected under the provisions of the [                    ] UCC by the filing of a financing statement in the State of [                    ].
     Litigation
     There is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or, to the best of our knowledge, threatened, to Affirmative Insurance Holdings, Inc., or any Subsidiary Guarantor is a party or to which the business, assets or property of any of them is subject which is not disclosed in the Loan Documents, which (a) involves the Loan Documents or the transactions contemplated thereby or (b) could reasonably be expected to cause a Material Adverse Effect.
     Ownership Matters
     There are to the best of our knowledge, no outstanding subscriptions, options, warrants, calls, rights, repurchase rights, or other agreements or commitments of any nature relating to any of the Pledged Securities or restricting the transfer thereof or voting thereunder and each of the shares constituting Pledged Securities have been duly authorized and issued, are fully paid and non-assessable and are free and clear of all liens.
     Real Estate and Local Permitting Opinions
     [Form opinions for real estate and local permitting matters will be provided under separate cover.]
     Insurance / Regulatory Matters
     [Form opinions for federal regulatory matters will be provided under separate cover.]

EXHIBIT K-1
CONTRACT INCLUDING INSURANCE PREMIUM FINANCE AGREEMENT
PROMISSORY NOTE, TRUTH IN LENDING DISCLOSURES AND SECURITY AGREEMENT
BORROWER:
ADDRESS:
E-MAIL:
Address for Notices:
Use this address for all notices required by law. Use this address to communicate with me until I tell you in writing that I want you to use another address, which I will specify. I promise to tell you in writing if I change my address, my e-mail address, or my telephone number. In the event no address is specified, the mailing address shown above will be used as the default. I understand that you may also use other addresses to communicate with me when formal notice is not necessary, or if you are unable to contact me at the address, I have provided. However, I understand that you are not obliged to do so. If I wish to communicate with you about this Contract, I agree to use the address written after CREDITOR” below.
NO AGENT: USAgencies Casualty Insurance Company, Inc. issued the insurance Policy. The Insurance Company sells directly to customers and does not use agents.
INSURANCE POLICY DESCRIPTION:            Insurance Company:                USAgencies Direct Insurance Company, Inc.
Policy No.:
Policy Period:      through
TOTAL COST OF OBTAINING THE INSURANCE COVERAGE: The cost of obtaining the insurance coverage is itemized on the Declarations Page of Policy No. ___, Issued by the Insurance Company. This Declarations Page is incorporated into and made part of this Contract by reference.
DISCLOSURES REQUIRED UNDER THE FEDERAL TRUTH IN LENDING ACT
CREDITOR: LIFCO, L.L.C., Post Office Drawer 98515, Baton Rouge, Louisiana 70884-8515
ITEMIZATION OF AMOUNT FINANCED:

(1) New Premium and Fees	$0.00

(2) (Less) Premium and Fees Down	$0.00

(3) Amount Paid to Insurance Co.	$0.00

(4) Previous Account Balance	$0.00

(5) Interest Accrued	$0.00

(6) Deferred Fees Collected	$0.00

(7) Origination Fee	$0.00

(8) (Less) Prepaid Origination Fee	$0.00

(9) Amount Financed (3 plus 4-7, minus 8)	$0.00

K-1-1

ANNUAL PERCENTAGE RATE	FINANCE CHARGE	AMOUNT FINANCED	TOTAL OF PAYMENTS

The cost of my loan as a yearly rate	The dollar amount my loan will cost me	The amount of credit provided to me or on my behalf	The amount I will have paid after I have made all payments as scheduled

0.00%	$0.00	$0.00	$0.00

Payment Schedule: My loan is repayable as follows: equal monthly installments in the amount of $0.00 beginning on ___, through ___, with 1 final payment of 0.00, due on ___.
Late Charges: If a payment is more than 10 days late. I will be charged 5% of the delinquent amount or $5.00, whichever is greater. Prepayment: If I pay my loan off early, I may be entitled to a refund of part of the finance charge.
Security Interest: My loan is secured by the insurance policy purchased with the loan proceeds, as wall as proceeds of the policy.
Contract Reference: I should look to the Contract for further information about non-payment, default, your right to accelerate the maturity of the obligation, and prepayment rebates and penalties.
PROMISSORY NOTE
Promise to Pay: I promise to pay to your order, at your address, the sum of dollars ($0.00) consisting of principal and precomputed interest at the rate of 0.00% per annum, payable in equal installments of $0.00, due on the day of each month, commencing on ___, with one final installment due on.
     Late Charges: If I fail to pay any installment within ten days of its due date, I agree to pay you a late charge of 5% of the delinquent amount or $5.00 whichever is greater. A late charge will also be assessed if the policy is canceled due to insufficient funds.
     Default and Acceleration: If I fail to pay one installment and it remains unpaid for ten days or more after the due date, this Promissory Note will be in default and you may cancel my Insurance Policy. If two or more installments are in default for ten days or more, you may accelerate the maturity of this Promissory note, which means that I must pay all outstanding amounts immediately. After making any rebate required by law, you may then convert this Promissory Note into a simple interest transaction.
     Additional Interest: If you accelerate the maturity of this Promissory Note or if it remains unpaid after the final installment is due, then, for a period of one (1) year after maturity, I agree to pay additional Interest on the unpaid balance (after any applicable rebate) at the interest rate shown above. After that, I agree to pay interest at the rate of 18% per annum, until this Promissory Note is paid in full.
     Rebate: I may prepay this Promissory Note in full at any time. If I prepay in full, or if you accelerate the maturity of this Promissory Note, l may be entitled to a refund of part of the finance charge as determined by the simple Interest method. The $25.00 Origination Fee I paid when I first made my loan is earned when my loan is closed and will not be rebated.
     Attorney’s Fees: If you refer this Promissory Note to any attorney for collection, I agree to pay attorney’s fees in an amount equal to 25% of the unpaid debt owed to you.
     Unpaid Check Charges: If I pay by check and my check is returned because I stopped payment, or because there were insufficient funds in my account, I will pay you an additional amount, equal to 5% of the amount of my dishonored check, or $15.00, whichever is less.
     Non-negotiable: This Promissory Note is not negotiable.
     Waivers: I waive demand for payment, notice of protest and of non-payment, and all defenses of division and discussion. My liability under this Promissory Note is “in solido” with the liability of any other person who may be liable. Discharge or release of any specific right, or of any security given to secure payment, will not affect the remainder of my obligation.

K-1-2

Signature Lines on Second Page

SECURITY AGREEMENT
     In order to secure payment of any amounts that I may owe you under this Contract, I give you a security interest in my Insurance Policy, including (but not limited to) any right to a refund of premiums or any amount the Insurance Company might otherwise owe me for losses covered by my insurance Policy. You may apply any money you receive from my Insurance policy to pay any debt owed to you under this Contract, including any amount due under the Promissory Note, the $25.00 Cancellation Fee described below, attorney fees, or any deferred charges. Even though you have the right to be paid from proceeds of the Insurance Policy, I remain personally liable to pay you these amounts until everything is paid.
Signature Lines Below

LIENHOLDERS AND OTHERS ENTITLED TO NOTICE OF CANCELLATION:
Signature Lines Below

POWER OF ATTORNEY
     I give you a power of attorney. If I fail to pay even one installment on the Promissory Note, I authorize you to cancel my Insurance Policy and any endorsements listed on this Contract or in any amendments to this Contract, including amendments you make pursuant to this Power of Attorney. I give a power of attorney to notify my Insurance Company and any persons entitled to notice and to tell them that my Insurance Policy is cancelled. After payment of all amounts due to you under this Contract, I also give you power of attorney to pay to the Insurance Company (or allow the Insurance Company to retain) any unearned premiums or other amounts which the Insurance Company may otherwise owe me, in order to purchase as much continued coverage under the Insurance Policy as such funds permit, until such time as I prove to the Insurance Company that I have purchased replacement insurance, as required by law or as required by any other person entitled to the benefit of coverage. I may not revoke this power of attorney while my Promissory Note remains unpaid and until I have provided such replacement Insurance.
Signature Lines Below

ADDITIONAL CONTRACT TERMS
     Pronouns and Headings: This Contract uses the words “I”, “me”, and “my”, which refer to the Insured who is signing this Contract. The words “you”, “your”, and “yours” refer to the Creditor. The headings in this Contract are only for convenience and do not completely summarize the provisions which follow them.
     Changes to Insurance Policy: If in the future I request any change to my Insurance Policy and if the change is accepted by the Insurance Company and it makes an endorsement to the Insurance Policy, the new Declaration Page containing the requested endorsement will automatically become a part of and incorporated into this Contract by reference. I further authorize you to adjust the balance due you and the related remaining payments under my original Insurance Premium Finance Contract together with any modifications thereto without obtaining an amended, signed contract from me.
     No Reliance on Anything Not Written in this Contract: No employee of LIFCO or USAgencies told me that this Contract includes anything not written in this Contract.

K-1-3

     Use of Proceeds: I have borrowed from you the Amount Financed. This money will be used to pay the premium on the Insurance Policy and for the other purposes stated in the section entitled “Itemization of Amount Financed.”
     Cancellation Fee: If you cancel the Insurance Policy after my default, I agree to pay you a cancellation fee of $25.00. This fee is different than the Origination Fee which is described elsewhere in this Contract.
     Deferred Charges: You, in your absolute discretion, may choose to defer my obligation to pay late charges, the Cancellation Fee or any other amount which I may owe you under this Contract. I understand that you are not waiving your right to collect such fees, but only deferring the time for payment. I understand that you do not waive any such charges or release me from my obligation to pay them, unless you specifically tell me in writing that you are doing so.
     Louisiana Consumer Credit Law: You and I agree that this Contract is governed by the Louisiana Consumer Credit Law.
     Receipt of Copy of Contract: I have received a copy of this contract.
     Electronic Collection of Checks: I authorize you to electronically collect any check I give you. You may at your option electronically collect a check, either the first time you present it for payment, or if a check is returned because of insufficient funds and you re-present it. in the case of a returned check, my account may be debited for any applicable fees as stated in the Unpaid Check Charges section of the Promissory Note. If a check is collected electronically, you will send the check amount, routing and account numbers to my bank. Because this information is sent electronically, my bank account can be debited as early as the same day you receive the check. If a check is collected electronically, I authorize you to destroy the original and maintain an image in your records. I understand that my bank will not return the canceled check to me, but will show the transaction on my bank account statement.
     Reading and Understanding: I have read everything in this Contract (which consists of 2 pages). Before signing this Contract, I understood it or I obtained someone’s help so I could understand.

Borrower

Date
     Accepted by:                                                             , LIFCO Representative, on:

K-1-4

EXHIBIT K-2
INSURANCE PREMIUM FINANCE CONTRACT
COMBINATION PROMISSORY NOTE, TRUTH IN LENDING
DISCLOSURE STATEMENT AND SECURITY AGREEMENT
Illinois Premium Finance Regulation — Precomputed Interest

Date:	THIS NOTE IS NON-NEGOTIABLE

BUYER:

	(Print full Name)	(Street No.)	(City)	(County)	(State)	(Zip)
Co-BUYER:

	(Print full Name)	(Street No.)	(City)	(County)	(State)	(Zip)
AGENT:	USAgencies Management Services 8550 United Plaza Blvd., Suite 805 Baton Rouge Baton Rouge LA 70809

	(Print full Name)	(Street No.)	(City)	(County)	(State)	(Zip)
LENDER: LIFCO, L.L.C., 8550 United Plaza Blvd. Suite 804, Baton Rouge, LA 70809
I have obtained a loan from you to finance the purchase of the following insurance policies:

	Insurance Co.	Coverage	Policy Period	Premium

0	USAgencies Direct		From:
	Insurance Company		To:

(1) Previous Amount Financed:	$0.00	(5) Principal Paid:	$0.00

(2) New Premium:	$0.00	(6) Premium Down:	$0.00

(3) Interest Accrued:	$0.00

(4) Deferred Fees Collected:	$0.00	(7) Total (1 through 4 minus 5 through 6 equals 7):	$0.00

DISCLOSURE REQUIRED UNDER THE FEDERAL TRUTH IN LENDING ACT

ANNUAL PERCENTAGE RATE:	FINANCE CHARGE:	Amount Financed:	Total of Payments:
The cost of my loan as a yearly rate.	The dollar amount my loan will cost me.	The amount of credit provided to me or on my behalf.	The amount I will have paid after I have made all payments as scheduled.

0.00%	$0.00	$0.00	$0.00

     Payment Schedule: My loan is repayable as follows:

Number of Payments	Amount	When Payments Are Due

0 equal installment payments	$0.00	Monthly beginning on _____

One final payment	$0.00	Due on ____

Late Charges: If a payment is more than 5 days late, I will be charged 5% of the delinquent amount, not less than $1.00.
Prepayment: If I pay my loan off early, I will not be entitled to a refund of any part of the finance charges.
Security: My loan is secured by the insurance policies being purchased with the loan proceeds.
Contract Reference: I should look to my Note for additional information about non-payment, default, your right to accelerate payment and prepayment rebates.
Itemization of the Amount Financed

(1) Amount Paid to Insurance Company:	$0.00	(3) (less) Prepaid Finance Fee:	$0.00

(2) Additional Fee Financed:	$0.00	(4) Amount Financed (Sum of 1 and 2, minus 3):	$0.00

PROMISSORY NOTE (“Note”)
Promise to Pay: I promise to pay to the order of the above named Lender at Lender’s address or at any of the USAgencies sales offices the sum of (0.00), consisting of principal and precomputed interest, payable in accordance with the Payment Schedule indicated above.
Late Charges: If I fail to pay any payment under this Note within five days of when due, I agree to pay you a late charge in an amount equal to no less than $1 nor more than 5% of the installment in default.
Default and Acceleration: You have the right, at your option, to Insist on immediate payment in full (to accelerate the maturity) of the Note If I fail to make any payment under this Note when due.
Additional Promissory Note Terms and Conditions and Security Agreement Continued on Page 2

Note Rate:	0.00%

I (We) acknowledge receipt of a completed copy of this Disclosure Statement, Promissory Note (as continued on page 2) and Security Agreement (on page 2) and agree to their terms. I authorized you to make disbursements as itemized above.

Buyer	Co-Buyer
Promissory Note — Additional Terms and Conditions Continued from Page 1
Rebate Upon Prepayment: I may prepay this Note in full at any time. I understand that I am not entitled to a refund of any part of the finance charge.
Additional Interest: If you accelerate payment under this Note for any reason and file suit against me, or If the Note remains unpaid after its final payment date, I agree to pay additional interest on the unpaid balance 0 the Note after applying the amount of unearned premium returned from the insurance company at the Note Rate shown above.
Attorney’s Fees: If you hove to sue me, or if you refer this Note to an attorney for collection, I agree to pay reasonable attorney’s fees In an amount equal IC 25% of the unpaid debt owed to you under this Note.
NSF Check Charges: In the event that I make any payment on this Note by check and my check is returned to you unpaid due to non-sufficient funds in m deposit account, I agree to pay you an additional NSF Check Charge of $15 plus any actual expenses Incurred In connection with the dishonored check.
Reinstatement Charge: I may request you to ask the insurance company to reinstate my policy, subject to all terms and conditions set forth by the Insurance company. If the insurance company agrees to reinstate my policy, I agree to pay my original monthly payment, the subsequent late charge, end the $25.OC reinstatement charge. By my fulfilling all of the conditions set forth in this paragraph, you can conclude that it Is my intention to have my policy reinstated.
Endorsements: I may request changes to my insurance policy during its term. If the changes ace accepted by the insurer, I authorize you to adjust this balance due you and the related remaining payments under my original insurance Premium Finance Contract together with any modifications thereto without obtaining en amended, signed contract from me.
     If the premium increases, you will loan me the additional premium amount plus the additional finance charges allowed by Illinois law and Increase my payments equally over the remaining number of payments. If the premium decreases, you wilt decrease my payments by the amount of the decreased premium equally over the remaining number of payments. I understand that you will provide me with a document in the form of the Insurance Premium Finance Contract showing the change in my balance and the change in the remaining payments. Further, I understand that my debt to you equals the sum of the remaining payments on the original Contract and all endorsements thereto.
     Your records show that I owe payments of 0 each.
Governing Law: This Note is subject to the Illinois Premium Finance Regulation.
General Provisions: I. as well as all other persons signing this Contract as a Guarantor, waive demand for payment and notice of protest and non-payment and all pleas of division and discussion, and agree that our liability under this Note shall be “joint, several and solitary” with each other. We further agree that discharge or release of any party or collateral securing this Note, extension of time for payment, or delay in enforcing any rights granted to you, will not cause you to lone any of your rights.
     This Instrument is non-negotiable In form but may be pledged as collateral security, If so pledged, any payment made to the Lender either of principal or of interest, upon the debt evidenced by this obligation, shall be considered and construed as a payment on this instrument, the same as though it were still in the possession and under the control of the Lender named herein; and the pledges holding this instrument as collateral security hereby makes said Lender its agent to accept arid receive payments hereon, whether of principal or of interest.
     Paragraph headings are for convenient reference and are not to be construed as a complete summary of each paragraph. In this Contract (Note and Security Agreement), the words “I”, “me”, “my”, “we”, “us”, and “our” mean each person signing this Contract as a buyer, co-buyer or guarantor. The words “you”, “your”, and “yours” mean the Lender named in the Contract.
Signature Lines on Page 1

SECURITY AGREEMENT
     To secure repayment of my Note (and other amounts that I may owe you under this Contract), I am giving you a security interest in my insurance policies described In this Contract, including but not limited to any rights which I may have to return premiums and payments for losses under my policies.
     If should default under my Note, I authorize you, or my Agent on your behalf, to cancel my insurance policies and to notify my insurance company o companies of the cancellation. I am giving you a power of attorney to do this, which I may not revoke while my Note remains unpaid.
     You may apply any funds which you receive from my insurance company or companies to the payment of my Note in principal, Interest, and late charge provided above, returning any excess funds to me. If the amount of funds you receive are not sufficient to satisfy payment under my Note In full, I will remain personally liable to you for the difference.
Signature Lines on Page 1

Guaranty
I (We) jointly, severally, and solidarity unconditionally guarantee payment of the above Note and all substitutions, refinancings, and renewals thereof and agree to at of the Contract’s terms and conditions.

Guarantor	Guarantor

Date	Authorized Representative

EXHIBIT K-3
CONTRACT INCLUDING INSURANCE PREMIUM FINANCE AGREEMENT
PROMISSORY NOTE, TRUTH IN LENDING DISCLOSURES AND SECURITY AGREEMENT
BORROWER:
ADDRESS:
E-MAIL:
Address for
Notices:
Use this address for all notices required by law. Use this address to communicate with me until I tell you in writing that I want you to use another address, which I will specify. I promise to tell you in writing if I change my address, my e-mail address, or my telephone number. In the event no address is specified, the mailing address shown above will be used as the default. I understand that you may also use other addresses to communicate with me when formal notice is not necessary, or if you are unable to contact me at the address, I have provided. However, I understand that you are not obliged to do so. If I wish to communicate with you about this Contract, I agree to use the address written after CREDITOR” below.
NO AGENT: USAgencies Casualty Insurance Company, Inc. issued the insurance Policy. The Insurance Company sells directly to customers and does not use agents.
INSURANCE POLICY DESCRIPTION:            Insurance Company:           USAgencies Casualty Insurance Company, Inc.
Policy No.:
Policy Period:      through
TOTAL COST OF OBTAINING THE INSURANCE COVERAGE: The cost of obtaining the insurance coverage is itemized on the Declarations Page of Policy No. ___, Issued by the Insurance Company. This Declarations Page is incorporated into and made part of this Contract by reference.
DISCLOSURES REQUIRED UNDER THE FEDERAL TRUTH IN LENDING ACT
CREDITOR: LIFCO, L.L.C., Post Office Drawer 98515, Baton Rouge, Louisiana 70884-8515
ITEMIZATION OF AMOUNT FINANCED:

(1) New Premium and Fees	$0.00

(2) (Less) Premium and Fees Down	$0.00

(3) Amount Paid to Insurance Co.	$0.00

(4) Previous Account Balance	$0.00

(5) Interest Accrued	$0.00

(6) Deferred Fees Collected	$0.00

(7) Origination Fee	$0.00

(8) (Less) Prepaid Origination Fee	$0.00

(9) Amount Financed (3 plus 4-7, minus 8)	$0.00

ANNUAL PERCENTAGE RATE	FINANCE CHARGE	AMOUNT FINANCED	TOTAL OF PAYMENTS

The cost of my loan as a yearly rate	The dollar amount my loan will cost me	The amount of credit provided to me or on my behalf	The amount I will have paid after I have made all payments as scheduled

0.00%	$0.00	$0.00	$0.00

Payment Schedule: My loan is repayable as follows: equal monthly installments in the amount of $0.00 beginning on ___, through ___, with 1 final payment of 0.00, due on                     .
Late Charges: If a payment is more than 10 days late. I will be charged 5% of the delinquent amount or $5.00, whichever is greater. Prepayment: If I pay my loan off early, I may be entitled to a refund of part of the finance charge.
Security Interest: My loan is secured by the insurance policy purchased with the loan proceeds, as wall as proceeds of the policy.
Contract Reference: I should look to the Contract for further information about non-payment, default, your right to accelerate the maturity of the obligation, and prepayment rebates and penalties.
PROMISSORY NOTE
Promise to Pay: I promise to pay to your order, at your address, the sum of dollars ($0.00) consisting of principal and precomputed interest at the rate of 0.00% per annum, payable in equal installments of $0.00, due on the day of each month, commencing on ___, with one final installment due on.
     Late Charges: If I fail to pay any installment within ten days of its due date, I agree to pay you a late charge of 5% of the delinquent amount or $5.00 whichever is greater. A late charge will also be assessed if the policy is canceled due to insufficient funds.
     Default and Acceleration: If I fail to pay one installment and it remains unpaid for ten days or more after the due date, this Promissory Note will be in default and you may cancel my Insurance Policy. If two or more installments are in default for ten days or more, you may accelerate the maturity of this Promissory note, which means that I must pay all outstanding amounts immediately. After making any rebate required by law, you may then convert this Promissory Note into a simple interest transaction.
     Additional Interest: If you accelerate the maturity of this Promissory Note or if it remains unpaid after the final installment is due, then, for a period of one (1) year after maturity, I agree to pay additional Interest on the unpaid balance (after any applicable rebate) at the interest rate shown above. After that, I agree to pay interest at the rate of 18% per annum, until this Promissory Note is paid in full.
     Rebate: I may prepay this Promissory Note in full at any time. If I prepay in full, or if you accelerate the maturity of this Promissory Note, l may be entitled to a refund of part of the finance charge as determined by the simple Interest method. The $25.00 Origination Fee I paid when I first made my loan is earned when my loan is closed and will not be rebated.
     Attorney’s Fees: If you refer this Promissory Note to any attorney for collection, I agree to pay attorney’s fees in an amount equal to 25% of the unpaid debt owed to you.
     Unpaid Check Charges: If I pay by check and my check is returned because I stopped payment, or because there were insufficient funds in my account, I will pay you an additional amount, equal to 5% of the amount of my dishonored check, or $15.00, whichever is less.
     Non-negotiable: This Promissory Note is not negotiable.
     Waivers: I waive demand for payment, notice of protest and of non-payment, and all defenses of division and discussion. My liability under this Promissory Note is “in solido” with the liability of any other person who may be liable. Discharge or release of any specific right, or of any security given to secure payment, will not affect the remainder of my obligation.

Signature Lines on Second Page
SECURITY AGREEMENT
     In order to secure payment of any amounts that I may owe you under this Contract, I give you a security interest in my Insurance Policy, including (but not limited to) any right to a refund of premiums or any amount the Insurance Company might otherwise owe me for losses covered by my insurance Policy. You may apply any money you receive from my Insurance policy to pay any debt owed to you under this Contract, including any amount due under the Promissory Note, the $25.00 Cancellation Fee described below, attorney fees, or any deferred charges. Even though you have the right to be paid from proceeds of the Insurance Policy, I remain personally liable to pay you these amounts until everything is paid.
Signature Lines Below
LIENHOLDERS AND OTHERS ENTITLED TO NOTICE OF CANCELLATION:
Signature Lines Below
POWER OF ATTORNEY
     I give you a power of attorney. If I fail to pay even one installment on the Promissory Note, I authorize you to cancel my Insurance Policy and any endorsements listed on this Contract or in any amendments to this Contract, including amendments you make pursuant to this Power of Attorney. I give a power of attorney to notify my Insurance Company and any persons entitled to notice and to tell them that my Insurance Policy is cancelled. After payment of all amounts due to you under this Contract, I also give you power of attorney to pay to the Insurance Company (or allow the Insurance Company to retain) any unearned premiums or other amounts which the Insurance Company may otherwise owe me, in order to purchase as much continued coverage under the Insurance Policy as such funds permit, until such time as I prove to the Insurance Company that I have purchased replacement insurance, as required by law or as required by any other person entitled to the benefit of coverage. I may not revoke this power of attorney while my Promissory Note remains unpaid and until I have provided such replacement Insurance.
Signature Lines Below
ADDITIONAL CONTRACT TERMS
     Pronouns and Headings: This Contract uses the words “I”, “me”, and “my”, which refer to the Insured who is signing this Contract. The words “you”, “your”, and “yours” refer to the Creditor. The headings in this Contract are only for convenience and do not completely summarize the provisions which follow them.
     Changes to Insurance Policy: If in the future I request any change to my Insurance Policy and if the change is accepted by the Insurance Company and it makes an endorsement to the Insurance Policy, the new Declaration Page containing the requested endorsement will automatically become a part of and incorporated into this Contract by reference. I further authorize you to adjust the balance due you and the related remaining payments under my original Insurance Premium Finance Contract together with any modifications thereto without obtaining an amended, signed contract from me.
     No Reliance on Anything Not Written in this Contract: No employee of LIFCO or USAgencies told me that this Contract includes anything not written in this Contract.

     Use of Proceeds: I have borrowed from you the Amount Financed. This money will be used to pay the premium on the Insurance Policy and for the other purposes stated in the section entitled “Itemization of Amount Financed.”
     Cancellation Fee: If you cancel the Insurance Policy after my default, I agree to pay you a cancellation fee of $25.00. This fee is different than the Origination Fee which is described elsewhere in this Contract.
     Deferred Charges: You, in your absolute discretion, may choose to defer my obligation to pay late charges, the Cancellation Fee or any other amount which I may owe you under this Contract. I understand that you are not waiving your right to collect such fees, but only deferring the time for payment. I understand that you do not waive any such charges or release me from my obligation to pay them, unless you specifically tell me in writing that you are doing so.
     Louisiana Consumer Credit Law: You and I agree that this Contract is governed by the Louisiana Consumer Credit Law.
     Receipt of Copy of Contract: I have received a copy of this contract.
     Electronic Collection of Checks: I authorize you to electronically collect any check I give you. You may at your option electronically collect a check, either the first time you present it for payment, or if a check is returned because of insufficient funds and you re-present it. in the case of a returned check, my account may be debited for any applicable fees as stated in the Unpaid Check Charges section of the Promissory Note. If a check is collected electronically, you will send the check amount, routing and account numbers to my bank. Because this information is sent electronically, my bank account can be debited as early as the same day you receive the check. If a check is collected electronically, I authorize you to destroy the original and maintain an image in your records. I understand that my bank will not return the canceled check to me, but will show the transaction on my bank account statement.
     Reading and Understanding: I have read everything in this Contract (which consists of 2 pages). Before signing this Contract, I understood it or I obtained someone’s help so I could understand.

Borrower

Date
Accepted by: ___, LIFCO Representative, on:

SCHEDULE 1.01(a)
MORTGAGED PROPERTIES
Affirmative Mortgaged Property
None.
USAgencies Mortgaged Property
Renaissance Park East, 1500 Main Street, Baton Rouge, Louisiana, East Baton Rouge Parish.

SCHEDULE 1.01(b)
SUBSIDIARY GUARANTORS
Affirmative Subsidiary Guarantors
1.	Affirmative Management Services, Inc.

2.	Affirmative Property Holdings, Inc.

3.	Affirmative Services Retail, Inc.

4.	Affirmative Services, Inc.

5.	Affirmative Insurance Group, Inc.

6.	Affirmative Underwriting Services, Inc.

7.	A-Affordable Managing General Agency, Inc.

8.	Affirmative Insurance Services of South Carolina, Inc.

9.	Affirmative Insurance Services of Illinois, Inc.

10.	Affirmative Insurance Services of Texas, Inc.

11.	American Agencies Insurance Services of Louisiana, Inc.

12.	American Agencies Investments, Inc.

13.	Space Coast Holdings, Inc.

14.	Affirmative Insurance Services of Pennsylvania, Inc.

15.	Affirmative Insurance Services of Florida, Inc.

16.	Affirmative Retail, Inc.

17.	A-Affordable Insurance Agency, Inc.

18.	Driver’s Choice Insurance Agencies, Inc.

19.	Driver’s Choice Insurance Services, LLC

20.	Fed USA Retail, Inc.

21.	Instant Auto Insurance Agency of Arizona, Inc.

22.	Instant Auto Insurance Agency of Colorado, Inc.

23.	Instant Auto Insurance Agency of Indiana, Inc.

24.	Instant Auto Insurance Agency of New Mexico, Inc.

25.	InsureOne Independent Insurance Agency, LLC

26.	Yellow Key Insurance Agency, Inc.

27.	Affirmative Franchising Group, Inc.

28.	Fed USA Franchising Group, Inc.

29.	Fed USA Franchising, Inc.

30.	Affirmative Alternative Distribution, Inc.

31.	Affirmative Premium Finance Holdings, Inc.
USAgencies Subsidiary Guarantors
1.	USAgencies, L.L.C.

2.	LIFCO, L.L.C.

3.	USAgencies Management Services, Inc.

SCHEDULE 3.08(a)
SUBSIDIARIES

		Borrower’s Percentage of Ownership
	Jurisdiction of	Interest in Subsidiary	Loan Party
Legal Name	Incorporation/Formation	(direct and indirect)	Y/N
Affirmative Management Services, Inc.	Texas	100%	Y

Affirmative Property Holdings, Inc.	Texas	100%	Y

Affirmative Services Retail, Inc.	Texas	100%	Y

Affirmative Services, Inc.	Texas	100%	Y

Affirmative Insurance Group, Inc.	Texas	100%	Y

Affirmative Insurance Company	Illinois	100%	N

Insura Property and Casualty Insurance Company	Illinois	100%	N

Affirmative Insurance Company of Michigan	Michigan	100%	N

Affirmative Underwriting Services, Inc.	Texas	100%	Y

A-Affordable Managing General Agency, Inc.	Texas	100%	Y

Affirmative Insurance Services of South Carolina, Inc.	South Carolina	100%	Y

Affirmative Insurance Services of Illinois, Inc.	Illinois	100%	Y

Affirmative Insurance Services of Texas, Inc.	Texas	100%	Y

American Agencies Insurance Services of Louisiana,Inc.	Louisiana	100%	Y

American Agencies Investments, Inc.	Delaware	100%	Y

Space Coast Holdings, Inc.	Delaware	100%	Y

Affirmative Insurance Services of Pennsylvania, Inc.	Pennsylvania	100%	Y

Affirmative Insurance Services of Florida, Inc.	Florida	100%	Y

		Borrower’s Percentage of Ownership
	Jurisdiction of	Interest in Subsidiary	Loan Party
Legal Name	Incorporation/Formation	(direct and indirect)	Y/N
Affirmative Retail, Inc.	Texas	100%	Y

A-Affordable Insurance Agency, Inc.	Texas	100%	Y

Driver’s Choice Insurance Agencies, Inc.	South Carolina	100%	Y

Driver’s Choice Insurance Services, LLC	South Carolina	100%	Y

Fed USA Retail, Inc.	Florida	100%	Y

Instant Auto Insurance Agency of Arizona, Inc.	Arizona	100%	Y

Instant Auto Insurance Agency of Colorado, Inc.	Colorado	100%	Y

Instant Auto Insurance Agency of Indiana, Inc.	Indiana	100%	Y

Instant Auto Insurance Agency of New Mexico, Inc.	New Mexico	100%	Y

InsureOne Independent Insurance Agency, LLC	Illinois	100%	Y

Yellow Key Insurance Agency, Inc.	Illinois	100%	Y

Affirmative Franchising Group, Inc.	Texas	100%	Y

Fed USA Franchising Group, Inc.	Delaware	100%	Y

Fed USA Franchising, Inc.	Florida	100%	Y

Affirmative Alternative Distribution, Inc.	Texas	100%	Y

Affirmative Insurance Holdings Statutory Trust I	Delaware	100%	Y

Affirmative Insurance Holdings Statutory Trust II	Delaware	100%	Y

Affirmative Premium Finance Holdings, Inc.	Delaware	100%	Y

USAgencies, L.L.C.	Louisiana	100%	Y

USAgencies Casualty Insurance Company, Inc.	Louisiana	100%	N

		Borrower’s Percentage of Ownership
	Jurisdiction of	Interest in Subsidiary	Loan Party
Legal Name	Incorporation/Formation	(direct and indirect)	Y/N
USAgencies Direct Insurance Company	New York	100%	N

LIFCO, L.L.C.	Louisiana	100%	Y

USAgencies Management Services, Inc.	Louisiana	100%	Y

SCHEDULE 3.08(b)
DIVIDEND RESTRICTIONS
None.

SCHEDULE 3.09
LITIGATION
Affirmative Litigation
None.
USAgencies Litigation
None.

SCHEDULE 3.17
ENVIRONMENTAL MATTERS
Affirmative Environmental Matters
1. None.
USAgencies Environmental Matters
1. None.

SCHEDULE 3.18
INSURANCE
Affirmative Insurance

Policy Type	Insurance Company	Coverage Included	Expiration Date	Policy Limits	Deductible	Annual Premium
Commercial Umbrella	Hartford Casualty Ins. Co.	Excess umbrella over first layer — underlying	July 9, 2007	$15,000,000	Underlying insurance $10,000 SIR	$24,846 (includes terrorism)

Excess Liability - Excess Umbrella	Fireman’s Fund Insurance Company	Excess over second layer - umbrella	July 9, 2007	$10,000,000 per occurrence and in the aggregate	Underlying Insurance	$13,600 (includes terrorism)

Mail Loss	Federal Insurance Company	Crime coverage related to use of mail	July 9, 2007	Registered mail or U.S. Postal Express Mail: $2,500,000		$ 1,500
Custom designed services: $5,000,000

Registered mail only: $250,000

Insuring Clause I - Foreign
Registered mail or overnight air couriers - $10,000,000

Policy Type	Insurance Company	Coverage Included	Expiration Date	Policy Limits	Deductible	Annual Premium
Registered mail only: $250,000

Insuring Clause II - Domestic Only

Not exceeding any one shipping package: $250,000

Not exceeding to any one addressee on any one day: $2,500,000

Overnight air couriers of U.S. postal express mail: a) non-negotiable:
$10,000,000; b) negotiable: $250,000

Commercial Package	Hartford Casualty Ins. Co.		July 9, 2007	Property	Property: $5,000	Property:
					Earthquake: $25,000 Wind: $10,000*	$23,616.20 General Liability:
					Flood: $25,000** GL: none Employee benefits:	$28,694.56
$1,000

Policy Type	Insurance Company	Coverage Included	Expiration Date	Policy Limits	Deductible	Annual Premium
Commercial		Commercial Auto Coverage	July 9, 2007	BI/PD liability:
Automobile (TX, IN, and IL)	Hartford Accident & Indemnity	for TX, IN, & IL garaged vehicles		$1,000,000 Physical damage: ACV	Collision — $1,000	$ 57,110

Commercial Automobile (All	Hartford Accident & Indemnity	Commercial Auto Coverage	July 9, 2007	BI/PD liability:
states other than TX, IN, and IL)		for vehicles garaged outside of TX, IN, & IL		$1,000,000 Physical damage: ACV	Collision — $1,000	$ 12,500

Workers Compensation	Hartford Underwriters Ins. Co.		July 9, 2007	Part A — statutory Part B (EL): $1,000,000	$1,000 comprehensive, $1,000 collision	$148,897.00

Commercial Crime	Indian Harbor Insurance Company	Employee dishonesty,
forgery, theft,
disappearance, robbery of
a custodian, computer
fraud, money orders,
counterfeit, securities
forgery, trading loss
Miscellaneous
professional liability
		coverage for insurance	July 9, 2007	$ 5,000,000	$ 100,000 $250,000 for each claim, unless	$40,000, $1,940 - surplus, $40 stamping fee

Errors & Omissions (Miscellaneous Professional)	Indian Harbor Insurance Company (XL)	company, insurance agents, employed lawyers, and franchise services	July 9, 2007	$5,000,000 pending and prior date 7/9/04	insurance agent or employed lawyers, then $10,000	$250,000, $12,125 - surplus, $250 stamping fee

Employment Practices Liability	Greenwich Insurance Company (XL)	Employment practices liability	July 9, 2007	$ 5,000,000	$150,000 per claim	$100,000

Policy Type	Insurance Company	Coverage Included	Expiration Date	Policy Limits	Deductible	Annual Premium
Fiduciary Liability	Greenwich Insurance Company (XL)	Fiduciary liability	July 9, 2007	$5,000,000 pending and prior date 7/9/04	$50,000 per claim	$ 15,000

Directors & Officers	XL Specialty Insurance Company	Management liability and company reimbursement	July 9, 2007	$20,000,000 pending and prior date 7/9/04 $10,000,000 of	$1,000,000	$400,000

Directors & Officers (Side A — DIC)	Illinois National Insurance Co.	Side A — DIC	July 9, 2007	liability in excess of $20,000,000	$ 0	$104,125

*	Applies to Houston, Galveston, Baytown, Pasedena, Beaumont, McAllen, Edinburg, Mission, Brownsville, Pharr Corpus Christi and Florida, except for 100 Rialto in Melbourne, which has a 2% wind deductible and a $500,000 flood limit, and a $500,000 flood deductible.

**	100 Rialto in Melbourne has a $500,000 flood limit, and a $500,000 flood deductible Flood deductible of $25,000 applies to those locations with a $1,000,000 limit as outlined in policy.
USAgencies Insurance
See attached.

SCHEDULE 3.19(a)
UCC FILING OFFICES
Affirmative Filing Offices

Grantor	Filing Office
Affirmative Insurance Holdings, Inc.	Secretary of State of Delaware

Affirmative Management Services, Inc.	Secretary of State of Texas

Affirmative Property Holdings, Inc.	Secretary of State of Texas

Affirmative Services Retail, Inc.	Secretary of State of Texas

Affirmative Services, Inc.	Secretary of State of Texas

Affirmative Insurance Group, Inc.	Secretary of State of Texas

Affirmative Underwriting Services, Inc.	Secretary of State of Texas

A-Affordable Managing General Agency, Inc.	Secretary of State of Texas

Affirmative Insurance Services of South Carolina, Inc.	Secretary of State of South Carolina

Affirmative Insurance Services of Illinois, Inc.	Secretary of State of Illinois

Affirmative Insurance Services of Texas, Inc.	Secretary of State of Texas

American Agencies Insurance Services of Louisiana, Inc.	East Baton Rouge Parish Clerk of Court, Louisiana

American Agencies Investments, Inc.	Secretary of State of Delaware

Space Coast Holdings, Inc.	Secretary of State of Delaware

Affirmative Insurance Services of Pennsylvania, Inc.	Secretary of State of Pennsylvania

Affirmative Insurance Services of Florida, Inc.	Secretary of State of Florida

Affirmative Retail, Inc.	Secretary of State of Texas

A-Affordable Insurance Agency, Inc.	Secretary of State of Texas

Driver’s Choice Insurance Agencies, Inc.	Secretary of State of South Carolina

Driver’s Choice Insurance Services, LLC	Secretary of State of South Carolina

Fed USA Retail, Inc.	Secretary of State of Florida

Instant Auto Insurance Agency of Arizona, Inc.	Secretary of State of Arizona

Instant Auto Insurance Agency of Colorado, Inc.	Secretary of State of Colorado

Instant Auto Insurance Agency of Indiana, Inc.	Secretary of State of Indiana

Instant Auto Insurance Agency of New Mexico, Inc.	Secretary of State of New Mexico

InsureOne Independent Insurance Agency, LLC	Secretary of State of Illinois

Yellow Key Insurance Agency, Inc.	Secretary of State of Illinois

Affirmative Franchising Group, Inc.	Secretary of State of Texas

Fed USA Franchising Group, Inc.	Secretary of State of Delaware

Grantor	Filing Office
Fed USA Franchising, Inc.	Secretary of State of Florida

Affirmative Alternative Distribution, Inc.	Secretary of State of Texas

Affirmative Insurance Holdings Statutory Trust I	Secretary of State of Delaware

Affirmative Insurance Holdings Statutory Trust II	Secretary of State of Delaware

Affirmative Premium Finance Holdings, Inc.	Secretary of State of Delaware
USAgencies Filing Offices

Grantor	Filing Office
USAgencies, L.L.C.	East Baton Rouge Parish Clerk of Court, Louisiana

LIFCO, L.L.C.	East Baton Rouge Parish Clerk of Court, Louisiana

USAgencies Management Services, Inc.	East Baton Rouge Parish Clerk of Court, Louisiana

SCHEDULE 3.19(c)
MORTGAGE FILING OFFICES
Affirmative Mortgage Filing Offices
1.	Not applicable.
USAgencies Mortgage Filing Offices
1.	East Baton Rouge Parish Clerk of Court, Louisiana.

SCHEDULE 3.20
OWNED AND LEASED REAL PROPERTY
Affirmative Owned and Leased Real Property

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
236 W. Lincoln Hwy.	Schererville	IN	46375	7/1/06	12/31/2006	Lincoln Ridge Plaza LLC	630-924-8401 (Kena Lacy — Asst.)	c/o Pinecrest Property Management (Mathew Vachaparambil) 672 E. Irving Park Rd. Suite 106 Roselle, IL 60172

7755 E. Washington St.	Indianapolis	IN	46219	1/1/04	12/31/2006	East Washington Plaza	317-816-4646; FAX 317-816-4656	P.O. Box 2303-130 Indianapolis, IN 46206

1298 N. Kinzie Ave.	Bradley	IL	60915	2/1/04	1/31/2007	William J. Tucker Real Estate Co.	847-917-2301; fax: 847-839-1925	William J. Tucker Jr.; William J. Tucker Real Estate Co.; A&A Bradley, LP; c/o WJT Real Estate Company; 2140 Cat Tail Run #208, Gurnee, IL 60031(new per letter dated 11/1/06) (2300 N. Barrington Road ~ Suite 457 ~ Hoffman Estates, IL, 60195)

3535 Broadway, Ste. A	Kansas City	MO	64111	2/1/04	1/31/2007	4301 Main, LLC	816-822-7788; fax 816-822-7778	c/o Del Hedgepath 5930 Ward Parkway Kansas City, MO 64113 (dhedgepath@kc.rr.com)

3184 N. Water St.	Decatur	IL	62526	2/1/06	1/31/2007	Brettwood Village LLC	312/795-2210/(217) 877-4600	Brettwood Village c/o Draper & Kramer, Retail Property Services(Joe Kunst) 33 W. Monroe St. Suite 1900 Chicago, IL 60603

1010 W. Rand Rd.	Arlington Heights	IL	60004	8/14/06	1/31/2007	Rand Management Group (John Kalyviaris)	847/438-0025	20922 N. Rand Road Kildeer, IL 60047

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
3160 W. 175th St.	Hazel Crest	IL	60429	3/1/02	2/28/2007	Ted Pyrilis	847-470-2366	5515 W. Madison Street Morton Grove, IL 60053

701 N. Lewis Ave.	Waukegan	IL	60085	3/22/04	3/21/2007	James Wolden	708-623-2695	37562 Holdridge Avenue, Waukegan, IL 60085

2834 N. Harlem	Elmwood Park	IL	60707	4/1/02	3/31/2007	Tops L.L.C.	847-674-4321; fax: 847-674-0230	TOPS, LLC c/o The Taxman Corporation 5215 Old Orchard Rd, Suite 130 Skokie, IL 60077

153 W. Roosevelt Road	Chicago	IL	60185	6/1/04	5/31/2007	Alfredo Linares		P.O. Box 1193 Chicago, IL 60690

100 W. 87th St.	Chicago	IL	60620	9/1/04	8/31/2007	Inland Commercial Property Management, Inc. (Anna Maria Bartucci)	630-218-5262 (Angela Aeschliman - Prop Mgr)	2901 Butterfield Rd. Oakbrook, IL 60523

2601 S. Halsted St.	Chicago	IL	60608	9/1/06	8/31/2007	Kam L. Liu Realty *new payee (no longer SQY) as of 8-25-06	312-225-0200 or 630-202-9688	3119 S. Halsted Chicago, IL 60608

2423 Independence Ave.	Kansas City	MO	64124	11/1/06	10/31/2007	Melba Ah Mu	913-206-1505	2425 Independence Ave. Kansas City, MO 64124

12255 S. Western Ave.	Chicago	IL	60406	11/1/04	10/31/2007	Mer-Car Corp	773-227-2160	1410 S. Clinton Street Chicago, IL 60607

3413 B Noland Road.	Independence	MO	64133	10/15/02	11/30/2007	Gaslight Square Shopping Center	816-531-1400 (John Trevor)	c/oBlock & Company, Inc 605 W. 47th Street Kansas City, MO 64112

2599 W. Golf Rd.	Hoffman Estates	IL	60194	12/1/04	11/30/2007	Tampa Rinaldi Ranch Center LLC

1612 Mishawaka Ave.	South Bend	IN	46615	12/1/06	11/30/2007	Dan and Doris Weninger	219-633-4603	11073 Dragoon Trail Mishawaka, IN 46544

531 Roosevelt Rd.	Glen Ellyn	IL	60137	12/1/05	11/30/2007	Glen Ellyn Plaza Corporation/ Market Plaza Shopping Center	847-559-8882; FAX 847-559-9160	c/o The Shiner Group LLC 3100 Dundee #304 Northbrook, IL 60062

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
11331 S. Michigan Avenue	Chicago	IL	60628	1/1/05	12/31/2007	Candace Professional, Inc. (Reverend Gardner)	773-934-4499	11331 S. Michigan Ave, Chicago IL 60605

6462A N. Lindbergh	Florissant	MO	63031	1/1/05	12/31/2007	Keevan Development	314-921-2624	8460 N. Lindbergh, Suite 15 Florissant, MO 63031

71 A West 159th Street	Harvey	IL	60426	1/1/05	12/31/2007	Great Lakes Trust Co AT/UT Number 01-014	708-906-3300 (Cell); 708-598-0098 (home) Eddie	c/o Musa Financial Services 9147 S Oak Park Ave., Oak Lawn, IL 60453 (New as of 1/26/06)

1661 E. 80th Ave.	Merrillville	IN	46410	1/1/05	12/31/2007	Acadia Merrillville Realty, L.P.	914-288-8100 (Legal) Property Mgmt: Pete 937-312-1930	1311 Mamaroneck Ave.,Suite 260 White Plains, NY 10605

20 E. Jefferson Ave.	Naperville	IL	60540	1/1/06	12/31/2007	Naper LTD Partnership (Jon Pusateri)	Cell: 262-249-9622	P.O. Box 2195 Naperville, IL 60567-2195

327 Armour Rd.	Kansas City	MO	64116	2/1/05	1/31/2008	Revanne Partners, L.P.(Ralph E. Lewis II)	816-792-5655	c/o Prudential Cres-Commerical 7 N. Water Street Liberty, MO 64068

9238 S. Stony Island Ave.	Chicago	IL	60617	3/1/03	2/28/2008	Stephen & Sheila Hill	773-457-0126; 219-934-0520 (Sheila cell)	P.O.Box 3483 Munster, IN 46321

5 Clock Tower Plaza	Elgin	IL	60120	9/1/04	3/31/2008	Butera Finer Foods (Paul J. Butera)	847-741-1010

5811 E. Riverside Blvd.	Rockford	IL	61114	4/1/03	3/31/2008	Investquest, LLC (Dan Cataldi)	815-282-0202 or cell: 815-978-2258	5813 E. Riverside Blvd. Rockford, IL 61114

4721 S. Kingshighway	St. Louis	MO	63109	5/1/03	4/30/2008	Kenneth R. Baldridge d/b/a Baldridge Properties/KRB Properties	314-966-2300; fax — 314-966-2370	11825 Manchester St. Louis, MO 63131

3535 N. Western Ave.	Chicago	IL	60618	6/1/06	5/31/2008	Joe Hayes-Hayes Properties Inc.	773-929-7050; fax (773) 929-5049	2811 N. Mildred Chicago, IL 60657

1801 E. 71st St.	Chicago	IL	60649	6/1/05	5/31/2008	Henry English/The Black United Fund of Illinois, an ILL. Non-profit corporation	773-324-0494	1809 E. 71st Street Chicago, IL 60649

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
5174 Franklin St.	Michigan City	IN	46360	6/1/05	5/31/2008	Michigan City 421 LLC	847-674-8020; fax 847-674-8157	c/o American Asset Management Services 4711 W. Golf Rd., #1000, Skokie, IL 60076

3249 W. 26th Street	Chicago	IL	60623	8/1/04	7/31/2008	Dr. Fernando Ampuero	773-438-3010	3517 W. 26th Street Chicago, IL 60623

646 W. Lake St.	Addison	IL	60101	8/1/02	7/31/2008	John Bertakis	708-686-0600 or 708-580-6330	242 Bunting Lane Bloomingdale, IL 60108

10407 Blue Ridge Blvd.	Kansas City, MO	MO	64134	9/1/05	8/31/2008	Elaine Rosenburg d/b/a Elis Enterprises	913-814-7099/Cell:816-718-6277; fax 913-814-7290	P.O. Box 6734 Leawood, KS 66206

9257 W. Cermak Rd.	North Riverside	IL	60546	10/1/05	9/30/2008	Andrew Nguyen	913-568-2329

1119 E. Sibley Blvd.	Dolton	IL	60419	1/1/02	10/31/2008	Donald Kim/ KJZM LLC (new as of 3/08/06)	847-971-3641	PO Box 115; Lincolnshire IL 60069

8531 Page Ave.	Vinita Park	MO	63114	10/1/03	10/31/2008	I-70 Distribution Center II, L.L.C. c/o Gateway Commercial	314-863-4447 (Monica Howard/AR); fax: (314) 863-4407	c/o Gateway Commercial 100 S. Brentwood Blvd. Suite 222 St. Louis, MO 63105
							Chu Kim (Husband) Yang Kim (Wife) Work — 913-342-7873 Home - 913-341-0626	9900 Lamar Avenue Overland Park, KS 66207

1032 Minnesota Ave.	Kansas City, KS	KS	66101	12/1/05	11/30/2008	Chu Kim and Yang Kim

4851 N. Broadway St.	Chicago	IL	60640	12/1/03	11/30/2008	Sun Development Group, L.L.C.	312-279-5323	c/o Property Solutions Group LLC 205 N. Michigan Ave., Suite 1615 Chicago, IL 60601: Kathy Staahl, Proprety Manager

4200 S. East St.	Indianapolis	IN	46227	1/1/06	12/31/2008	Tri-Land Properties, Inc.	708-531-8210	c/o Triland Properties, Inc One Westbrook Corp. Center Suite 520 Westchester, IL 60154

6804 Green Bay Rd.	Kenosha	WI	53142	2/1/06	1/31/2009	Southport Plaza L.P.	262-942-9800; fax 262-942-7023	Barbara Jaeger, Prop. Mgr. 6804 Green Bay Road Suite 111 Kenosha, WI 53142

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
539 E. Sante Fe, Ste. 2	Olathe, KS	KS	66061	2/1/06	1/31/2009	Bison Properties LLC c/o John C. Byram Jr. (new company name & address as of 4/26/06)	913-541-8888; fax 913-541-8886; e-mail: jcbyram@swbell.net	15625 W. 87 Parkway, Lenexa, KS 66219

7345 Lemont Rd.	Downer’s Grove	IL	60516	2/1/06	1/31/2009	Kimco North Trust II	516-869-9000: fax (516) 869-2584	333 New Hyde Park Rd., Ste 100, PO Box 5020, New Hyde Park, NY 11042-0020

2001 N. Knoxville Ave.	Peoria	IL	61603	3/1/04	2/28/2009	Plotkin Enterprises	P. 309-692-4510	7718 N. Harker Drive Peoria, IL 61615

5706 West Cermak	Cicero	IL	60804	3/1/06	2/28/2009	ATR Investments Cicero IO LLC	(312) 226-8022 (Alan); (312) 226-8022 (Main)	1738 W. Erie St., Chicago, IL 60622 Attn: Alan T. Rasof

2205 W. Cermak	Chicago	IL	60608	4/1/06	3/31/2009	ATR Investments LLC	(312) 226-8022 (Alan); (312) 226-8022 (Main)	1738 W. Erie St., Chicago, IL 60622 Attn: Alan T. Rasof

4614B W. Diversey Ave.	Chicago	IL	60639	5/1/06	4/30/2009	Imperial Realty Co (‘aschwartz@imperial-re alty.com’)	P. 773-736-4100; F. 773-736-4541	4747 W. Peterson Ave. Chicago, IL 60646

6419 W. North Ave.	Oak Park	IL	60302	6/1/06	5/31/2009	Property Management Services (Dick and Margaret Blaurock)	P. 708-358-1112; F. 708-358-8029	Rossell N. Shopping Center, 630 S. Wenonah, Oak Park, IL 60304 (New as of 2/20/06)

6601 N. Clark Street	Chicago	IL	60626	6/1/06	5/31/2009	ATR Investments LLC	(312) 226-8022 (Alan); (312) 226-8022 (Main)	1738 W. Erie St., Chicago, IL 60622 Attn: Alan T. Rasof

1958 Dempster St.	Evanston	IL	60202	6/1/06	5/31/2009	Evanston Plaza L.L.C.	847-215-5510 (Steve Korey direct 847-215-5394); F. 847-215-5282	c/o Joseph Freed & Assoc. 220 N. Smith St., Ste 300 Palatine, IL 60067

1155 East Ridge Road	Griffith	IN	46319	6/1/06	5/31/2009	Hanover Acquisitions, LLC c/o CB Richard Ellis South Bend	Cathy Catlin 574-237-6000; F. 574-237-6001	PO Box 540; South Bend, IN 46624 (RENT): Mailing: 202 S. Michigan Street; Suite 900; South Bend, IN 46601

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
20911 S. Cicero Ave., Unit B	Matteson	IL	60443	7/1/06	6/30/2009	Century Plaza Management of Matteson, Inc. (Paul Spiewak)	847-680-8222; Phil Spiewak at phils@century-tile.com.	747 E. Roosevelt Road Lombard, IL 60148

2109 N. Veterans Pkwy.	Bloomington	IL	61704	7/1/06	6/30/2009	M&J Wilkow LTD., an agent for M&J/JPC Retail L.P., an Illinois Limited Partnership	312/726-9622 (Janice Javors - Property Manager 312-279-5980)	c/o M&J/JPC Retail LP 180 N. Michigan Avenue Chicago, IL 60601

6438 S. Pulaski Rd.	Chicago	IL	60629	8/1/06	7/31/2009	Mr. John Zeno; Astoria Plaza, Inc.; (Zenos Investments)	P.708-372-1776; F. 708-499-0806 (zenoinvestments@aol.com)	7156 West 127th Street, #312; Palos Heights, IL 60463

4702 W. Irving Park Rd.	Chicago	IL	60641	8/1/06	7/31/2009	Keylor Management & Realty Inc. (Judy Hart)	P. 773-282-6262; F. 773-282-7351	4708 W. Irving Park Road Chicago, IL 60641

4371 S. Archer Ave.	Chicago	IL	60609	9/1/06	8/31/2009	Casas Mex USA Inc./Lourdes Casas	773-581-4100	4425 W. 63rd Street Chicago, IL 60629

3918 W. North Ave.	Chicago	IL	60647	10/1/06	9/30/2009	ATR Investments North IO LLC	(312) 226-8022 (Alan); (312) 226-8022 (Main)	1738 W. Erie St., Chicago, IL 60622 Attn: Alan T. Rasof

5620-T Crawfordsville						Bradley Operating Limited Partnership/CENTRO WATT (as of		c/o Centro Watt (formerly Heritage Realty Investment, Inc.). 131 Dartmouth Street Boston, MA 02116-5134 (Bob Pionke 847-272-9800/fax:
Rd.	Indianapolis	IN	46224	11/1/06	10/31/2009	11/7/06)	317-243-8219	847-480-1893)

1112 W. University Blvd.	Urbana	IL	61801	11/15/06	11/14/2009	Mildred Durst Trust	217-367-3600	c/o Mildred Durst 1112 W. University Avenue Urbana, IL 61801

3566A Village Ct.	Gary	IN	46408	12/1/03	11/30/2009	Bradley Operating Limited Partnership/CENTRO WATT (as of 11/7/06)	617-247-2200	c/o Centro Watt (formerly Heritage Realty Management, Inc.) 131 Dartmouth Street Boston, MA 02116-5134

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
4307 S. Ashland Ave.	Chicago	IL	60609	1/1/07	12/31/2009	Comar Properties (Lynne Chenelle, Prop. Mgr.)	630-889-9600	Corp. Office: 450 East Roosevelt Rd. Lombard, IL 60148/Rent: P.O. Box 420 Elmhurst, IL 60126

3764 N. Meridian St.	Indianapolis	IN	46208	1/1/07	12/31/2009	JR Realty c/o Ron Anderson (Meridian, Ind., office). Premant@aol.com	727-204-3027	8044 Clymer Lane, Indianapolis, IN 46250; 8014 12th Ave South, St. Petersburg, FL 33707

								c/o A&R Katz Management, Inc. 3175 Commercial Avenue, Ste 100 Northbrook, IL 60062-1923 (Abe Katz’s Assistant :
								Fran Merar 847-205-1200; fax:
1701 N. Larkin Ave	Crest Hill	IL	60435	1/1/07	12/31/2009	A&R Katz Management, Inc.	847-205-1200	847-205-1212; franm@arkatz.com)

4642 N. Illinois	Fairview Heights, IL	IL	62208	2/1/05	3/31/2010	Winchester Real Estate LLC	314-480-4120; F. 314-480-4140	c/o Lee & Assoc. of St. Louis 101 S. Hanley Rd. Suite 1150 Clayton, MO 63105

1416 E. 53rd St.	Chicago	IL	60615	4/1/05	3/31/2010	Podolsky Northstar Realty Partners, LL	P. 847-444-5700; 847-444-5702 (Fax)	2610 Lake Cook Rd., Suite 100, Riverwoods, IL 60015-3852 (NEW AS OF 6/5/06)

10253 S. Western Ave.	Chicago	IL	60643	4/15/05	4/14/2010	St. Paul Trust Co.08-9356/ Tom Morrissey	773-233-7900	10249 S. Western Chicago, IL 60643

1305 165th St.	Hammond	IN	46320	5/1/07	4/30/2010	Columbia Limited Partnership	P. 847-677-9100; F. 847-677-9106	c/o HSS Management Co. 4801 W. Golf Road, 2nd Floor Skokie, IL 60077

6218 S. Western Avenue	Chicago,	IL	60636	5/1/06	4/30/2010	ATR Investments Western LLC	(312) 226-8022 (Alan); (312) 226-8022 (Main)	1738 W. Erie St., Chicago, IL 60622 Attn: Alan T. Rasof

3431 Nameoki Rd.	Granite City	IL	62040	6/30/05	6/30/2010	Michael Margiotta (Property management) Priority Properties	Priority Properties 314-612-8081 (office); Sharon Kosyan (Accounting); 314-612-8475	1045 South Woods Mill Road, Suite One, Town & Country, MO 63017

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
15910 S. Harlem Ave.	Tinley Park	IL	60477	9/1/07	8/31/2010	Inland Commercial Property Management, Inc.	630-218-5262 (Angela Aeschliman - Prop Mgr)	c/o Park Center Plaza 4575 Paysphere Circle Chicago, IL 60674

8809 S. Harlem Ave.	Bridgeview	IL	60455	11/1/05	10/31/2010	New Plan of IL, LLC c/o New Plan Excel Realty Trust, Inc.	212-869-3000	420 Lexington Ave., 7th Fl. NY, NY 10170

2022 1st Street	Moline	IL	61265	12/1/05	11/30/2010	City Line Meyers, LLC c/o Mid-America Asset Mgmt.	630-954-7300; fax 630-954-7306	Two Mid-America Plaza, 3rd Floor, Oakbrook Terrace, IL 60181

1728 S. 6th St.	Springfield	IL	62703	12/1/05	11/30/2010	Dowd Sullivan	217-525-2288	410 S. Grand Ave. West Springfield, IL 62704

4712 W. Cermak Rd.	Cicero	IL	60608	3/1/06	2/28/2011	Cermak Partnership (Frank Levato)	708-656-0911 or Cell: 630-935-6622	4700 W. Cermak Cicero, IL 60650

							Robert J. Lovero (atty) 708-795-9777; Yolanda Avelar/Philip Avelar 708- 681-3641	RENT: 3025 S. 24th Avenue Broadview, IL 60153 (Avelar Address) Mr. Lovero:
1515 Lake St. Space #3	Melrose Park	IL	60160	4/1/06	3/30/2011	Yolanda Avelar/ Philip Avelar	(landline) 708-267-3225 (Philip cell)	6536 W. Cermak Road, Berwyn, IL 60402

144 S. Bolingbrook Dr.	Bolingbrook	IL	60440	5/1/06	4/30/2011	Market Square	630-954-7300	c/o Mid-America Asset Management, Inc/ Two Mid America Plaza, Third Floor, Oakbrook Terrace, IL 60181; Julie Ray (630) 954-7369; Fax 630-954-7306

4747 West 79th Street	Chicago	IL		5/1/06	5/31/2011	Mitchco Development LLC; Ed Lowery	Tami Trok 312-986-6825 (senior accountant)	1455 South Michigan Avenue, Suite 100 Chicago, Illinois 60605

302 W. New Indian Trail Dr.	Aurora	IL	60506	8/1/06	7/31/2011	Old Second National Bank as Trustee (Janet S. Dee, Trust Officer)	630-906-5470	37 S. River Street Aurora, IL 60506-4172

16837 Torrence Ave.	Lansing	IL	60438	8/1/06	7/31/2011	KFS Landings LLC	847-215-5442	c/o Joseph Freed & Assoc. 220 N. Smith St., Ste 300 Palatine, IL 60067

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
3623 E. State Street	Rockford	IL	61108	9/15/06	9/30/2011	Al and Anna Marie Caruana	(847) 706-9035	1439 Shiloh Road, Rockford, IL 61107

540 N. Western Ave.	Chicago	IL	60612	1/1/07	12/31/2011	ATR Investments Western IO LLC	(312) 226-8022 (Alan); (312) 226-8022 (Main)	1738 W. Erie St., Chicago, IL 60622 Attn: Alan T. Rasof

7909 Gulf Freeway	Houston	TX	77017	3/1/03	2/28/2006	FLN Investments, Inc.	Charles Miller/Broker ph 877-597-8400 cell 832-752-4500	c/o Sheila Falk 13 Waterford Oaks Lane Kemah, TX 77565

1332 S. Plano Rd Ste 700A	Plano	TX	75081	1/4/04	1/31/2007	Heritage Buckingham Place	617-247-2200; fax 617-266-0885 (Heather Blacketer — Prop Mananger 913-438-4538)	c/o Centro Watt (formerly Heritage Realty Management, Inc.) 131 Dartmouth Street Boston, MA 02116-5134

13968 Josey Lane	Farmers Branch	TX	75234	1/1/04	2/28/2007	Ford Coin Realty, L.P.	Michelle Dzmura 214-706-6955 fax 214-706-0531 dzmura@aol.com	c/o EF Properties LC; 5950 Berkshire Lane; Suite 800; Dallas, TX 75225

609 N. 10th Street	McAllen	TX	78501	8/1/03	2/28/2007	Texan Real Estate Sales		1128 W. Pecan McAllen, TX 78501

6923 Antoine Drive, Suite B	Houston	TX	77088	4/1/04	3/31/2007	Kevin Kim	713-530-3369 or 713-957-9800 Home 281-599-7949 fax 713-957-9825	6923-A Antoine Rd Houston, TX

14360 Bellaire Blvd #140	Houston	TX	77083	5/1/04	6/30/2007	Levy & Associates C/O Kagan Realty Investors, Inc.	713-748-2000	8801 Knight Road Houston, Tx 77054 Lease account # 4000-0129-04

813 W. Bedford-Euless Road	Hurst	TX	76053	7/1/04	6/30/2007	Guion Gregg, III Investments Tax Id# 46-2809426	P. 214-526-7001; F. 214-522-1628	3838 Oak Lawn Ave., Ste 1416; Dallas, TX 75219

6912 N. Freeway	Houston	TX	77076	8/1/04	7/31/2007	Aron Frank	713-622-0554 Shane Frank 713-877-9600 fax 713-877-9657 cell 713-504-7711	c/o Amco Jewelry Company 1300 Post Oak Blvd., Suite 420 Houston, TX 77056

1081 W. Main, Suite 106	Lewisville	TX	75067	11/1/04	10/31/2007	TSCA-224 LIMITED PARTNERSHIP tax ID 20-2744883	P. 972-669-8440; F. 972-783-8901 www.quine.com Nick Carrington/ Property Manager (Nick cell 972-523-8655) Brad Quine (bquine@quine.com )	c/o Quine & Associates, Inc. P.O. Box 833009 Richardson, Tx 75083-3009

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
5630 Lemmon Avenue	Dallas	TX	75209	11/1/04	10/31/2007	Carlisle Interests/Prescott Interests	214-350-5555	7979 Inwood Road Suite 225 Dallas, Tx 75209

1008 NE Loop	San Antonio	TX	78209	12/15/04	12/14/2007	Chester’s Hamburger Co./ Margaret Ulrich	210-490-5400	15321 San Pedro, Ste 200 San Antonio, TX 78232

3402 Broadway	Galveston	TX	77551	2/1/05	1/31/2008	Catherine Jo Taylor	409-740-7162	#18 Campeche Estate Drive Galveston, TX 77554

119 W. Southmore	Pasadena	TX	77502	3/1/03	2/29/2008	Campbell Investment Co.	Roland Richards P. 713-472-4381; F. 713-472-4382	1313 S. Houston Road Pasadena, TX 77502

2815 N. MacArthur	Irving	TX	75060	4/1/05	3/30/2008	PNYX, Ltd (Michael Mantas)	214-727-5153	7203 J Carpenter Dallas, TX 75242

13000 Josey Lane	Farmers Branch	TX	75234	4/1/06	3/31/2008	Alamas Ventures LTD/Andres Alarcon: Rosa Diez (rosadiez@dslproperties .com)	P. 469-233-3017; F. 972-484-4119	9628 Overlake Drive, Dallas, TX 75220 -OR- 13000 Josey Lane, Suite 107, Farmers Branch, TX 75234

2717 61st Street	Galveston	TX	77551	4/1/05	3/31/2008	Weingarten Realty Investors	Robert Bailey P. 713-866-6074; F. 713-866-6049 Cell. 713-206-0255; rbailey@weingarten.com	PO Box 924133, Houston, TX 77024-4133

10927 Jones Road	Houston	TX	77065	4/1/05	3/31/2008	Weingarten Realty Investors	Lease # LAFFIPH01 Project # 0543	P.O. Box 924133 Houston, TX 77292-4133 Rent remit P.O. Box 200518 Houston, Tx 77216

10201 Lake June, Ste 102	Dallas	TX	75217	5/1/05	4/30/2008	King Kash Investors 1991 Limited	Larry Fellman 214-361-0793 wlfrealty@prodigy.net	c/o Fellman Realty Management 11225 Park Central Pl Dallas, TX 75230

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
								Yu Tu c/o Reliance Property Management P.O. Box 802736 Dallas, Tx 75380
1905 W. 15th Street	Plano	TX	75075	5/1/05	4/30/2008	Yu Tu c/o Reliance Property Management	P. (972) 288-7833; F. (972) 288-7890	United States of America (NEW as of 10/30/06)

650 N. MacArthur	Irving	TX	75061	5/15/03	5/15/2008	A & P Corporation (Mr. Young Ha)	214-883-2758	PO Box 701762, Dallas, TX 75370

210 Unviersity	Edinburg	TX	78539	8/1/03	7/31/2008	Dorothy Chapapas	956-581-2448	8700 N. Taylor Road McAllen, TX 78504

3522 Gus Thomasson Suite 100	Mesquite	TX	75150	9/1/05	8/31/2008	Town East Partnership Easley Waggoner	P.972-960-7742; F. 972-960-7743 e-mail: leywagg@sbcglobal.net	5939 Lindenshire Lane Dallas, Tx 75230

3538 Denton Hwy	Haltom City	TX	76117	9/1/05	8/31/2008	CA New Plan Fixed Rate Partnership, L.P. c/o New Plan Excel Realty Trust, Inc	Toni White (site property mgr) 972-668-2986 x 6525 fax 972-668-2989 twhite@newplan.com or Eddie Myers emyers@newplan.com	P.O. Box 848409 Dallas, Texas 75284-8409

								c/o Jim Boller & Associates, Inc 4455
4455 S. Padre Island Drive, Suite 9	Corpus Christi	TX	78411-5167	3/27/02	9/30/2008	Commerice Office Park I	Jim Boller 361-808-7100	SPID ste 22 Corpus Christi, Tx 78411-5148

5900 Chimney Rock, Suite Q	Houston	TX	77081	11/30/05	11/30/2008	Plaza de las Americas c/o Premier Property Services, Inc.	Jeanie Stark, Property Manager, Phone P. 713-463-9994; F. 713-463-7233	9225 Katy Freeway, Ste. 202; Houston TX 77024

1001 N. Beckley, #106-A	DeSoto	TX	75115	1/1/06	12/31/2008	MICI DeSoto I, Ltd	Sue Roamer 214-599-0631 sue@maclayproperties.com	c/o Maclay Properties Co. 3838 Oak Lawn, Ste 810 Dallas, TX 75219

112 E. Seminary Drive, Suite C	Forth Worth	TX	76115	3/1/04	2/28/2009	EES Real Estate Trust c/o Mrs. Betty Crawford	214-522-7171	Sanford Family Trusts 4516 Lovers Lane, Suite 230 Dallas, TX 75225

1418 S. Tyler St., Ste B	Harlingen	TX	78550	3/1/04	2/28/2009	STN, Inc. A Texas Corp. c/o Lee Realty	956-493-7711	2901 N. 10th Street, Suite N McAllen, TX 78501

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
2960 W. NW Hwy	Dallas	TX	75220	4/1/06	3/31/2009	Rader Properties (Homer J. Rader Jr., d/b/a Rader Properties)	P. 972-392-7500; F. 972-392-7502	12342 Inwood Rd., Dallas, TX 75244

2100 E. Beltline Road, Bldg 1	Carrollton	TX	75006	4/1/06	3/31/2009	Oahn Tran	(972) 417-1026 (Pho Express); Alternate (972) 417-1017	2012 E. Beltline Rd., Carrollton, TX 75006

7952 Camp Bowie West	Forth Worth	TX	76116	5/1/06	4/30/2009	Westside Café Development, Ltd Tracey Sanford	817-247-0854	7950 Camp Bowie West Fort Worth, TX 76116

1239 NW HWY	Garland	TX	75041	5/1/06	6/30/2009	Meadowcreek Square Shopping Center	972-931-7400	c/o Sabre Realty Management, Inc., Commercial Division, 16475 Dallas Parkway, Suite 880, Addison, TX 75001

6301 Lyons Avenue	Spring	TX	77379	6/1/06	7/31/2009	David J. Edwards	P. 281-370-1760; F. 281-370-2360 Cell. 713-907-1371; E-mail edw1760@aol.com	17602 Mellow Ridge Spring, TX 77379

3714-B West Ledbetter	Dallas	TX	75233	8/1/06	7/31/2009	Lee Widmer LL notice address: 3677 Asbury Street Dallas, TX 75205	Home 214-520-6365 Cell 214-354-5677 e-mail leewidmer@charter.net	Rent remit: c/o Gateway National Bank 6801 Gaylord Pkwy #101 Frisco, Tx 75034

815 I45 South	Conroe	TX	77301	9/1/06	8/31/2009	Conroe Central Shop Ctr. Turk Investments (Allison Coontz)	713-772-3727 fax 713-772-6301	6230 A Evergreen Houston, TX 77081

8211 C Long Point	Houston	TX	77055	7/1/04	8/31/2009	Mia Reed & Co., Capital Fund V, Ltd.	Michelle Fredericks 713-789-0890 fax 713-789-4672	NEW ADDRESS AS OF 6-28-06; 1535 West Loop South; Suite 250; Houston, TX 77027

118 E. Jefferson, Ste. 102	Dallas	TX	75203	12/1/06	11/30/2009	Guion Gregg, III Investments Tax Id# 46-2809426	Guion Gregg 214-526-7001 fax 214-522-1628 after hours 214-762-7001	3838 Oak Lawn Ave, Ste 1416 Dallas, TX 75219

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
4012 Ross Avenue	Dallas	TX	75204	12/10/04	12/9/2009	Ross Ave. Retail, LLC	David Claassen phone 214-361-8300 fax 214-361-1155	c/o David E. Claassen 8400 Westchester Suite 300 Dallas, Tx 75225

410 E. Pioneer Pkwy, #500	Grand Prairie	TX	75051	1/1/07	12/31/2009	Centerville Partners, Ltd	Jerry Head 972-840-3119 fax 903-874-4009	P.O. Box 472098 Garland, TX 75047

1006 Bay Area Blvd	Houston	TX	77058	1/1/05	12/31/2009	SW Clear Lake, LP c/o Southwestern Investment Group, LLC	Michelle Roberts 303-534-1040 fax 303-534-6700	333 W Hampden Avenue Suite 810 Englewood CO 80110

2943 S Buckner Blvd # 275	Dallas	TX	75227	2/1/07	1/31/2010	The Buckner Partnership, LP		c/o United Equities 6909 Ashcroft, Suite 200 Houston, TX 77081

							Robert Bailey 713-866-6074
1004 Federal Road	Houston	TX	77015	3/1/05	2/28/2010	Weingarten Realty Investors	fax 713-866-6049 cell 713-206-0255 rbailey@weingarten.com	P.O. Box 924133 Houston, TX 77292-4133

2208 S. Fielder, Suite 116	Arlington	TX	76013	3/1/07	2/28/2010	Grand Prairie Associates	Sue Romer 214-599-0631 sue@maclayproperties.com	3838 Oak Lawn Ave, Ste 810 Dallas, TX 75219

1201 Main Street, Ste. 2424	Dallas	TX	75202	6/16/06	7/31/2010	RAK Main Place Associates LP (owner); RAK Group LLC Management on site (Tom Ligon)	214-744-9800; fax 214-744-9810

342 FM 1960 West	Houston	TX	77090	12/1/06	11/30/2010	Weingarten Realty Investors/ Raleigh LP

							Robert Bailey 713-866-6074
5892 Eastex Freeway	Beaumont	TX	77708	11/29/05	11/30/2010	Weingarten Realty Investors	fax 713-866-6049 cell 713-206-0255 rbailey@weingarten.com	P.O. Box 924133 Houston, TX 77292-4133

6520 Skillman	Dallas	TX	75231	11/1/06	10/31/2011	Merriman Park Shopping Center	817-732-4000 Jean McCorvy/Prop Mgr fax 817-377-7729 e-mail jmccorvy@woodmont.com	c/o The Woodmont Company 2100 W. Seventh Street Fort Worth, Texas 76107

810 Broad Street, Unit 8	Sumter	SC		2/1/2005	1/31/2007	Island Investment LLC		1254 Wilson Hall Rd., Sumter SC 29150

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
1836 Ashley River Road, Ste. D2 (Crossroads Center)	Charleston	SC	29223	3/1/2004	2/28/2007	Crossroads Investors Ltd.		c/o Ziff Properties 701 East Bay Street, Charleston, SC 29403

3315 Broad River Road Ste. 170 (Widewater Square)	Columbia	SC		4/30/2004	5/31/2007	MK Newmarket LLC c/o RCG Ventures		PO Box 53483 Atlanta, GA 30355: Managed by NAI Avant 803-254-0100

Northwoods Mall; 2150 Northwoods Blvd., #60	N. Charleston	SC	29406	5/1/2006	4/30/2007	North Charleston Joint Venture II, LLC		North Charleston JV II LLC; 2150 Northwoods Blvd; #60; North Charleston SC 29406-4021

246-C E. Blackstock Rd.	Spartanburg	SC		5/1/2005	4/30/2008	Rockledge Development Corp.		PO Box 170252, Spartanburg, SC 29301

215 Pelham Rd. #B108	Greenville	SC	29615	6/1/2005	5/31/2008	Regency Realty Group		121 W. Forsythe Street, Ste. 200, Jacksonville, FL 32202

7352 Notch Road (Creekside Plaza)	Columbia	SC	29223	7/15/2006	7/31/2011	First Palmer Trust c/o Hugh A. Palmer		PO Box 23489, Columbia, SC 29224-3489

4450 Sojourn Drive, Suite 500	Addison	TX	75001	3/1/00	3/31/2010	DBSI Discovery Real Estate Services	866-489-3377	DBSI Discovery Real Estate Services, 12426 W. Explorer Dr., Suite 100, Boise, Idaho 83713

1201 Main Place, Suite 2424	Dallas	TX	75202	8/1/04	7/31/2007	RAK One Main Place Associates, LP	214-744-9800	1223 Paysphere Circle, Chicago, IL 60674

100 Rialto Place #700	Melbourne	FL	32901	7/1/04	6/30/2007	Rialto LLC	321-984-2942	100 Rialto Place, Suite 450 Melbourne, FL 32901

150 Harvester Drive	Burr Ridge	IL	60527	6/1/2006	11/30/2016	BJF Estancia I, LLC	708-532-4321	150 Harvester Dr. #100 Burr Ridge, IL 60527

2360 University Drive	Coral Springs	FL	33065	1/1/1996	12/20/2000	Tye Holdings LLC dba Royal University Plaza	Howard Schachter; (954) 868-5701	2556 University Drive, Coral Springs, FL 33065

7520 E. Colonial Drive	Orlando	FL	32807	3/14/2003	3/14/2006	Orville “Butch” Crouso	321-231-0189	7465 Camford Court, Winter Park, FL 32792

3690 Davie Blvd.	Fort Lauderdale	FL	33312	1/1/2005	12/31/2006	21st Century Holdings (George Berwig)	954-308-1252	3661 Oakland Park Blvd., #300, Lauderdale Lakes, FL 33311

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
406 South State Road 7	Hollywood	FL	33021	3/1/2004	2/28/2007	Bostonian Inc. c/o Dacar Management LLC	954-927-4885	336 East Dania Beach Blvd. Dania, FL 33004

8960/62/64 Taft Street	Pembroke Pines	FL	33024	9/1/2002	8/31/2007	Pine Plaza Corp., Marant & Associates, Inc. Managing Agent.	954-434-3934 (Grant Marant 954-557-4203 Cell) Assistant: Michelle Bourst	5240 S. University Drive, Suite E-106, Davie, FL 33328

12145 Pembroke Rd. Suite 307	Pembroke Pines	FL	33025	9/1/2002	8/31/2007	PMAT Flamingo Marketplace, LLC	Mike Whelan [mailto:mhw@pmat.net] 985-847-2377 cell: 985-788-8496 (AR: Angela Pigford: 504-681-3401 or Yvonne Lockwood: 504-681-3405)	PO Box 62600, Department 1361, New Orleans, LA 70162-2600 ALSO PMAT Flamingo LLC c/o Property One, Inc. 1615 Poydras Street, Ste. 1350, New Orleans, LA 70112 (AS OF 2/9/06)

7245 NW 88th Avenue	Tamarac	FL	33321	9/1/2002	8/31/2007	Misala Inc. c/o Dacar Management LLC	P. (954) 927-4885	336 East Dania Beach Blvd. Dania, FL 33004

1501 North Main Street	Kissimmee	FL	34744	10/1/2004	9/30/2007	Tillie Baker		1503 North Main Street, Kissimmee, FL

4558 S. Semoran Blvd. #8	Orlando	FL	32822	4/1/2005	3/31/2008	Semoran Retail, Inc. c/o Stoltz Mgmt. of Delaware, Inc.	P. (610) 667-5800	725 Conshohocken State Rd., Bala Cynwyd, PN 19004

4325 S Orange Blossom Trail	Orlando	FL	32703	5/1/2005	4/30/2008	The Boswell Company	P. (404) 252-4237	80 West Wieuca Road, NW, Ste. 202A, Atlanta, GA 30342

5206 B West Colonial Dr.	Orlando	FL	32808	8/1/2005	7/31/2008	Onomea, Inc.	P. 407-299-5000 x 1189	12609 Nicolette Ct. Clermont, FL 34711

4992 W. Atlantic Blvd.	Margate	FL	33063	9/1/2003	8/31/2008	Coconut Square Realty Co., LTD,	P. 954-972-0322; F.954-972-0323	PO Box 8552 Coral Springs, FL 33075

1839 North Pine Island Rd.	Plantation	FL	33322	4/1/1994	9/30/2008	Gator Investments	P. (305) 949-9049 (Lisa in AR)	1595 NE 63rd Street, N. Miami Beach, FL 33162

8310 State Rd. 84	Davie	FL	33324	1/1/2005	12/31/2008	Arrel Enterprises, Inc./ Route 84 Associates	P. 954-474-3508 (Michael Leaventhal)	8540 State Rd. 84, Fort Lauderdale, FL 33324

				LEASE	LEASE EXPIRATION
ADDRESS	CITY	STATE	ZIP	COMMENCEMENT	DATE	LANDLORD NAME	LANDLORD PHONE	LANDLORD ADDRESS
735 E. Oakland Park Blvd.	Ft. Lauderdale	FL	33334	1/1/2006	12/31/2008	21st Century Holdings (George Berwig)	P. 954-308-1252	3661 Oakland Park Blvd., #300, Lauderdale Lakes, FL 33311

2601 Broadway, Ste 182	Rivera Beach	FL	33404	3/1/2004	2/28/2009	Cooksey & Cooksey, PA	P. 561-842-4908; F. 561-863-4677	2601 Broadway #3, Riviera Beach, FL 33404

5100 W. Commercial Blvd.	Tamarac	FL	33319	4/1/2006	3/31/2009	MicronUSA Corp. attn: Romina Traficante	(561) 305-7664 (Romina Cell)	PO Box 1875, Boca Raton, FL 33429

743 S. Orange Blossom Trail	Apopka	FL	32703	7/1/2006	6/30/2009	Janet L. Galvin; Liberty Universal Management, Inc., 314 E. Anderson Street, Orlando, FL 32801 (business contact)	P. 954-385-0001; F.516-294-3576	Ed or Scott Ross; Apopka Regional Shopping Center; 600 Old Country Road, Suite 435, Garden City, NY 11530 (RENT)

3562 South US 1	Stuart	FL	34997	11/1/2004	10/31/2009	Morris Stuart Associates LLC		350 Veterans Blvd. Rutherford, NJ 07070

15904 State Rd. #84	Sunrise	FL	33326	3/1/2007	2/28/2010	Westgate Square LLC,	P. 954-615-0615; F. 954-615-0616	15970 West State Rd. 84, #119, Sunrise, FL 33326

11707 Miracle Hills Drive	Omaha	NE	68154
USAgencies Owned and Leased Real Property
See attached.

SCHEDULE 3.25
ACQUISITION DOCUMENTATION
1.	Purchase and Sale Agreement by and among the Equityholders of USAgencies, L.L.C. signatory thereto as Sellers and Affirmative Insurance Holdings, Inc. as Buyer, dated as of October 3, 2006.
2.	Escrow Agreement dated as of January ___, 2007, by and among Affirmative Insurance Holdings, Inc., a Delaware corporation, the Sellers’ Committee on behalf of the Persons identified on Exhibit A thereto and The Frost National Bank, as escrow agent.

SCHEDULE 3.26
REGULATED INSURANCE SUBSIDIARY PERMITS
Affirmative Regulated Insurance Subsidiary Permits

Regulated Insurance	Jurisdiction(s) of Permits	Lines of Permitted Business
Subsidiary

Affirmative Insurance Company	Alabama	Property; Miscellaneous Casualty, Surety Including Official Surety Bonds, Marine

Affirmative Insurance Company	Arizona	Casualty without Workers’ Compensation; Property

Affirmative Insurance Company	Arkansas	Property; Casualty (Excluding Workers Compensation); Surety; Marine

Affirmative Insurance Company	California	Fire; Marine; Liability; Burglary; Automobile; Miscellaneous

Affirmative Insurance Company	Connecticut	Worker’s Compensation

Affirmative Insurance Company	Florida	Fire; Allied Lines; Farmowners Multi Peril; Homeowners Multi Peril; Commercial Multi Peril; Inland Marine; Earthquake; Other Liability; Private Passenger Auto Liability; Commercial Automobile Liability; PPA Physical Damage; Commercial Auto Physical Damage; Fidelity; Surety; Glass; Burglary and Theft; Boiler and Machinery; Livestock; Industrial Fire; Industrial Extended Coverage

Affirmative Insurance Company	Georgia	Property; Marine and Transportation; Casualty (Including Workers’ Compensation); Surety

Affirmative Insurance Company	Idaho	Casualty, Excluding Work Comp; Surety; Marine and Transportation; Property

Affirmative Insurance Company	Illinois	Class 2 (Casualty, Fidelity and Surety): Accident and Health; Vehicle; Liability; Workers’ Compensation; Burglary and Forgery; Glass; Fidelity and Surety; Miscellaneous; Other Casualty Risks; Contingent Losses; Livestock and Domestic Animals; Legal Expense Insurance Class 3 (Fire and Marine, etc.): Fire; Elements; War, Riot and Explosion; Marine and Transportation; Vehicle; Property Damage, Sprinkler Leakage

Regulated Insurance	Jurisdiction(s) of Permits	Lines of Permitted Business
Subsidiary

and Crop; Other Fire and Marine Risks; Contingent Losses; Legal Expense Insurance

Affirmative Insurance Company	Indiana	Class II (Casualty): Accident and Health — Disability; Burglary, Theft; Glass; Boiler and Machinery; Automobile; Sprinkler; Liability; Fidelity & Surety without Bail Bonds; MiscellaneousClass III (Property): Fire, Windstorm, Hail, Loot, Riot; Sprinkler; Marine

Affirmative Insurance Company	Iowa	Fire; Extended coverage; Other allied lines; Homeowners multiple peril; Commercial multiple peril; Earthquake; Growing crops; Ocean marine; Inland marine; Accident only; Accident and health; Hospital and medical expense; Group accident and health; Non-cancellable accident and health; Liability other than auto (BI); Liability other than auto (PD); Auto liability (BI); auto liability (PD); Auto physical damage; Aircraft physical damage; Fidelity; Surety; Glass; Burglary and theft; Boiler and machinery

Affirmative Insurance Company	Kansas	Fire; Windstorm & Hail; Extended Coverage; Optional Perils; Sprinkler Leakage; Business Interruption; Earthquake; Water Damage; Inland Marine; Rain; Automobile Physical Damage; Flood; Homeowners Policies; Automobile Liability; General Liability; Fidelity, Surety & Forgery Bonds; Glass; Burglary, Theft & Robbery; Boiler & Machinery; Malpractice Liability; Cargo Liability

Affirmative Insurance Company	Kentucky	Property, Casualty (limited to vehicle, liability, burglary & theft, personal property floater, glass, boiler & machinery, leakage & fire extinguishing equipment, failure of certain institutions to record documents, automobile guaranty and miscellaneous), Surety; Marine & Transportation

Affirmative Insurance Company	Michigan	Recognition as an Accredited Reinsurer in Michigan

Affirmative Insurance Company	Mississippi	Fire and Allied Lines; Casualty/Liability; Fidelity; Surety; Boiler and Machinery; Plate Glass; Inland Marine; Auto Phy Damage/Liab; Guaranty

Affirmative Insurance Company	Missouri	Liability; Miscellaneous; Property

Affirmative Insurance Company	Nebraska	Property Insurance; Glass Insurance; Burglary and Theft Insurance; Boiler and Machinery Insurance; Liability Insurance; Vehicle Insurance; Fidelity Insurance; Surety Insurance; Marine Insurance

Regulated Insurance	Jurisdiction(s) of Permits	Lines of Permitted Business
Subsidiary

Affirmative Insurance Company	Nevada	Casualty (Excluding Workers’ Compensation) — Property

Affirmative Insurance Company	New Mexico	Property (Excluding Marine and Transportation; Casualty and Vehicle

Affirmative Insurance Company	New York	Recognition as an Accredited Reinsurer in New York

Affirmative Insurance Company	North Carolina	Fire; Extended Coverage; Commercial Water Damage; Residential Water Damage; Burglary and Theft; Glass; Boiler and Machinery; Elevator; Animal; Automobile Collision; Other Collision; Automobile Personal Injury Liability; Other Personal Injury Liability; Automobile Property Damage Liability; Other Property Damage Liability; Workmen’s Compensation & Employer’s Liability; Fidelity and Surety; Motor Vehicle and Aircraft Property Damage, Fire, Theft, Comprehensive, Collision; Inland Marine

Affirmative Insurance Company	North Dakota	Casualty; Property

Affirmative Insurance Company	Ohio	Accident & Health; Aircraft; Allied Lines; Boiler & Machinery; Burglary & Theft; Collectively Renewable A & H; Commercial Auto — Liability; Commercial Auto — No Fault; Commercial Auto — Phys. Damage; Credit Accident & Health; Earthquake; Fidelity; Financial Guaranty; Fire; Glass, Group Accident & Health; Guaranteed Renewable A & H; Inland Marine; Multiple Peril — Commercial; Multiple Peril — Farmowners; Multiple Peril - Homeowners; Noncancellable A & H; Nonrenew — State Reasons (A&H); Ocean Marine; Other Accident only; Other Liability; Private Passenger Auto - Liab.; Private Passenger Auto-Other; Private Passenger-Phys Damage; Surety; Workers Compensation

Affirmative Insurance Company	Oklahoma	Property; Casualty

Affirmative Insurance Company	Oregon	Casualty (Excluding Workers’ Compensation)

Affirmative Insurance Company	Pennsylvania	Auto Liability; Inland Marine and Physical Damage

Affirmative Insurance Company	Rhode Island	All Lines of insurance except life, annuities, title, mortgage guaranty and worker’s compensation.

Affirmative Insurance Company	South Carolina	Property; Casualty

Affirmative Insurance Company	South Dakota	Fire & Allied Lines; Inland & Ocean Marine; Bodily Injury (No Auto);

Regulated Insurance	Jurisdiction(s) of Permits	Lines of Permitted Business
Subsidiary

Property Damage (No Auto); Bodily Injury (Auto); Property Damage (Auto); Physical Damage (Auto); Fidelity & Surety Bonds; Glass; Burglary & Theft; Boiler & Machinery; Bail Bonds

Affirmative Insurance Company	Tennessee	Property; Casualty; Surety

Affirmative Insurance Company	Texas	Automobile Liability; Automobile Physical Damage and Reinsurance on all lines authorized to be written on a direct basis

Affirmative Insurance Company	Utah	Liability; Property; Vehicle Liability

Affirmative Insurance Company	Virginia	Fire; Miscellaneous Property; Farm Multiple Peril; Homeowners Multiple Peril; Commercial Multiple Peril; Inland Marine; Workers Compensation-Employer; Liability Other Than Auto; Automobile Liability; Automobile Physical Damage; Fidelity; Surety; Glass; Burglary and Theft; Boiler and Machinery; Water Damage

Affirmative Insurance Company	Washington	Vehicle

Affirmative Insurance Company	West Virginia	Fire; Marine; Casualty; Surety

Affirmative Insurance Company	Wisconsin	Fire, inland marine, and other property insurance; Liability and incidental medical expense insurance; Automobile and aircraft insurance; Fidelity insurance; Surety insurance; Miscellaneous

Property; Automobile Insurance — Limited; Casualty: Automobile; Casualty:
Affirmative Insurance Company of Michigan	Michigan	Liablity; Casualty: Misc — Other; Disability coverage supplemental to Auto Insurance

Insura Property & Casualty Insurance Company	Arizona	Casualty Without Workers’ Compensation; Marine and Transportation; Property; Surety; Vehicle

Regulated Insurance	Jurisdiction(s) of Permits	Lines of Permitted Business
Subsidiary

Insura Property & Casualty Insurance Company	Arkansas	Property; Casualty (Excluding Workers Compensation); Surety; Marine

Insura Property & Casualty Insurance Company	Colorado	Fidelity and Surety; General Casualty; General Property; Motor Vehicle (Casualty); Motor Vehicle (Property); Professional Malpractice;

Insura Property & Casualty Insurance Company	Connecticut	Fire, Extended Coverage, and Other Allied Lines; Homeowners Multiple Peril; Commercial Multiple Peril; Inland Marine; Workman’s Compensation; Liability other than Auto (BI and PD); Auto Liability (BI and PD); Auto Physical Damage; Glass; Burglary and Theft; Credit; Reinsurance

Insura Property & Casualty Insurance Company	Florida	Fire; Allied Lines; Farmowners Multi Peril; Homeowners Multi Peril; Commercial Multi Peril; Inland Marine; Medical Malpractice; Earthquake; Other Liability; Private Passenger Auto Liability; Commercial Automobile Liability; PPA Physical Damage; Commercial Auto Physical Damage; Fidelity; Surety; Glass; Burglary and Theft; Boiler and Machinery; Industrial Fire; Industrial Extended Coverage; Mobile Home Multi Peril; Mobile Home Physical Damage

Insura Property & Casualty Insurance Company	Georgia	Property; Marine and Transportation; Casualty (Including Workers’ Compensation); Surety

Insura Property & Casualty Insurance Company	Illinois	Class 2 (Casualty, Fidelity and Surety): Accident and Health; Vehicle; Liability; Workers’ Compensation; Burglary and Forgery; Glass; Fidelity and Surety; Miscellaneous; Other Casualty Risks; Contingent Losses; Livestock and Domestic Animals; Legal Expense InsuranceClass 3 (Fire and Marine, etc.): Fire; Elements; War, Riot and Explosion; Marine and Transportation; Vehicle; Property Damage, Sprinkler Leakage and Crop; Other Fire and Marine Risks; Contingent Losses; Legal Expense Insurance

Insura Property & Casualty Insurance Company	Indiana	Class II (Casualty): Accident and Health — Disability; Workers’ Compensation; Burglary, Theft; Glass; Boiler and Machinery; Automobile; Sprinkler; Liability; Fidelity & Surety without Bail Bonds; Miscellaneous Class III (Property): Fire, Windstorm, Hail, Loot, Riot; Sprinkler; Marine

Insura Property & Casualty Insurance Company	Iowa	Fire; Extended coverage; Other allied lines; Homeowners multiple peril; Commercial multiple peril; Earthquake; Growing crops; Ocean marine;

Regulated Insurance	Jurisdiction(s) Of Permits	Lines of Permitted Business
Subsidiary

Inland marine; Accident only; Accident and health; Hospital and medical expense; Group accident and health; Non-cancellable accident and health; Liability other than auto (BI); Liability other than auto (PD); Auto liability (BI); auto liability (PD); Auto physical damage; Aircraft physical damage; Fidelity; Surety; Glass; Burglary and theft; Boiler and machinery

Insura Property & Casualty Insurance Company	Kansas	Fire; Windstorm & Hail; Extended Coverage; Optional Perils; Sprinkler Leakage; Business Interruption; Earthquake; Water Damage; Inland Marine; Rain; Automobile Physical Damage; Flood; Homeowners Policies; Automobile Liability; General Liability; Fidelity, Surety & Forgery Bonds; Glass; Burglary, Theft & Robbery; Boiler & Machinery; Malpractice Liability; Cargo Liability

Insura Property & Casualty Insurance Company	Kentucky	Property, Casualty (limited to vehicle, liability, workers’ compensation & employer’s liability, burglary & theft, personal property floater, glass, boiler & machinery, leakage & fire extinguishing equipment, failure of certain institutions to record documents, automobile guaranty and miscellaneous), Surety; Marine & Transportation

Insura Property & Casualty Insurance Company	Mississippi	Fire and Allied Lines; Casualty/Liability; Fidelity; Surety; Boiler and Machinery; Plate Glass; Inland Marine; Auto Phy Damage/Liab; Guaranty

Insura Property & Casualty Insurance Company	Missouri	Miscellaneous; Accident & Health; Liability; Property

Insura Property & Casualty Insurance Company	Nebraska	Property Insurance; Glass Insurance; Burglary and Theft Insurance; Boiler and Machinery Insurance; Liability Insurance; Vehicle Insurance; Fidelity Insurance; Surety Insurance; Marine Insurance

Insura Property & Casualty Insurance Company	Nevada	Casualty (Excluding Workers’ Compensation) — Property

Insura Property & Casualty Insurance Company	New Mexico	Vehicle

Insura Property & Casualty Insurance Company	North Carolina	Fire; Extended Coverage; Commercial Water Damage; Residential Water Damage; Burglary and Theft; Glass; Boiler and Machinery; Elevator; Animal; Automobile Collision; Other Collision; Automobile Personal Injury Liability; Other Personal Injury Liability; Automobile Property Damage

Regulated Insurance	Jurisdiction(s) of Permits	Lines of Permitted Business
Subsidiary

Liability; Other Property Damage Liability; Workmen’s Compensation & Employer’s Liability; Fidelity and Surety; Motor Vehicle and Aircraft Property Damage, Fire, Theft, Comprehensive, Collision; Inland Marine; Ocean Marine; Marine Protection and Indemnity; Aircraft Voluntary Settlement

Insura Property & Casualty Insurance Company	North Dakota	Casualty; Property

Insura Property & Casualty Insurance Company	Ohio	Accident & Health; Aircraft; Allied Lines; Boiler & Machinery; Burglary & Theft; Collectively Renewable A & H; Commercial Auto — Liability; Commercial Auto — No Fault; Commercial Auto — Phys. Damage; Credit Accident & Health; Earthquake; Fidelity; Financial Guaranty; Fire; Glass, Group Accident & Health; Guaranteed Renewable A & H; Inland Marine; Multiple Peril — Commercial; Multiple Peril — Farmowners; Multiple Peril - Homeowners; Noncancellable A & H; Nonrenew — State Reasons (A&H); Ocean Marine; Other Accident only; Other Liability; Private Passenger Auto - Liab.; Private Passenger Auto-Other; Private Passenger-Phys Damage; Surety;

Insura Property & Casualty Insurance Company	Oklahoma	Property; Casualty

Insura Property & Casualty Insurance Company	Oregon	Casualty (Excluding Workers’ Compensation)

Insura Property & Casualty Insurance Company	Rhode Island	All lines of insurance except life, annuities, title and mortgage guaranty.

Insura Property & Casualty Insurance Company	South Carolina	Property; Casualty

Insura Property & Casualty Insurance Company	South Dakota	Fire & Allied Lines; Inland & Ocean Marine; Bodily Injury (No Auto); Property Damage (No Auto); Bodily Injury (Auto); Property Damage (Auto); Physical Damage (Auto); Fidelity & Surety Bonds; Glass; Burglary & Theft; Boiler & Machinery; Bail Bonds

Insura Property & Casualty Insurance Company	Tennessee	Property; Casualty; Surety

Insura Property & Casualty	Texas	Automobile — Liability and Physical Damage and Reinsurance on all lines

Regulated Insurance Subsidiary	Jurisdiction(s) of Permits	Lines of Permitted Business
Insurance Company		authorized to be written on a direct basis
Insura Property & Casualty	Utah	Liability; Property; Vehicle Liability
Insurance Company

Insura Property & Casualty Insurance		Fire; Miscellaneous Property and Casualty; Farm Multiple Peril; Homeowners Multiple Peril; Commercial Multiple Peril; Inland Marine; Workers Compensation-Employer; Liability Other Than Auto; Automobile Liability; Automobile Physical Damage; Aircraft Liability; Air Physical Damage;
Company	Virginia	Fidelity; Glass; Burglary and Theft; Boiler and Machinery; Water Damage

Insura Property & Casualty Insurance Company	Washington	Vehicle

Insura Property & Casualty Insurance Company	West Virginia	Fire; Marine; Casualty; Surety

Insura Property & Casualty Insurance Company	Wisconsin	None.
USAgencies Regulated Insurance Subsidiary Permits

Regulated Insurance Subsidiary	Jurisdiction(s) of Permits	Lines of Permitted Business
USAgencies Direct Insurance Company, Inc.	Alabama	Miscellaneous Casualty; Surety Excluding Official Surety Bonds; Marine

USAgencies Direct Insurance Company, Inc.	Arizona	Vehicle

USAgencies Direct Insurance Company, Inc.	Illinois	Class 2 (Casualty, Fidelity and Surety): Vehicle; Liability; Workers’ Compensation; Burglary and Forgery; Glass; Miscellaneous; Other Casualty Risks; Contingent Losses; Livestock and Domestic Animals; Legal Expense Insurance
Class 3 (Fire and Marine, etc.): Marine and Transportation; Vehicle; Property Damage, Sprinkler Leakage and Crop; Other Fire and Marine Risks; Contingent Losses

Regulated Insurance Subsidiary	Jurisdiction(s) of Permits	Lines of Permitted Business
USAgencies Direct Insurance Company, Inc.	Indiana	Class II (Casualty) — Accident and Health — Disability; Workers’ Compensation; Burglary, Theft; Glass; Boiler and Machinery; Automobile; Sprinkler; Liability; Credit; Title; Fidelity & Surety-excluding bail bonds; Miscellaneous; Legal Expenses; Class III (Property) — Fire, Windstorm, Hail, Loot, Riot; Crops; Sprinkler; Marine

USAgencies Direct Insurance Company, Inc.	Iowa	Fire; Extended coverage; Other allied lines; Homeowners multiple peril (Inc. B.I.); Commercial multiple peril; Earthquake; Growing crops; Ocean marine; Inland marine; Workers’ compensation; Liability other than auto (B.I.); Liability other than auto (P.D.); Auto liability (B.I.); Auto liability (P.D.); Auto physical damage; Aircraft physical damage; Glass; Burglary and theft; Boiler and machinery

USAgencies Direct Insurance Company, Inc.	Kentucky	Multiple Line — Health; Property; Surety; Casualty; and Marine and transportation Insurance

USAgencies Direct Insurance Company, Inc.	Louisiana	Vehicle

USAgencies Direct Insurance Company, Inc.	Massachusetts	Ocean & Inland Marine

USAgencies Direct Insurance Company, Inc.	Montana	Property; Marine; Casualty (excluding Workers’ Compensation)

USAgencies Direct Insurance Company, Inc.	Nevada	Property; Casualty (excluding Workers’ Compensation)

USAgencies Direct Insurance Company, Inc.	New York	Fire; miscellaneous property; water damage; burglary and theft; glass; boiler and machinery; collision; personal injury liability; property damage liability; motor vehicle and aircraft physical damage; marine and inland marine; marine protection and indemnity

Allied Lines; Boiler & Machinery; Burglary & Theft; Commercial Auto - Liability; Commercial Auto — No Fault; Commercial Auto — Physical

Regulated Insurance Subsidiary	Jurisdiction(s) of Permits	Lines of Permitted Business
	Oregon	Damage; Earthquake; Fidelity; Fire; Glass; Inland Marine; Multiple Peril — Commercial; Multiple Peril — Farmowners; Multiple Peril - Homeowners; Ocean Marine; Other Liability; Private Passenger Auto - Liability; Private Passenger Auto — Other; Private Passenger - Physical Damage; Surety; Workers Compensation

USAgencies Direct Insurance Company, Inc.	Oregon	Casualty (Excluding Workers’ Coompensation); Marine and Transportation

USAgencies Direct Insurance Company, Inc.	Texas	Fire; Allied Coverages; Ocean Marine; Employers’ Liability; Automobile — Liability & Physical Damage; Liability other than Automobile; Glass; Burglary & Theft; Boiler & Machinery and Reinsurance on all lines authorized to be writtenon a direct basis.

USAgencies Direct Insurance Company, Inc.	Washington	Property; Marine & Transportation; Vehicle; General Casualty

USAgencies Direct Insurance Company, Inc.	Wisconsin	Fire, inland marine, and other property insurance; Ocean marine insurance; Liability and incidental medical expense insurance; Automobile and aircraft insurance; Miscellaneous

USAgencies Casualty Insurance Company, Inc.	Louisiana	Vehicle

SCHEDULE 6.01
EXISTING INDEBTEDNESS
Affirmative Existing Indebtedness
1.	None.
USAgencies Existing Indebtedness
1.	USAgencies Management Services, Inc. has outstanding debt as follows:
a.	$11,517 owed to GMAC Financial Services for vehicle fleet financing.

b.	$147,412 owed to Capital One Commercial Equipment Finance (formerly Hibernia Bank) for an equipment capital lease.

SCHEDULE 6.02
EXISTING LIENS
Affirmative Existing Liens

1.	Affirmative Insurance Holdings, Inc.
Delaware Secretary of State
Federal Tax Liens – clear.
UCC

				FILE
	SECURED PARTY	LIEN TYPE	FILE NUMBER	DATE	COLLATERAL
1	Dell Financial Services, L.P.	UCC-1	51175455	4/15/05	Computer equipment lease
2	Cisco Systems Capital Corporation	UCC-1	63705696	10/24/06	Equipment lease

2.	Affirmative Property Holdings, Inc.
Texas Secretary of State
UCC

FILE
	SECURED PARTY	LIEN TYPE	FILE NUMBER	DATE	COLLATERAL
1	Pitney Bowes Credit Corporation	UCC-1	04-0080962978	9/8/04	Pitney Bowes equipment
2	Dell Financial Services, L.P.	UCC-1	05-0014607962	5/10/05	Computer equipment lease
3	Key Equipment Finance Inc.	UCC-1	06-0017164904	5/19/06	Equipment, inventory, etc.
4	Greater Bay Bank N.A.	UCC-1	06-0018005282	5/26/06	Copiers
5	Citicorp Vendor Finance, Inc.	UCC-1	06-0018693922	6/2/06	Equipment (various fax machines)
6	Citicorp Vendor Finance, Inc.	UCC-1	06-0030630745	9/13/06	Copiers

3.	A-Affordable Insurance Agency, Inc.
Texas Secretary of State
UCC

FILE
	SECURED PARTY	LIEN TYPE	FILE NUMBER	DATE	COLLATERAL
1	Citicorp Vendor Finance, Inc.	UCC-1	01-00081647	4/27/01	Copiers lease
		Continuation	06-00130631	4/18/06
2	Citicorp Vendor Finance, Inc.	UCC-1	04-0054146953	1/14/04	Specific equipment
3	Meadow Creek Square S/C,	UCC-1	06-0016720779	5/16/06	All goods, wares,
	Ltd., Meadow Creek Square				equipment, fixtures, etc.
S/C, G.P., LLC
		Amendment	06-00168128	5/17/06	Restated collateral
USAgencies Existing Liens

1.	USAgencies, L.L.C.

State of Louisiana, East Baton Rouge Parish
UCC

	SECURED PARTY	LIEN TYPE	FILE NUMBER	FILE DATE	COLLATERAL
1	Cisco Systems Capital Corporation	UCC-1	17-1216962	6/29/01	Equipment lease

		Amendment	17-1257819	11/5/03
		Continuation	17-1295217	3/28/06
2	Citicorp Vendor Finance, Inc.	UCC-1	09-1040045	1/13/05	Copier

SCHEDULE 6.04
EXISTING INVESTMENTS
Affirmative Existing Investments

Bank Name	Beneficiary	Bank Account #	Account Name	Location	Contact Name	Contact Number
Non-Restricted Securities

UBS Financial Services, Inc.	N/A	Y1 13774	Affirmative Insurance Company	New York, NY	Hank Ludwicki	212-821-2189

UBS Financial Services, Inc.	N/A	Y1 13773	Insura Property & Casualty Insurance Company	New York, NY	Hank Ludwicki	212-821-2189

UBS Financial Services, Inc.	N/A	Y1 00880	Affirmative Insurance Company of Michigan	New York, NY	Hank Ludwicki	212-821-2189

Comerica Bank	N/A	4085000178	Affirmative Insurance Company	Detroit, MI	Ralph Johnston	313-222-9053

Comerica Bank	N/A	4085000187	Insura Property & Casualty Insurance Company	Detroit, MI	Ralph Johnston	313-222-9053

Comerica Bank	N/A	2085001302	Affirmative Insurance Company of Michigan	Detroit, MI	Ralph Johnston	313-222-9053

Frost National Bank	N/A	WA181	Affirmative Insurance Company	Fort Worth, TX	Chris Massey	817-420-5052

Frost National Bank	N/A	WA182	Insura Property & Casualty Insurance Company	Fort Worth, TX	Chris Massey	817-420-5052

Restricted Securities

Trusts:

Bank Name	Beneficiary	Bank Account #	Account Name	Location	Contact Name	Contact Number
Frost National Bank(NV)	Old American-AAF	W00015500	Affirmative Insurance Company - OACM A-Affordable Trust	Fort Worth, TX	Chris Massey	817-420-5052

Frost National Bank	Old American-AIS-SW	W00015600	Affirmative Insurance Company - OACM AIS-SW Trust	Fort Worth, TX	Chris Massey	817-420-5052

Frost National Bank	Vesta	WA570	Affirmative Insurance Company - Vesta AIC Trust	Fort Worth, TX	Chris Massey	817-420-5052

Special Deposits:

US Bank (GA)	Policyholder	61-584708200	Affirmative Insurance Company	Winston-Salem, NC	Debbie Blackburn	877-877-2143 x3

Illinois National Bank (IL)	Policyholder	155	Affirmative Insurance Company (NAIC#42609)	Springfield, IL	Cathy Suhling	217-557-4639

Century Bank (NM)	Policyholder	4955	Affirmative Insurance Company	Santa Fe, NM	Alan Snow	505-995-1210

US Bank (NC)	Policyholder	58-078477600	Affirmative Insurance Company	Winston-Salem, NC	Diane Grubbs	877-877-2143 x1

Frost National Bank	Policyholder	W00015600	Affirmative Insurance Company	Fort Worth, TX	Chris Massey	817-420-5052

US Bank (SC)	Policyholder	222-121060003300	Affirmative Insurance Company	Winston-Salem, NC	Debbie Blackburn	877-877-2143 x3

Sun Trust Bank (VA)	Policyholder	7023549	Affirmative Insurance Company	Richmond, VA	Brenda Whitener	804-782-7792

US Bank (GA)	Policyholder	61-584918600	Insura Property & Casualty Insurance Company	Winston-Salem, NC	Debbie Blackburn	877-877-2143 x3

Illinois National Bank (IL)	Policyholder	14238	Insura Property & Casualty Insurance Company	Springfield, IL	Cathy Suhling	217-557-4639
(NAIC#38806)

US Bank (NC)	Policyholder	58-078544100	Insura Property & Casualty Insurance Company	Winston-Salem, NC	Diane Grubbs	877-877-2143

Century Bank (NM)	Policyholder	5020	Insura Property & Casualty Insurance Company	Santa Fe, NM	Alan Snow	505-995-1210

Frost National Bank	Policyholder	WA182	Insura Property & Casualty Insurance Company	Fort Worth, TX	Chris Massey	817-420-5052
(NV)

US Bank (SC)	Policyholder	222-12106000300	Insura Property & Casualty Insurance Company	Winston-Salem, NC	Debbie Blackburn	877-877-2143 x3

Bank Name	Beneficiary	Bank Account #	Account Name	Location	Contact Name	Contact Number
Sun Trust Bank (VA)	Policyholder	7022958	Insura Property & Casualty Insurance Company	Richmond, VA	Brenda Whitener	804-782-7792

JP Morgan Chase (MI)	Policyholder	341000163	Affirmative Insurance Company of Michigan	Lansing, MI	Betty Lotoszinski	517-241-9072
USAgencies Existing Investments
Deposit Accounts

Contact
Bank Name	Bank Account #	Account Name	Location	Contact Name	Number
Capital One, N. A.	2080045355 — Operating	USAgencies Direct Insurance Company	Baton Rouge, LA	Janet Olson	(225) 381-2140

Capital One, N. A.	792086675 – Operating 2080108020 –	792086675 – Operating		Janet Olson	(225) 381-2140

	Consolidated Return Account	2080108020 – Consolidated Return Account

	792156894 – Payroll Account	792156894 – Payroll Account	Baton Rouge, LA

	8660199999 – Kiosk Account	8660199999 — Kiosk Account USAgencies Management Services, Inc
JPMorgan Chase Bank, N.A.	000000641907191 – Deposit (Sales Office)	USAgencies Management	Illinois Market P. O. Box 260180	Tine Neames	(225) 332-7782

		Services	Baton Rouge, LA 70826

Bank Name	Bank Account #	Account Name	Location	Contact Name	Number
Regions Bank	4305089786 – Deposit (Sales Office)	USAgencies Management Services	Baton Rouge, LA	Bonnie Couvillon	(225) 767-9394

Capital One, N. A.	792088139 – Operating 8649099999 – Tower key	USAgencies Casualty Insurance Company	Baton Rouge, LA	Janet Olson	(225) 381-2140

First National Bank	139539 – Deposit (Sales Office)	USAgencies Casualty Insurance Company	Crowley, LA	Diane Sarver	(337) 783-4014

JPMorgan Chase Bank, N. A	2101345508 — Deposit (Sales Office)	USAgencies Casualty Insurance Company	Baton Rouge, LA	Tine Neames	(225) 332-7782

Plaquemine Bank & Trust	119210 — Deposit (Sales Office)	USAgencies Casualty Insurance Company	Plaquemine, LA	Rhett Vaughn	(225) 687-6388

Regions Bank	4305051908 — Deposit (Sales Office)	USAgencies Casualty Insurance Company	Baton Rouge, LA	Bonnie Couvillon	(225) 767-9394

Sabine State Bank	9009760 — Deposit (Sales Office)	USAgencies Casualty Insurance Company	Many, LA	Bridget Hicks	(318) 256-7000

Winnsboro state Bank	1027158 — Deposit (Sales Office)`	USAgencies Casualty Insurance Company	Winnsboro, LA	Michael Woods	(318) 435-7535

Capital One, N.A.	792157378 – Operating 8661099999 – TowerKEY	LIFCO, L.L.C.	Baton Rouge, LA	Janet Olson	(225) 381-2140

Bank Name	Bank Account #	Account Name	Location	Contact Name	Number
First National Bank	139594 – Deposit (Sales Office)	LIFCO, L.L.C.	Crowley, LA	Diane Sarver	(337) 783-4014

JP Morgan Chanse Bank, N.A.	2102203162 — Deposit (Sales Office)	LIFCO, L.L.C.	Baton Rouge, LA	Tine Neames	(225) 332-7782

Plaquemine Bank & Trust	119474 — Deposit (Sales Office)	LIFCO, L.L.C.	Plaquemine, LA	Rhett Vaughn	(225) 687-6380

Regions Bank	4305051916 — Deposit (Sales Office)	LIFCO, L.L.C.	Baton Rouge, LA	Bonnie Couvillon	(225) 767-9394

Sabine State Bank & Trust Co.	9009779 — Deposit (Sales Office)	LIFCO, L.L.C.	Many, LA	Bridget Hicks	(318) 256-7000

Winnsboro State Bank & Trust	1027166 — Deposit (Sales Office)	LIFCO, L.L.C.	Winnsboro, LA	Michael Woods	(318) 435-7535
Special Investment Accounts
Restricted Securities Accounts

Bank Name	Bank Account #	Account Name	Location
Capital One, N.A.	710415027	USAgencies Casualty Insurance Company, Inc.	Louisiana

Capital One, N.A.	760110015	USAgencies Direct Insurance Company	Louisiana

US Bank	141049754	USAgencies Direct Insurance Company	Arizona

US Bank	141049754	USAgencies Direct Insurance Company	Arizona

Bank of New York	050261	USAgencies Direct Insurance Company	Nevada

Bank of New York	350518	USAgencies Direct Insurance Company	New York

Capital One, N.A.	710415043	USAgencies Direct Insurance Company	Ohio